UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as Permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

MULTIBAND CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common stock, no par value per share, of Multiband Corporation

(2) Aggregate number of securities to which transaction applies:

As of June 28, 2013, 22,583,288 shares common stock outstanding (including 455,008 shares of restricted stock and 255,724 shares of common stock subject to three outstanding warrants), 3,429,811 shares of common stock subject to options, 12,696 shares of Class A convertible preferred stock outstanding, 109,000 shares of Class C convertible preferred stock outstanding, and 150,000 shares of Class F convertible preferred stock outstanding.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the underlying value of the transaction was calculated based upon the sum of: (A) 22,327,564 shares of Common Stock outstanding (which number includes 455,008 shares of restricted Common Stock), multiplied by $3.25 per share; (B) 2,250,581 shares of Common Stock subject to Employee Options with exercise prices less than $2.75 per share multiplied by $1.4353 per share (which is the difference between $3.25 per share and the weighted average exercise price per share of such options); (C) 820,584 shares of Common Stock subject to Employee Options with exercise prices greater than or equal to $2.75 per share multiplied by $0.50 per share (which is the amount that will be offered to holders of such options to terminate such options); (D) 358,646 shares of Common Stock subject to Director Options with exercise prices less than $3.25 per share multiplied by $1.2459 per share (which is the difference between $3.25 per share and the weighted average exercise price per share of such options); (E) 12,696 shares of Class A convertible preferred stock outstanding, multiplied by $10.50 per share which is the amount to be paid pursuant to the terms of such preferred stock; (F) 109,000 shares of Class C convertible preferred stock outstanding, multiplied by $10.00 per share which is the amount to be paid pursuant to the terms of such preferred stock; (G) 150,000 shares of Series F convertible preferred stock outstanding, multiplied by $10.00 per share which is the amount to be paid pursuant to the terms of such preferred stock; and (H) 255,724 shares of Common Stock subject to three warrants outstanding, multiplied by $0.45 per share (which is the difference between $3.25 per share and the weighted average exercise price per share of such warrants). In accordance with Exchange Act Rule 0-11(c) the filing fee was determined by multiplying 0.00013640 by the sum of item (A) through (H) described in the preceding sentence.

(4) Proposed maximum aggregate value of transaction:

$79,490,976

(5) Total fee paid:

$10,843, determined based on multiplying 0.00013640 by $79,490,976, the proposed maximum aggregate value of the transaction.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

_____________________________________________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

_____________________________________________________________________________________________________________________

(3) Filing Party:

_____________________________________________________________________________________________________________________

(4) Date Filed:

_____________________________________________________________________________________________________________________

PRELIMINARY COPIES

5605 Green Circle Drive

Minnetonka, MN 55343

_____________, 2013

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Multiband Corporation (the “Company” or “Multiband”) to be held on ________, _____________, 2013, at 9:00 a.m., local time, at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343.

At the meeting, you will be asked to:

•	consider and vote on a proposal to approve the merger and adopt the Agreement and Plan of Merger dated as of May 21, 2013 (the “Merger Agreement”), by and among the Company, Goodman Networks Incorporated (“Parent” or “Goodman”) and Manatee Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which each share of the Company’s common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25 in cash, without interest, upon surrender of the certificate representing such share of Multiband common stock and the Company will become a wholly-owned subsidiary of Goodman;

•	consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported in the Golden Parachute Compensation Table on page 48 of the accompanying proxy statement;

•	consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to approve the merger and adopt the Merger Agreement; and

•	transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our Board of Directors, including considering any procedural matters incident to the conduct of the special meeting.

If our shareholders adopt the Merger Agreement and the merger is completed, for each share of our common stock that you own immediately prior to completion of the merger (unless you have properly exercised your dissenters’ rights with respect to such shares) you will be entitled to receive $3.25 in cash. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Goodman.

Our Board of Directors, acting upon the unanimous recommendation of the Special Committee of the Board of Directors, which committee was formed to consider the initial unsolicited proposal from Goodman, and to, among other things, make recommendations to our Board of Directors regarding Goodman’s proposals, has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its shareholders.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the merger and the adoption of the Merger Agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the adjournment or postponement of the special meeting to solicit additional proxies to approve the merger and adopt the Merger Agreement.

Approval of the proposal to approve the merger and adopt the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet by following the instructions described in the enclosed proxy statement. If you have Internet access, we encourage you to record your vote through the Internet. The failure to vote your shares of our common stock will have the same effect as a vote against the proposal to approve the merger and adopt the Merger Agreement and, assuming there is a quorum, will have no effect on the proposal regarding “golden parachute” compensation and, even if there is not a quorum, will have no effect on the proposal to adjourn or postpone the special meeting.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger, the “golden parachute” compensation and other related matters to be considered by the shareholders of the Company. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the Merger Agreement and the other annexes carefully and in their entirety prior to voting your shares. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

On behalf of our Board of Directors, I thank you for your support and urge you to vote in favor of approval of the merger and the adoption of the Merger Agreement.

Sincerely,

/s/ James L. Mandel
James L. Mandel
President and Chief Executive Officer

The accompanying proxy statement is dated___________, 2013 and is first being mailed, with the form of proxy, to our shareholders on or about ___________, 2013.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on __________, 2013

TO THE SHAREHOLDERS OF MULTIBAND CORPORATION:

Notice is hereby given that a special meeting of the shareholders of Multiband Corporation, a Minnesota corporation (the “Company” or “Multiband”), will be held on ________________, 2013, at 9:00 a.m., local time, at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343, for the following purposes:

1.	Merger Proposal. To consider and vote on a proposal to approve the merger and adopt the Agreement and Plan of Merger dated as of May 21, 2013 (the “Merger Agreement”), by and among the Company, Goodman Networks Incorporated (“Parent” or “Goodman”) and Manatee Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which each share of the Company’s common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25, without interest, upon surrender of the certificate representing such share of Multiband common stock, and the Company will become a wholly-owned subsidiary of Goodman;

2.	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table on page 48 of the accompanying proxy statement;

3.	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and adopt the Merger Agreement; and

4.	Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our Board of Directors, including to consider any procedural matter incident to the conduct of the special meeting.

The Merger Agreement, attached as Annex A hereto, and the merger are more fully described in the accompanying proxy statement, which, along with all of the annexes thereto, you should read carefully in their entirety before voting.

Our Board of Directors has fixed the close of business on __________, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, this special meeting and any adjournment thereof. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the special meeting.

Our Board of Directors, acting upon the unanimous recommendation of the Special Committee of the Board of Directors, which committee was formed to consider the initial unsolicited proposal from Goodman, and to, among other things, make recommendations to our Board of Directors regarding Goodman’s proposals, has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its shareholders.

If you do not vote in favor of approving and adopting the Merger Agreement and the merger, and you otherwise comply with the applicable statutory procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (“MBCA”), you will be entitled to dissenters’ rights in connection with the merger, and you will be entitled to receive, in lieu of the $3.25 per share of common stock merger consideration, payment in cash of the “fair value” of your shares of Multiband common stock, which may be higher or lower than $3.25 per share. A copy of these provisions of the MBCA is included as Annex C to this proxy statement. We also refer you to the information included under the heading “Dissenters’ Rights” in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AND THE ADOPTION OF THE MERGER AGREEMENT, “FOR” APPROVAL OF THE NONBINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION AND “FOR” APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.

Your vote is very important, regardless of the number of shares you own. The approval of the merger and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the approval of the merger and adoption of the Merger Agreement, it will have the same effect as a vote by you against such matters. Approval of the non-binding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting to solicit additional proxies to approve of the merger and adopt the Merger Agreement require the approval of a majority of the votes represented by the shares of the Company’s common stock present in person or by proxy and entitled to vote thereon. An abstention from voting on the non-binding compensation proposal or the proposal to adjourn the special meeting will also have the effect of a vote against such proposal. Please note, however, that approval of the non-binding, advisory matter of “golden parachute” compensation is not required in order for the merger and Merger Agreement to be approved and consummated.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet. If you have Internet access, we encourage you to submit your proxy through the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted FOR the approval of the merger and adoption of the Merger Agreement, FOR approval of the non-binding advisory proposal regarding “golden parachute” compensation and FOR approval of the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies to approve the Merger Agreement.

If your shares are held in “street name,” which means through a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee how to vote, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” If you do not instruct your broker, bank or other nominee how to vote, it will have the same effect as a vote against the approval of the merger and adoption of the Merger Agreement, but, assuming a quorum is present, it will not have an effect on the non-binding advisory proposal regarding “golden parachute” compensation or, even if a quorum is not present, the proposal to adjourn the special meeting.

If you attend the special meeting, you may revoke your proxy and vote in person, even if you have previously returned your proxy card or submitted your proxy through the Internet. Your attendance at the special meeting alone will not revoke your proxy.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank or other nominee in order to vote in person at the special meeting. Please contact your broker, bank or other nominee for instructions on how to obtain such a legal proxy. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting this legal proxy and your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

The enclosed proxy statement provides you with information about the special meeting, the Merger Agreement, the merger, the “golden parachute” compensation and other related matters to be considered by the shareholders of the Company. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the Merger Agreement and the other annexes carefully and in their entirety prior to voting your shares. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “WHERE YOU CAN FIND MORE INFORMATION.”

You should not send any certificates representing shares of our common stock with your proxy card. Upon completion of the merger, we will send instructions to you regarding the procedure for exchanging your stock certificates for the cash merger consideration.

If you have any questions about the merger or need assistance voting your shares, please call ______________________________ , which is assisting Multiband with the solicitation of proxies, toll free at _______________. Banks and brokers may call _____________________.

By Order of the Board of Directors,

/s/ James L. Mandel
James L. Mandel
President and Chief Executive Officer

Minnetonka, Minnesota

________________, 2013

PROXY STATEMENT

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters. Our Class A, Class C and Class F convertible preferred stock have no voting rights with respect to the matters outlined in this proxy statement. However, each holder of our Class A, Class C and Class F convertible preferred stock will receive a copy of this proxy statement (without a proxy card), as it contains information which may be important to such holder of our Class A, Class C and Class F convertible preferred stock. We will bear the expenses of mailing the proxy statement to the holders of our common stock and our Class A, Class C and Class F convertible preferred stock. The proxy statement is dated _____________, 2013, and is first being mailed to shareholders of the Company on or about _____________, 2013.

Throughout this proxy statement, all references to the “Company,” “Multiband,” “we,” “us,” and “our” refer to Multiband Corporation, including its subsidiaries, unless otherwise indicated or the context otherwise requires. You are being asked to consider and approve the merger and the adoption of the “Merger Agreement” which sets forth the terms pursuant to which the merger will be effectuated. In addition to the Company, Goodman Networks Incorporated and Manatee Merger Sub Corporation, which we may refer to as “Parent” or “Goodman” and “Merger Sub,” respectively, in this proxy statement, are parties to the Merger Agreement. Craig-Hallum Capital Group, LLC, who served as financial advisor to Multiband and our Special Committee, may be referred to in this proxy statement as “Craig-Hallum.”

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on _____________, 2013:

The following are available for view on the internet at https://www.multibandusa.com/home/investorRelations.asp:

•	Proxy Statement for the Special Meeting of Shareholders, including Form of Proxy, and
•	Annual Report to Shareholders, including Form 10-K, for the year ended December 31, 2012.

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TABLE OF CONTENTS

SUMMARY TERM SHEET	1
Parties to the Merger (page 22)	1
The Merger (page 22)	1
Treatment of Multiband Corporation Securities (page 53)	2
Special Meeting of Multiband Corporation Shareholders (page 18)	3
Record Date; Shares Entitled to Vote; Outstanding Shares (page 18)	3
Votes Required (page 19)	3
Recommendation of the Board of Directors; Reasons for the Merger (page 29)	3
Opinion of the Financial Advisor to Multiband’s Special Committee (page 33)	4
Conditions to Consummation of the Merger (page 65)	4
Acquisition Proposals by Third Parties (page 62)	5
Termination of the Merger Agreement (page 66)	5
Termination Fee; Expenses (page 67)	6
Effect of Termination; Remedies (page 67)	6
Regulatory Requirements (page 50)	6
Dissenters’ Rights (page 69)	7
Material U.S. Federal Income Tax Consequences of the Merger (page 48)	7
Interests of Multiband Directors and Executive Officers in the Merger (page 43)	7
Common Stock Ownership of Our Directors and Executive Officers (page 72)	8
Delisting and Deregistration of Multiband Common Stock After the Merger (page 51)	8

QUESTIONS & ANSWERS ABOUT THE MERGER AND RELATED MATTERS	9

CAUTION REGARDING FORWARD LOOKING STATEMENTS	16

SPECIAL MEETING OF MULTIBAND CORPORATION SHAREHOLDERS	18
Date, Time and Place of Meeting	18
Record Date; Shares Entitled to Vote; Outstanding Shares	18
Purpose of the Special Meeting of Shareholders	18
Quorum; Abstentions; Broker Non-Votes	18
Votes Required	19
Expenses of Solicitation	19
Voting; Proxies and Revocation	19
Your Attendance at the Special Meeting Does Not Alone Automatically Revoke Your Proxy	20
Recommendation of the Board of Directors	20
Dissenters’ Rights	20

PROPOSAL NO. 1—THE MERGER	22
Background of the Merger	22
Recommendation of the Board of Directors; Reasons for the Merger	29
Multiband Financial Projections	32
Opinion of the Financial Advisor to Multiband’s Special Committee	33
Effects of the Merger	42
Interests of Multiband Directors and Executive Officers in the Merger	43
Material U.S. Federal Income Tax Consequences of the Merger	48
Regulatory Requirements	50
Fees and Expenses	51
Delisting and Deregistration of Multiband Common Stock After the Merger	51

THE MERGER AGREEMENT	52
The Merger	52
Closing; Effect of the Merger	52
Treatment of Multiband Corporation Securities	53
Merger Consideration	53

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Payment for Securities	54
Shares Held by Dissenters	55
Representations and Warranties	55
Financing	58
Conduct of Business Pending the Merger	58
Additional Agreements	61
Employee Matters	62
Acquisition Proposals by Third Parties	62
Conditions to Consummation of the Merger	65
Termination of the Merger Agreement	66
Amendment of the Merger Agreement	68

MARKET PRICE OF COMPANY COMMON STOCK	69

DISSENTERS’ RIGHTS	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	72

PROPOSAL NO. 2—ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION	74

PROPOSAL NO. 3—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	74

DEADLINE FOR SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	75

WHERE YOU CAN FIND MORE INFORMATION	75

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this proxy statement. We encourage you to read carefully the remainder of this proxy statement, including the attached annexes and the other documents to which we have referred you before voting. See also “Where You Can Find More Information” on page 75 of this proxy statement. We have included references to other portions of this proxy statement to direct you to a more complete description of the topics presented in this summary.

Parties to the Merger (page 22)

Multiband Corporation

Multiband Corporation is a Minnesota corporation formed in September 1975. The Company has three operating segments: (1) Field Services Segment (FS), where the Company provides installation services for a leading satellite TV provider, internet providers and commercial customers; (2) Multi-Dwelling Unit Segment (MDU), where the Company bills voice, internet and video services to subscribers as owner/operator and also acts as a master system operator for DIRECTV; and 3) Engineering, Energy and Construction Segment (EE&C) where the Company provides engineering and construction services for the wired and wireless telecommunications industry, including public safety networks. This segment also provides renewable energy services including wind and solar applications and other design and construction services, usually done on a project basis. As of June 1, 2013, the Company employed 3,330 people and operates in 19 states with 37 field offices. The Company’s principal executive offices are located at 5605 Green Circle Drive, Minnetonka, MN 55343. The Company’s telephone number is (763) 504-3000. For additional information, please visit www.multibandusa.com.

Goodman Networks Incorporated

Goodman Networks Incorporated is a Texas corporation which was formed in 2000. Goodman is a leading national provider of end-to-end outsourced network infrastructure, engineering and technical services to the wireless industry. Their services include the design, engineering, construction, deployment, integration and maintenance of converging wireless networks. Goodman’s highly specialized and technical services are critical to the capability of their customers to deliver voice, data and video services to their end users. As of June 25, 2013, Goodman employed over 1,750 persons and operated 22 regional offices and warehouses in 12 states. The Company’s principal executive offices are located at 6400 International Parkway, Suite 1000, Plano, TX 75093. The Company’s telephone number is (972) 406-9692. For additional information, please visit www.goodmannetworks.com.

Manatee Merger Sub Corporation

Manatee Merger Sub Corp., a Minnesota corporation, was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any unrelated activities since its organization. Merger Sub’s principal executive offices are located at 6400 International Parkway, Suite 1000, Plano, TX 75093.

The Merger (page 22)

Multiband Corporation, Manatee Merger Sub Corporation and Goodman Networks Incorporated have agreed to the merger under the terms of the Merger Agreement described in this proxy statement. We have attached the Merger Agreement as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully because it is the legal document that governs the merger and related matters.

Under the terms of the Merger Agreement, Manatee Merger Sub Corporation, a wholly-owned subsidiary of Goodman Networks Incorporated, will merge with and into Multiband Corporation and the separate corporate existence of Merger Sub will cease and Multiband Corporation will be the surviving corporation. Upon completion of the merger, Multiband Corporation will be a wholly-owned subsidiary of Goodman.

1

The merger is subject to customary conditions to the completion of the merger, including adoption of the Merger Agreement by the holders of our common stock, the receipt of necessary regulatory approvals, including Securities and Exchange Commission (“SEC”) approval, and the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act and receipt of Federal Communications Commission (“FCC”) approval regarding certain license transfers.

Treatment of Multiband Corporation Securities (page 53)

•	Upon completion of the merger, each share of Multiband common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25 in cash, without interest (except for shares owned by shareholders who have properly exercised their dissenters’ rights), upon surrender of the certificate representing such share of Multiband common stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the “Common Merger Consideration.”

•	Upon completion of the merger, each share of Multiband Class A, Class C and Class F convertible preferred stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $10.50, $10.00 or $10.00, respectively, per share in cash, plus applicable accrued and unpaid dividends, if any, without interest (except for shares owned by shareholders who have properly exercised their dissenters’ rights), upon surrender of the certificate representing such share of Multiband preferred stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the “Preferred Merger Consideration.”

•	Upon completion of the merger, each stock option that was issued under the terms of the 2000 Non-Employee Directors Stock Compensation Plan of the Company outstanding immediately prior to the completion of the merger, which we may refer to in this proxy statement as a Director Option, will become fully vested and shall automatically be canceled and converted into the right to receive, in consideration of the cancellation of such Director Option, a cash payment equal to the excess, if any, of $3.25 over the per share exercise price of the applicable Director Option, without interest, less applicable withholding taxes (“Director Option Consideration”).

•	Upon completion of the merger, each outstanding share of restricted stock held by Multiband employees and directors under any Company stock plan will vest in full immediately prior to the merger and be cancelled in exchange for the right to receive $3.25 in cash, without interest, less applicable withholding taxes (except for shares owned by shareholders who have properly exercised their dissenters’ rights).

•	Upon completion of the merger, each outstanding warrant, pursuant to a warrant termination agreement, will vest in full, immediately prior to the merger and be cancelled in exchange, on a per share basis, for an amount equal to the excess, if any, of $3.25 over the per share exercise price of the warrant, without interest, less applicable withholding taxes.

•	Upon completion of the tender offer described below (which we expect will occur on or about the same date as the completion of the merger), each stock option issued under the terms of the 1999 Stock Compensation Plan of the Company, which we may refer to in this proxy statement as an “Employee Option,” that is validly tendered and not withdrawn from the tender offer will be deemed amended to provide that each holder will be entitled to receive, in consideration of the cancellation of all such Employee Options held by such option holder, a cash payment per share equal to the greater of (i) the excess, if any, of $3.25 over the per share exercise price of the applicable Employee Option, without interest, less applicable withholding taxes, or (ii) $0.50 per Employee Option, without interest, less applicable withholding taxes (the “Employee Option Consideration”). The deemed amendment of the Employee Options may also be referred to in this proxy statement as the “Option Amendment.”

•	Under our 1999 Stock Compensation Plan, the Employee Options cannot be cancelled by us without the consent of the option holder. Because it is a condition to the completion of the merger that all Employee Options be amended and cancelled, we will make a tender offer to all holders of Employee Options pursuant to which each validly tendered Employee Option will be deemed amended, such that at the completion of the tender offer, the Employee Option will be cancelled and converted into the right to receive the Employee Option Consideration. The tender offer will be conditioned on the satisfaction or waiver of all conditions in the merger agreement (except for those conditions in the merger agreement that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing date of the merger), and we expect that the tender offer and the merger will be completed on or about the same date. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO, including the Offer to Purchase and related tender offer materials with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Election to Tender Eligible Options Pursuant to the Offer to Purchase and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

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Special Meeting of Multiband Corporation Shareholders (page 18)

The special meeting of the Multiband shareholders will be held on ______________, 2013, at 9:00 a.m., local time, at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343. At the Multiband special meeting of shareholders, holders of Multiband common shares will be asked to vote on a proposal to approve the merger and adopt the Merger Agreement, to approve the non-binding proposal on “golden parachute” compensation and, if necessary or appropriate, to approve one or more adjournments or postponements of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes to approve the proposal to approve the merger and adopt the Merger Agreement.

Record Date; Shares Entitled to Vote; Outstanding Shares (page 18)

Our Board of Directors has fixed the close of business on ______________, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the special meeting. At the close of business on ________________, 2013, the record date, there were __________ shares of Multiband common stock issued and outstanding and entitled to vote at the special meeting of our shareholders.

Votes Required (page 19)

The proposal regarding the approval of the merger and the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. If you abstain or do not vote on the approval of the merger and the adoption of the Merger Agreement, it will have the same effect as a vote by you against the approval of the merger and the adoption of the Merger Agreement. Approval of the non-binding proposal on “golden parachute” compensation and the proposal to adjourn the special meeting to solicit additional proxies to approve the merger and adopt the Merger Agreement requires the approval of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote thereon. An abstention from voting on the non-binding compensation proposal or the proposal to adjourn the special meeting will also have the effect of a vote against such proposal. However, a broker non-vote will not have any effect, if there is a quorum, on the non-binding compensation proposal, and, even if there is not a quorum, on the proposal to adjourn the special meeting.

Recommendation of the Board of Directors; Reasons for the Merger (page 29)

After deliberation and consultation with its financial and legal advisors, as well as the Special Committee of the Board of Directors, which was formed to consider the initial unsolicited proposal from Goodman, and to, among other things, make recommendations to our Board of Directors regarding Goodman’s proposals, our Board of Directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Multiband and its shareholders that Multiband enter into the Merger Agreement and consummate the merger and the other transactions contemplated by the Merger Agreement. Our Board of Directors recommends that Multiband shareholders vote FOR the proposal to adopt the Merger Agreement; FOR the non-binding advisory proposal regarding “golden parachute” compensation; and FOR the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies to approve the merger and adopt the Merger Agreement.

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For the factors considered by Multiband’s Board of Directors in reaching its decision to approve and adopt the Merger Agreement and the merger, see “Proposal No. 1 - The Merger—Recommendation of the Board of Directors; Reasons for the Merger” beginning on page 29 of this proxy statement.

Opinion of the Financial Advisor to Multiband’s Special Committee (page 33)

In connection with the evaluation of the proposed merger by Multiband’s Special Committee, Craig-Hallum Capital Group, LLC (Craig-Hallum), financial advisor to Multiband and its Special Committee, rendered a written opinion to the Special Committee, dated May 21, 2013, that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share price of $3.25 in cash, without interest, per share of Multiband’s common stock specified in the Merger Agreement was fair, from a financial point of view, to the holders of our common stock for their shares of common stock (other than as to shares of common stock for which dissenter’s rights have been properly exercised (the “Dissenting Shares”) and shares of common stock held by Multiband, Goodman, any direct or indirect wholly-owned subsidiary of Goodman, and any affiliate of Goodman (collectively, the “Excluded Shares”). The full text of Craig-Hallum’s written opinion, dated May 21, 2013, is attached to this proxy statement as Annex B. We urge you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Craig-Hallum. Craig-Hallum’s opinion was addressed to the Special Committee of the Board of Directors of Multiband Corporation and does not constitute a recommendation to Multiband Corporation’s shareholders as to how you should vote with respect to the merger. Craig-Hallum’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Multiband might engage or the merits of the underlying decision by Multiband to engage in the merger.

Conditions to Consummation of the Merger (page 65)

Completion of the merger depends upon the satisfaction or waiver, where permitted by the Merger Agreement, of a number of conditions, including, but not limited to the following (some of which are conditions to the closing obligations of both parties, and others of which are conditions to the closing obligations of only one party):

•	adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Multiband common stock;

•	receipt of governmental consents and antitrust approval;

•	other than certain representations and warranties that must be true and correct in all material respects as of the date of the completion of the merger (without regard to materiality), the representations and warranties in the Merger Agreement made by Multiband being true and correct (without regard to materiality) as of the date of completion of the merger such that, individually or in the aggregate, the effect of any inaccuracies in such representations and warranties would not have a material adverse effect on Multiband (except that any representations or warranties expressly made as of a specific date, would be measured as of such date);

•	each party having complied with all of its covenants and obligations under the Merger Agreement in all material respects;

•	Multiband not having suffered any Company Material Adverse Effect (for the definition of “Company Material Adverse Effect,” see “The Merger Agreement—Representations and Warranties” on page 55 of this proxy statement);

•	no more than 5% of the common stock shareholders exercising their dissenters’ rights; and

•	execution by each holder of Employee Options of an Option Amendment, which will be deemed to have occurred by each holder of Employee Options validly tendering and not withdrawing and having canceled such holder’s Employee Options and converting such Employee Options into the right to receive the Employee Option Consideration.

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Acquisition Proposals by Third Parties (page 62)

Under the terms of the Merger Agreement, Multiband, for a period of 45 calendar days following the execution of the Merger Agreement, had the right to solicit alternative proposals from third parties which process is commonly referred to as a “go-shop” process. The Company’s investment banker assisted it with this process and although certain parties expressed interest, no alternative proposals were received as of the expiration of the “go-shop” period. Please see the section entitled “Acquisition Proposals by Third Parties” beginning on page 62 of this proxy statement for more information regarding the activities that were undertaken by Multiband and, at the direction and under the supervision of the Special Committee, its investment banker, Craig-Hallum, during the “go-shop” period.

Termination of the Merger Agreement (page 66)

The Merger Agreement may be terminated, and the merger transaction abandoned, at any time prior to the consummation of the merger, whether before or after the adoption of the Merger Agreement by Multiband’s shareholders:

•	by mutual written consent of Parent and Multiband (in the case of Multiband, following approval by its Board of Directors);

•	by either Parent or Multiband if:

○	the merger has not been consummated on or before December 31, 2013, unless such failure of consummation is due to failure by the party seeking to terminate the Merger Agreement to comply in all material respects with, or the material breach by such party of, the terms, provisions, covenants, and agreements contained in this Agreement (provided such outside date can be extended until January 13, 2014 if the delay is related to obtaining a governmental approval removing a restraint, or to such other date if agreed to by mutual written consent of the parties);

○	a final order or permanent injunction (or similar restraint) makes consummation of the merger illegal or enjoined, subject to the terminating party’s use of commercially reasonable efforts to remove such impediment; or

○	the shareholders of Multiband fail to approve the Merger Agreement and the merger by the vote required by the Minnesota Business Corporation Act and Multiband’s articles of incorporation at the special meeting of shareholders called for that purpose (or any adjournment or postponement thereof).

•	by Parent if:

○	Multiband’s Board of Directors fails to recommend the merger to Multiband’s shareholders or makes, or publicly announces an intent to make, a withdrawal, qualification, or adverse modification of its approval and recommendation of the Merger Agreement and the merger;

○	Multiband fails to call or hold the shareholders’ meeting to vote on the approval of the Merger Agreement and the merger (and such failure is not solely due to actions taken or omissions by the SEC);

○	there shall have been a breach of any representation, warranty, covenant or agreement on the part of Multiband such that the conditions to the closing of the merger regarding representations and warranties would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date of the merger; provided, however, that Parent shall have given Multiband at least thirty (30) days written notice prior to such termination intention; or

○	Multiband materially breaches its obligations regarding the solicitation of acquisition proposals.

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•	By Multiband if:

○	prior to receipt of shareholder approval regarding the Merger Agreement and the merger, the Board of Directors authorizes Multiband to enter into a binding, definitive agreement for a superior proposal, provided the termination fee is delivered simultaneously to Goodman; or

○	there shall have been a breach of any representation, warranty, covenant or agreement on the part of Goodman or Merger Sub such that the conditions to the closing of the merger regarding representations and warranties would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date of the merger; provided, however, that the Company shall have given Goodman or Merger Sub, as applicable, at least thirty (30) days written notice prior to such termination intention.

Termination Fee; Expenses (page 67)

The Merger Agreement contains certain termination rights for Multiband and Parent as described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 66. If the Merger Agreement is terminated under specified circumstances, Multiband will be required to pay Parent a termination fee equal to $5.0 million, which amount increases to $6.0 million following the expiration of the 45 day solicitation period, which expired July 5, 2013. These amounts include any expense reimbursement to Goodman. The Merger Agreement also provides that Parent will be required to reimburse Multiband for up to $1.5 million in expenses in the event Multiband terminates the Merger Agreement under specified circumstances.

Effect of Termination; Remedies (page 67)

Subject to our right to seek monetary damages for certain breaches of the Merger Agreement, our right to terminate the Merger Agreement and receive, under certain circumstances, a fee of $1.5 million from Parent is our sole and exclusive remedy under the Merger Agreement and with respect to the transactions contemplated by the Merger Agreement for any loss we suffer. Upon payment of such amount, neither Parent nor Merger Sub will have any further liability or obligation relating to the Merger Agreement or the transactions contemplated thereby, or any other document or theory of law or equity.

Regulatory Requirements (page 50)

Under the terms of the Merger Agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the HSR Act has expired or been terminated. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and Parent filed such a notification and report form on June 7, 2013 and requested early termination of the waiting period. The request for early termination of the waiting period was granted on and became effective June 14, 2013.

The parties also agreed that the merger cannot be completed until the receipt of the consent by Final Order of the Federal Communications Commission (“FCC”) regarding certain license transfers. The FCC Transfer Applications were filed June 14, 2013. On June 19, 2013, the FCC issued a Public Notice regarding one of the Transfer Applications. We presently expect that upon expiration of the 14 day notice period, this Application will be granted.

In addition, we and Parent have committed to use reasonable best efforts to cooperate with each other to obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from authorities in the states in which we operate for, and as a condition to, the completion of the merger. The consents, licenses, permits, waivers, approvals, authorizations and orders from federal and state authorities in some cases involve notifying the appropriate authority of the pending merger, while in other cases our facilities may be required to obtain from the appropriate authorities a new license to operate under the name of the Parent or under our name, but with the Parent as our new controlling shareholder. There can be no assurance that we will obtain all necessary consents, licenses, permits, waivers, approvals, authorizations and orders from federal and state authorities.

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There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or the Company to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Dissenters’ Rights (page 69)

If you do not wish to accept the $3.25 per share Common Merger Consideration in the merger and you do not vote in favor of the Merger Agreement, you have the right under Minnesota law to seek a judicial appraisal of your common shares to determine the “fair value” of your common shares, in lieu of the $3.25 per share Common Merger Consideration if the merger is completed.

If you are a preferred shareholder and you do not wish to accept the Preferred Merger Consideration of $10.50, $10.00 and $10.00 per share Class A, Class C and Class F, respectively, you have the right under Minnesota law to seek a judicial appraisal of your shares to determine the “fair value” of your shares, in lieu of the Preferred Merger Consideration if the merger is completed.

We refer you to the information under the heading “Dissenters’ Rights” in this proxy statement and to the applicable Minnesota statutory sections attached as Annex C to this proxy statement for information on how to exercise your dissenters’ rights. Failure to follow all of the steps required under Minnesota law will result in the loss of your dissenters’ rights.

Material U.S. Federal Income Tax Consequences of the Merger (page 48)

The receipt of cash in exchange for Multiband common stock pursuant to the merger will be a taxable transaction to U.S. holders (i.e., a person who is a U.S. citizen or resident or a U.S. domestic corporation, partnership, estate or trust) of Multiband common stock for U.S. federal income tax purposes. A U.S. holder of Multiband common stock receiving cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (before reduction for any applicable withholding taxes) and the holder’s adjusted tax basis in the holder’s Multiband common stock surrendered.

The tax consequences to you may vary depending on your particular circumstances. Due to the individual nature of tax consequences, you are urged to consult your own tax advisor as to the specific tax consequences to you of the merger, including the effects of any applicable state, local, foreign or other tax laws.

Interests of Multiband Directors and Executive Officers in the Merger (page 43)

In considering the recommendation of our Board of Directors with respect to the Merger Agreement, holders of shares of our common stock should be aware that our executive officers and the members of our Board of Directors have certain interests in the merger that are different from, or in addition to, the interests of shareholders generally. These interests may create potential conflicts of interest.

Certain executive officers have agreements with us that will entitle each such officer to receive cash payments and other benefits if such officer experiences a qualifying termination, including in connection with a merger of the Company. In addition, in connection with the Merger Agreement, Parent, through Multiband as a wholly-owned subsidiary, has committed to hire James Mandel and Steven Bell under three year employment agreements between Messrs. Mandel and Bell and Multiband, which agreements become effective upon the closing of the merger.

In addition, certain of our executive officers and directors hold Multiband stock options and restricted stock that, per the Merger Agreement or the completion of the Company’s tender offer, whether or not vested, will be cancelled in exchange for the right to receive the consideration set forth in the Merger Agreement or the Offer to Purchase, as applicable. Certain of our executive officers and directors also hold Multiband preferred stock and warrants that, per the Merger Agreement, entitle the holders to receipt of certain other merger consideration.

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Our executive officers and directors will receive the approximate following aggregate consideration in connection with the merger (reduced by any applicable withholding taxes), based on their ownership of common stock, stock options, restricted stock and preferred stock as of June 28, 2013:  $4,961,379 in consideration for their common stock, $1,090,000 in consideration of their preferred stock, $2,400,972 in consideration for their stock options, $776,048 in consideration for their unvested restricted stock, and $62,567 in consideration for their warrants.

Under the Merger Agreement, Goodman, as the sole shareholder of the surviving corporation following the consummation of the merger, has agreed to indemnify the directors and officers of Multiband to the full extent permitted by law following the merger. Goodman has also agreed to honor Multiband’s obligations under any indemnification agreements between Multiband and its officers and directors in effect before the merger and any indemnification provisions of Multiband’s articles of incorporation and bylaws.

Under the Merger Agreement, Goodman, as the sole shareholder of the surviving corporation following the consummation of the merger, will maintain for a period of six years an insurance policy covering persons who were directors or officers of Multiband prior to the merger for the actions taken by such directors and officers in their capacities as directors and officers of Multiband prior to the merger on terms with respect to coverage and amount no less favorable than those of such policy currently in effect, provided, however, that Multiband will not be required to expend in excess of 300% of the current annual premium paid by Multiband for such policies currently maintained by Multiband.

The members of the Special Committee received no special or additional consideration for their service on the Special Committee. Pursuant to our policy for all non-employee directors, however, non-employee director members of the Special Committee will be reimbursed for expenses incurred for attending meetings. Directors also received and will receive amounts identified in our Annual Report on Form 10-K for director services.

Common Stock Ownership of Our Directors and Executive Officers (page 72)

As of June 28, 2013, our directors and executive officers beneficially owned in the aggregate 3,336,068 shares of Multiband common stock or approximately 15.30% of our total outstanding common share plus shares of common stock issuable upon the exercise of stock options vesting within 60 days of June 28, 2013, common stock issuable upon exercise of vested warrants and common stock issuable upon conversion of preferred stock owned by our directors and executive officers. The share ownership of our directors and executive officers is further described under “Security Ownership of Certain Beneficial Owners and Management.”

Delisting and Deregistration of Multiband Common Stock After the Merger (page 51)

If the merger is completed, Multiband’s common stock will be delisted from The NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our shareholders in connection with meetings of our shareholders.

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QUESTIONS & ANSWERS ABOUT THE MERGER AND RELATED MATTERS

The following questions and answers are intended to address briefly some commonly asked questions about the merger, the Merger Agreement and the special meeting. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, including in its annexes, all of which you should read carefully. See also “Where You Can Find More Information” beginning on page 75.

Q: Why am I receiving this proxy statement?

A:	Multiband has agreed to merge under the terms of a Merger Agreement that is described in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You should carefully read this proxy statement, including its annexes, in their entirety.

In order for the merger to be completed, Multiband shareholders holding a majority of the outstanding shares of our common stock must vote to approve the merger and adopt the Merger Agreement. You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock and are entitled to vote, or because you are a preferred shareholder, and while not entitled to vote, will be affected by the merger. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

We will hold a special meeting of shareholders in order to seek approval of the proposal to approve the merger and adopt the Merger Agreement, approve the “golden parachute” compensation, approve one or more adjournments or postponements of the special meeting, and other related matters on which we urge you to vote. This proxy statement contains important information about these matters as well as the special meeting of shareholders. The enclosed voting materials allow you to vote your shares of our common stock without attending the special meeting of shareholders.

Your vote is important. We encourage you to vote your shares of common stock as soon as possible.

Q: What is the purpose of the special meeting?

A:	At the special meeting, the holders of our common stock will act upon the matters outlined in this proxy statement, including a proposal to approve the merger and to adopt the Merger Agreement, a proposal to approve the “golden parachute” compensation and a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to approve the merger and adopt the Merger Agreement, and in the discretion of the proxy holders on any other proposals to be voted on at the special meeting.

For specific information regarding the Merger Agreement, the “golden parachute” compensation and adjournment, see “Proposal No. 1 - The Merger” beginning on page 22, “Proposal No. 2 – Advisory Vote on Golden Parachute Compensation” on page 74 and “Proposal No. 3 - Adjournment or Postponement of the Special Meeting” on page 74, respectively.

Q: Where and when is the special meeting?

A:	The special meeting of our shareholders will be held on ______________, 2013, at 9:00 a.m., local time, at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343.

Q: Why is Multiband merging?

A:	After deliberation and consultation with its financial and legal advisors as well as the Special Committee of the Board of Directors, which committee was formed to consider the initial unsolicited proposal from Goodman, and to make recommendations to our Board of Directors regarding Goodman’s proposals, our Board of Directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of Multiband and its shareholders.

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Q: How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that Multiband shareholders vote: (i) FOR the proposal to approve the merger and adopt the Merger Agreement, see “Proposal No. 1 - The Merger—Recommendation of the Board of Directors; Reasons for the Merger” beginning on page 29 of this proxy statement for a more detailed discussion of the recommendation of Multiband’s Board of Directors; (ii) FOR the approval of the non-binding advisory proposal regarding the “golden parachute” compensation, see “Proposal No. 2 – Advisory Vote on Golden Parachute Compensation” beginning on page 74 of this proxy statement; and (iii) FOR the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and adopt the Merger Agreement, see “Proposal No. 3 - Adjournment or Postponement of the Special Meeting” beginning on page 74 of this proxy statement.

Q:	What will happen if the merger is not completed?

A:	If the Merger Agreement is not adopted by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Multiband common stock or Class A, Class C and Class F convertible preferred stock. Instead, we will remain an independent public company, Multiband common stock will continue to be listed and traded on The NASDAQ Capital Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay to Goodman, or may be entitled to receive from Goodman, a fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fee; Expenses” beginning on page 67.

Q: What will happen in the merger?

A:	The businesses of Multiband will be acquired by Goodman in a cash merger transaction. At the completion of the merger, Multiband will become a wholly-owned subsidiary of Goodman, and none of Multiband’s current shareholders will have a continuing interest in Multiband’s business. As a result, shares of common stock of Multiband will no longer be listed on any stock exchange, including The NASDAQ Capital Market, or quotation system, and will be deregistered under the Exchange Act.

Q: What will a Multiband shareholder receive if the merger is completed?

A:	In exchange for each share of our common stock and Class A, Class C and Class F convertible preferred stock owned and outstanding at the effective time of the merger, each Multiband shareholder will receive a cash payment per share of $3.25, $10.50, $10.00 and $10.00, respectively, plus applicable accrued and unpaid dividends on the preferred stock, if any, unless such shareholder properly exercises and does not withdraw its dissenters’ rights under the MBCA with respect to such shares (as described below). For example, if a shareholder owns 100 shares of common stock, such shareholder will receive $325.00 in cash in exchange for the shares of common stock. You will not own any shares of the capital stock in Multiband following completion of the merger.

Q: What will a holder of Multiband Employee Options receive if the merger is completed?

A:	Upon completion of the tender offer for Employee Options, each holder of an Employee Option will be entitled to receive the Employee Option Consideration with respect to all validly tendered and not withdrawn Employee Options.

The Employee Option Consideration is a cash payment per share equal to the greater of (i) the excess, if any, of $3.25 over the per share exercise price of the applicable Employee Option, without interest, less applicable withholding taxes or (ii) $0.50, without interest, less applicable withholding taxes, per Employee Option.

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The following table illustrates how the Employee Option Consideration will be calculated:

Employee Stock Option Exercise Price	Merger Consideration
>$2.75	$0.50 per share
<$2.74	per share spread

Under our 1999 Stock Compensation Plan, the Eligible Options cannot be cancelled by us without the consent of the option holder. Because it is a condition to the completion of the merger that all Eligible Options be amended and cancelled, we will make a tender offer to all holders of Eligible Options pursuant to which each validly tendered Eligible Option will be deemed amended, such that at the completion of the tender offer, the Eligible Option will be cancelled and converted into the right to receive the Employee Option Consideration. The tender offer will be conditioned on the satisfaction or waiver of all conditions in the merger agreement (except for those conditions in the merger agreement that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing date of the merger), and we expect that the tender offer and the merger will be completed on or about the same date. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO, including the Offer to Purchase and related tender offer materials with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Election to Tender Eligible Options Pursuant to the Offer to Purchase and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Q: What will a holder of Multiband Director Options receive if the merger is completed?

A:	We have agreed to provide to each holder of Director Options, in consideration of the cancellation of all such Director Options held by such option holder, a cash payment per share equal to the excess, if any, of $3.25 over the per share exercise price of the applicable Director Options.

Q: How was the price per share of each class of preferred stock determined? Are these convertible shares?

A:	The price per share of each class of preferred stock was determined pursuant to the applicable certificate of designation governing such class of preferred stock. When each class was issued initially, the applicable certificate of designation set forth the rules governing such class of preferred stock. Under each class’s certificate of designation, the holders of preferred shares are entitled to a “liquidation preference” in the event the Company merges with another entity in the way that the Company will merge with Merger Sub under the Merger Agreement. Those “liquidation preferences” were set at $10.50 per share, $10.00 per share and $10.00 per share, respectively, for Classes A, C and F when those classes were issued initially. In addition, the shares of preferred stock are convertible into shares of common stock, and preferred holders will be entitled to convert their shares into common shares, with all of the rights attendant thereto, instead of receiving the Preferred Merger Consideration.

Q: What will a holder of Multiband restricted stock awards receive if the merger is completed?

A:	Multiband will take all actions to provide that each restricted share of the Company will (i) immediately vest in full and become free of all restrictions immediately prior to the Effective Time, (ii) cease to be outstanding and be automatically cancelled and retired and cease to exist and (iii) become automatically converted into the right to receive a cash payment of $3.25, without interest, less applicable withholding taxes.

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Q:	What will a holder of a warrant for the purchase of Multiband common stock receive if the merger is completed?

A:	We have agreed to offer to each holder of a warrant to purchase Multiband stock entry into a warrant termination agreement that will provide that each holder of a warrant will be entitled to receive, in consideration of the cancellation of the rights held by such warrant holder, a cash payment equal to the product, if a positive number, of (i) the excess of $3.25 over the per share exercise price of the such warrant and (ii) the number of shares of common stock subject to such warrant, without interest, less applicable withholding taxes.

Q:	How does the per share merger consideration for common stock compare to the market price of the common stock prior to announcement of the merger?

A:	The $3.25 that will be paid to holders of our common stock in exchange for each share of our common stock they hold represents a premium of approximately 26.0% over the Company’s closing price on May 21, 2013 (the last trading day prior to the announcement of the transaction) and a premium of approximately 47.6% over the Company’s average closing price during the 90 days ending on May 21, 2013.

Q: Will I have dissenters’ rights if I dissent from the merger?

A:	Yes. Under the MBCA, common shareholders will have the right to seek appraisal of the fair market value of their shares of our common stock, if the merger is completed, but only if (a) they do not vote in favor of adoption of the Merger Agreement, (b) they deliver a written demand before the vote (as described elsewhere in this proxy statement), (c) they continuously hold through the effective time of the merger the shares for which they demand appraisal and (d) meet the other requirements of the MBCA. Dissenters’ rights are also available to holders of preferred stock, although such holders have no voting rights with respect to the matters to be voted on at the special meeting (unless such shares are converted into common shares prior to the record date). See “Proposal No. 1 - The Merger—Dissenters’ Rights” beginning on page 69 of this proxy statement for a more detailed discussion of dissenters’ rights and the text of MBCA Sections 302A.471 and 302A.473 attached as Annex C to this proxy statement. Failure to follow the procedures set forth in Sections 302A.471 and 302A.473 of the MBCA precisely will result in the loss of dissenters’ rights.

Q:	Do any of Multiband’s directors or officers have interests in the merger that may differ from those of Multiband shareholders?

A:	Yes. In considering the recommendation of the Board of Directors of the Company with respect to the proposal to approve the merger and adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Our Special Committee and Board of Directors were aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger, and in unanimously recommending that the merger be approved and the Merger Agreement be adopted by the shareholders of the Company. See “Proposal No. 1 - The Merger—Interests of Multiband Directors and Executive Officers in the Merger” beginning on page 43 of this proxy statement for a more detailed discussion of these interests.

Q: Should I send in my stock certificates now?

A:	No. After the merger is completed you will receive written instructions from the payment agent on how to exchange your stock certificates for the cash merger consideration. Please do not send in your stock certificates with your proxy.

Q: When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as practicable after the special meeting of shareholders and currently expect to complete the merger in the third calendar quarter of 2013. However, we cannot predict the exact timing of the completion of the merger.

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Q: What are the material U.S. federal income tax consequences of the merger?

A:	The receipt of cash by a U.S. holder (i.e., a person who is a U.S. citizen or resident or a U.S. domestic corporation, partnership, estate or trust) in exchange for the holder’s shares of Multiband common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a non-U.S. holder, the receipt of cash by you in exchange for your shares of Multiband common stock pursuant to the merger generally will not be a taxable transaction for U.S. federal income tax purposes unless you have certain connections with the United States, but may be a taxable transaction to you under applicable foreign tax laws. See “Proposal No. 1 - The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 48 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger to U.S. holders of Multiband common stock. The tax consequences of the merger may vary depending upon the particular circumstances of each shareholder. You should consult your own tax advisor as to the tax consequences to you of the merger, including the consequences under any applicable, state, local, foreign or other tax laws.

Q: Who is entitled to vote at the special meeting?

A:	Our Board of Directors has fixed the close of business on ___________, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournment thereof. Only holders of our common stock at the close of business on the record date are entitled to vote at the special meeting.

Q: What is a quorum for the special meeting?

A:	There must be a quorum for the special meeting of shareholders to be held. The holders of a majority of the issued and outstanding Multiband common stock entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the special meeting of shareholders. Only holders of record of Multiband common stock on the record date will be entitled to vote at the special meeting of shareholders. All shares of Multiband common stock represented at the special meeting of shareholders, including abstentions, will be counted as present for determining the presence or absence of a quorum and will be counted as having been voted on any proposal. None of the matters being presented to shareholders for a vote at the special meeting is considered a routine matter. Therefore, your bank, broker or other nominee will not be permitted to vote at the special meeting without instruction from you as the beneficial owner of the shares of Multiband common stock. On the record date, there were ________ shares of common stock outstanding and entitled to vote. Thus, ________ shares of common stock must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum.

Q:	What vote of Multiband shareholders is required to approve the merger and adopt the Merger Agreement?

A:	Approval of the proposal to approve the merger and adopt the Merger Agreement requires the presence, in person or by proxy, of the holders of a majority of the shares of Multiband common stock outstanding as of the record date for the special meeting, and the affirmative vote of the holders of a majority of the shares of Multiband common stock outstanding as of the record date.

Q:	Why am I being asked to cast a nonbinding advisory vote to approve “golden parachute” compensation that the Company’s named executive officers will receive in connection with the merger?

A:	The Securities and Exchange Commission has adopted rules that require us to seek a nonbinding advisory vote with respect to certain payments that could be made to the Company’s named executive officers in connection with the merger, or “golden parachute” compensation.

Q:	What will happen if shareholders do not approve the “golden parachute” compensation at the special meeting?

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A:	Approval of “golden parachute” compensation payable under existing agreements that the Company’s named executive officers may receive in connection with the merger is not a condition to completion of the merger. In addition, the vote with respect to “golden parachute” compensation is an advisory vote only and will not be binding on Multiband. Therefore, regardless of whether shareholders approve the “golden parachute” compensation, if the merger is approved by the shareholders and completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent any such amount is payable in accordance with the terms of the existing agreements, though the Company presently expects that no such “golden parachute” amounts will be payable due to the expectation regarding these executives’ continued employment post-merger. However, please see the amounts presently expected to be paid to the Company’s executive officers and directors in connection with the consummation of the merger in the table under the section entitled “Aggregate Consideration” on page 45 of this proxy statement.

Q:	What vote of Multiband shareholders is required to adopt the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A:	Approval of the proposals regarding “golden parachute” compensation and adjournment of the special meeting, if necessary or appropriate, require the presence, in person or by proxy, of the holders of a majority of the shares of Multiband common stock outstanding as of the record date for the special meeting, and the approval of a majority of the votes represented by the shares of our common stock present in person or by proxy and entitled to vote thereon.

Q: What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you. If you are a common shareholder of record, you can ensure your shares are voted at the special meeting by completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope or by voting through the Internet. If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below. DO NOT return your stock certificate(s) with your proxy card.

Q: How do I cast my vote?

A: If you are the record owner of your shares, you may vote by:

•	Internet using the Internet voting instructions printed on your proxy card;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•	attending the special meeting and voting in person, as more fully described below.

If you hold your shares in “street name,” you should follow the procedures provided by your broker, bank or other nominee.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the adoption of the Merger Agreement, FOR the proposal to approve, on a nonbinding advisory basis, any “golden parachute” compensation, and FOR the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies to adopt the Merger Agreement.

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Q: If my broker holds my shares in “street name,” will my broker vote my shares?

A:	Yes, but only if you instruct your broker, bank or other nominee how to vote your shares. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not provide instruction on how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you against the approval of the merger and adoption of the Merger Agreement, but, assuming the presence of a quorum, will not have an effect on the non-binding “golden parachute” compensation proposal and, even without the presence of a quorum, will not have an effect on the proposal to adjourn the special meeting, if necessary or appropriate. We urge you to contact your broker, bank or other nominee promptly to ensure that your vote is counted.

Q: May I attend the special meeting and vote in person?

A:	Yes. All shareholders as of the record date may attend the special meeting and holders of our common stock may vote in person. If your shares of our common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of our common stock in order to attend the special meeting and vote in person. If your shares are held by a broker, bank or other nominee, and you plan to attend the special meeting, please also bring to the special meeting this legal proxy and your statement evidencing your beneficial ownership of our common stock. Please carefully review the instructions in the enclosed proxy statement and the enclosed proxy card or the information forwarded by your broker, bank or other nominee regarding each of these options.

Whether or not you plan to attend the special meeting, and unless you hold your shares in “street name,” please submit your proxy through the Internet or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope.

Q: Can I change my vote after I have delivered my proxy?

A:	If you submit your proxy through the Internet or mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	granting a proxy through the Internet after the date of your original proxy and before the deadlines for voting included on your proxy card;

•	submitting a later-dated proxy by mail to our Corporate Secretary at 5605 Green Circle Drive, Minnetonka, MN 55343, that is actually received before your earlier-dated proxy is voted at the special meeting;

•	giving written notice of the revocation of your proxy to our Corporate Secretary at 5605 Green Circle Drive, Minnetonka, MN 55343, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Q: What do I do if I receive more than one proxy or set of voting instructions?

A:	If you hold shares of our common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each of these should be voted and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of the Company’s common stock are voted.

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Q: What happens if I sell my shares of the Company’s common stock before the special meeting?

A:	The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the proposed merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q: Who can help answer my questions?

A:	If you have additional questions about the matters described in this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement, you should contact:

Multiband Corporation

5605 Green Circle Drive, Minnetonka, MN 55343

Attention: Steven M. Bell, Corporate Secretary

Telephone:  (763) 504-3000

Or, our proxy solicitor:

________________

________________

Attention: ________________

Telephone: ________________

You may also obtain additional information about Multiband from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information” on page 75 of this proxy statement.

Neither the Securities and Exchange Commission nor any state securities regulatory commission has approved or disapproved of the merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions & Answers About the Merger and Related Matters,” “Proposal No. 1 - The Merger,” “Proposal No. 1 - The Merger—Opinion of the Financial Advisor to Multiband’s Special Committee,” “Proposal No. 1 - The Merger – Multiband Financial Projections,” “Proposal No. 2 – Advisory Vote on Golden Parachute Compensation” and in statements containing words such as “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “likely to become,” “intend,” “plan,” “believe” and other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

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•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the merger;

•	the failure of the merger to close for any other reason;

•	the effect of the announcement of the merger on our client and customer relationships, operating results and business generally;

•	the risk that the proposed merger disrupts current plans and operations and our inability to respond effectively to competitive pressures, industry developments and future opportunities;

•	diversion of management’s attention from ongoing business concerns;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement actions that have been or may be instituted against us and others relating to the merger;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the SEC website at www.sec.gov or from commercial document retrieval services. See “Where You Can Find More Information” on page 75 of this proxy statement.

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SPECIAL MEETING OF MULTIBAND CORPORATION SHAREHOLDERS

Date, Time and Place of Meeting

The accompanying proxy is solicited by our Board of Directors for use at the special meeting of shareholders to be held on ________________, 2013, at 9:00 a.m., local time, at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343.

These proxy solicitation materials were mailed on or about ________________, 2013 to all shareholders entitled to vote at the meeting.

Record Date; Shares Entitled to Vote; Outstanding Shares

Our Board of Directors has fixed the close of business on ________________, 2013 as the record date for determining the holders of our common stock entitled to notice of, and to vote at, the special meeting of shareholders or any adjournment thereof. Only holders of record of our common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting of shareholders or any adjournments thereof. Multiband common shareholders will have one vote for each share of Multiband common stock that they owned on the record date.

At the close of business on ________________, 2013, the record date, there were _________ shares of Multiband common stock issued and outstanding and entitled to vote at the special meeting of our shareholders.

Purpose of the Special Meeting of Shareholders

At the special meeting of shareholders, holders of our common stock will be asked to:

1.	Merger Proposal. To consider and vote on a proposal to approve the merger and adopt the Merger Agreement, pursuant to which each share of the Company’s common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25 in cash, without interest, upon surrender of the certificate representing such share of Multiband common stock and the Company will become a wholly-owned subsidiary of Goodman;

2.	Advisory Vote on Golden Parachute Compensation. To consider and cast a nonbinding advisory vote on the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table on page 48 of the accompanying proxy statement;

3.	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and adopt the Merger Agreement; and

4.	Other Business. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of our Board of Directors, including to consider any procedural matter incident to the conduct of the special meeting.

Quorum; Abstentions; Broker Non-Votes

There must be a quorum for the special meeting of shareholders to be held. The holders of a majority of our issued and outstanding common stock entitled to vote, present in person or represented by a properly executed and delivered proxy, will constitute a quorum for the purpose of transacting business at the special meeting of shareholders. Only holders of record of our common stock on the record date will be entitled to vote at the special meeting of shareholders. All shares of our common stock represented at the special meeting of shareholders, including abstentions, will be counted as present for determining the presence or absence of a quorum but will not be counted as having been voted on any proposal. Broker non-votes result from shares held of record by brokers, banks or nominees which are not voted due to the failure of the beneficial owners of those shares to provide voting instructions as to certain non-routine matters as to which such brokers, banks or nominees may not vote on a discretionary basis. None of the matters being presented to shareholders for a vote at the special meeting is considered a routine matter. Therefore, your bank, broker or other nominee will not be permitted to vote at the special meeting without instruction from you as the beneficial owner of the shares of Multiband common stock. Consequently, an abstention from voting or a broker non-vote will have the effect of a vote against the merger proposal. An abstention from voting on the non-binding compensation proposal or the proposal to adjourn the special meeting will also have the effect of a vote against such proposal. However, a broker non-vote will not have any effect, if there is a quorum, on the non-binding compensation proposal, and, even if there is not a quorum, on the proposal to adjourn the special meeting.

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Votes Required

Approval of the proposal for adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of our common stock. The merger will not be completed unless holders of a majority of the outstanding shares of our common stock approve the proposal to approve the merger and adopt the Merger Agreement.

Our Board of Directors and Special Committee have unanimously adopted and approved the Merger Agreement and unanimously recommend that holders of our common stock vote FOR approval of the merger and the adoption of the Merger Agreement.

The approval of the non-binding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to adopt the Merger Agreement, require the approval of a majority of the votes represented by the shares of our common stock present in person or by proxy and entitled to vote thereon.

Our Board of Directors unanimously recommends that shareholders vote FOR these proposals.

Expenses of Solicitation

Multiband will bear the costs of this proxy solicitation and the costs of filing, printing and mailing this proxy statement and the accompanying Notice of Special Meeting, proxy and return envelope, as well as the cost of handling and tabulating the number of proxies received. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, e-mail, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock. We will reimburse those organizations and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained ______ to aid in the solicitation of proxies for a fee of $______ plus out of pocket expenses.

Voting; Proxies and Revocation

You may vote in person or by proxy at the special meeting. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that, if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must bring to the special meeting (a) a legal proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting and (b) your statement evidencing your beneficial ownership of our common stock. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope, or submit your proxy through the Internet, or return the enclosed voting instruction form, if applicable, in accordance with the instructions contained thereon.

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Whether or not you plan to attend the special meeting and you are a record holder, you may submit your proxy by completing, dating, signing and returning the enclosed proxy card in the enclosed postage-paid envelope or otherwise mail it to Multiband. In addition, you may submit your proxy through the Internet at www.vote.corporatestock.com. You must have the enclosed proxy card available, and follow the instructions on the proxy card in order to submit a proxy by the Internet. If you submit a proxy through the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted FOR the approval of the merger and adoption of the Merger Agreement, FOR the non-binding advisory proposal regarding “golden parachute” compensation, and FOR the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and adopt the Merger Agreement.

Whether or not you plan to attend the special meeting and your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares using the voting instruction form furnished by your broker, bank or other nominee. The proposals to be presented at the special meeting are considered non-routine matters. Therefore, if your shares are held in street name by a broker, your broker cannot vote your shares unless it receives specific voting instructions from you.

Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If you submit your proxy through the Internet or by mail, you may revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•	granting a proxy through the Internet after the date of your original proxy and before the deadlines for voting included on your proxy card;

•	submitting a later-dated proxy by mail to our Corporate Secretary at 5605 Green Circle Drive, Minnetonka, MN 55343, that is actually received before your earlier-dated proxy is voted at the special meeting;

•	giving written notice of the revocation of your proxy to our Corporate Secretary at 5605 Green Circle Drive, Minnetonka, MN 55343, that is actually received by our Corporate Secretary prior to the special meeting; or

•	voting in person at the special meeting.

Your Attendance at the Special Meeting Does Not Alone Automatically Revoke Your Proxy

If you have instructed your broker, bank or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote.

Recommendation of the Board of Directors

After deliberation and consultation with its financial and legal advisors as well as the Special Committee of the Board of Directors, which committee was formed to consider the initial unsolicited proposal from Goodman, and to make recommendations to our Board of Directors regarding Goodman’s proposals, our Board of Directors has determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and our shareholders. Our Board of Directors recommends that holders of our common stock vote FOR the approval of the merger and proposal to adopt the Merger Agreement, FOR the “golden parachute” proposal, and FOR the adjournment proposal. See “Proposal No. 1 - The Merger—Recommendations of the Board of Directors; Reasons for the Merger” beginning on page 29 of this proxy statement for a more detailed discussion of the recommendation of Multiband’s Board of Directors.

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Dissenters’ Rights

Under applicable Minnesota law, if you do not vote to approve the Merger Agreement and the merger and if you follow certain procedures in lieu of receiving the merger consideration, you have the right to receive payment in cash for the “fair value” of your shares of Multiband common and/or preferred stock. If you are seeking to exercise your statutory dissenters’ rights, you must follow certain procedures as outlined in Sections 302A.471 and 302A.473 of the MBCA. If you hold common stock, merely voting against the Merger Agreement and the merger will not preserve your rights and holders of preferred stock are not entitled to vote on these matters. The statutory procedures for perfecting dissenters’ rights under Minnesota law are described in the section entitled “Dissenters’ Rights” beginning on page 69. The relevant sections of the MBCA governing this process are reprinted in their entirety and attached to this document as Annex C.

YOUR VOTE IS IMPORTANT. PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES.

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PROPOSAL NO. 1—THE MERGER

Parties to the Merger

Multiband Corporation

Multiband Corporation is a Minnesota corporation formed in September 1975. The Company has three operating segments: (1) Field Services Segment (FS), where the Company provides installation services for a leading satellite TV provider, internet providers and commercial customers; (2) Multi-Dwelling Unit Segment (MDU), where the Company bills voice, internet and video services to subscribers as owner/operator and also acts as a master system operator for DIRECTV; and (3) Engineering, Energy and Construction Segment (EE&C) where the Company provides engineering and construction services for the wired and wireless telecommunications industry, including public safety networks. This segment also provides renewable energy services including wind and solar applications and other design and construction services, usually done on a project basis. As of June 1, 2013, the Company employed 3,330 people and operates in 19 states with 37 field offices. The Company’s principal executive offices are located at 5605 Green Circle Drive, Minnetonka, MN 55343. The Company’s telephone number is (763) 504-3000. For additional information, please visit www.multibandusa.com.

Goodman Networks Incorporated

Goodman Networks Incorporated is a Texas corporation which was formed in 2000. Goodman is a leading national provider of end-to-end outsourced network infrastructure, engineering and technical services to the wireless industry. Their services include the design, engineering, construction, deployment, integration and maintenance of converging wireless networks. Goodman’s highly specialized and technical services are critical to the capability of their customers to deliver voice, data and video services to their end users. As of June 25, 2013, Goodman employed over 1,750 persons and operated 22 regional offices and warehouses in 12 states. The Company’s principal executive offices are located at 6400 International Parkway, Suite 1000, Plano, TX 75093. The Company’s telephone number is (972) 406-9692. For additional information, please visit www.goodmannetworks.com.

Manatee Merger Sub Corporation

Manatee Merger Sub Corp., a Minnesota corporation, was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby. Merger Sub has not conducted any unrelated activities since its organization. Merger Sub’s principal executive offices are located at 6400 International Parkway, Suite 1000, Plano, TX 75093.

Background of the Merger

The following is a summary of the meetings, negotiations, material contacts and discussions between Multiband and Goodman and their respective advisors that preceded, and in some cases followed, the execution of the Merger Agreement.

In early January 2011, Scott Pickett, Goodman’s Chief Marketing Officer and Executive Vice President of Strategic Planning and M&A, reached out to James Mandel, the Chief Executive Officer of Multiband, to discuss possible strategic opportunities between the companies.

On January 10, 2011, Multiband and Goodman entered into a non-disclosure agreement.

During February 2011, Mr. Pickett and Mr. Mandel generally discussed the possibility of a strategic transaction between the companies, including a potential investment by Goodman in Multiband, but after these discussions, no substantive additional actions were taken with respect to this discussion until late November 2011.

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On November 30, 2011, Multiband and Goodman entered into a second non-disclosure agreement and again had high-level discussions about a potential transaction or investment in Multiband by Goodman.

On December 2, 2011, at the request of Goodman, there was a meeting in Minneapolis, Minnesota between John Goodman, Goodman’s Executive Chairman, Mr. Pickett, and Mr. Mandel. At this meeting Goodman indicated it was performing preliminary due diligence on Multiband. The parties discussed the strategic opportunities of a potential transaction with or investment by Goodman given Multiband’s desire for a financing alternative to its then-current financing arrangement. However, Mr. Mandel communicated that the timing and circumstances were not desirable. The parties agreed that they would monitor the markets and each other’s performance and could reconnect in 12 months to reevaluate.

In October 2012, Goodman management again reached out to Multiband management. The conversation centered around recent wireless industry plans to deploy small cell technology starting as early as late 2013 or early 2014, and how a combined Goodman and Multiband could address the needs of this market.

On November 9, 2012, and at the request of Goodman, there was a meeting in Minnetonka, Minnesota between Mr. Pickett and Mr. Mandel. The parties again discussed the strategic opportunities of a potential transaction between the two companies and both parties decided to begin a preliminary diligence process.

Between November 9, 2012 and November 26, 2012, Messrs. Goodman, Pickett and Mandel spoke a few times informally regarding the strategic rationale, potential transaction process, financial performance of each company and timing of a potential transaction.

On November 26, 2012, Mr. Mandel and Goodman management participated in a conference call to discuss a potential transaction or investment. Representatives from Jefferies & Company, Inc., Goodman’s financial advisors (“Jefferies”), also participated in the call.

On December 6, 2012, there was a meeting in Minnetonka, Minnesota, at the request of Goodman, between Mr. Goodman, Mr. Pickett, and Ron Hill, Goodman’s Chief Executive Officer, and the executive officers of Multiband, Mr. Mandel and Steven Bell, Multiband’s Chief Financial Officer and General Counsel. Also present at the meeting were representatives from Jefferies. While no specific offer was made to acquire Multiband at that meeting, the parties did have a general discussion regarding the market price and value of Multiband’s common stock and the complementary nature of the companies’ businesses.

On December 11, 2012, Donald Miller, the Chairman of the Board of Directors of the Company received an unsolicited, non-binding written proposal from Goodman for the purchase of all of the outstanding shares of Company common stock for $2.32 per common share. Among other terms, the Goodman proposal indicated that it was on a confidential basis, the proposal was not contingent upon Goodman obtaining financing, that Goodman desired to retain much of the Company’s workforce, including retaining certain unnamed key employees through employment agreements, and that it expected to be able to complete due diligence and enter into a definitive merger agreement on an expedited basis.

On December 12, 2012, the Multiband Board was polled and Goodman was advised by Mr. Miller that the proposed per share price was inadequate.

On December 18, 2012, as a result of conversations between Goodman management and Mr. Miller and Frank Bennett, a Multiband director, the Multiband Chairman received a new revised unsolicited, non-binding written proposal from Goodman increasing its offer price from $2.32 to $2.50 per common share in cash. Again, among other terms, the Goodman proposal indicated that it was on a confidential basis, that it was not contingent upon Goodman obtaining financing, that Goodman desired to retain the Company’s workforce, including retaining certain unnamed key employees through employment agreements, and that Goodman expected to be able to complete due diligence and enter into a definitive merger agreement on an expedited basis. The revised proposal also referenced an assumed EBITDA amount. The proposal also stated that Multiband had informed Goodman that it intended to consummate a proposed acquisition of MDU Communications International Inc. (“MDUC”) subject to Multiband obtaining financing, which it had at the time not secured. The proposal stated that, because of this uncertainty, Goodman would only move forward with its proposal if Multiband (i) independently determined that it would be unable to consummate the proposed acquisition with MDUC and (ii) terminated the then-outstanding written agreement between Multiband and MDUC. The proposal also included a request for Multiband to execute an exclusivity agreement providing Goodman, on an exclusive basis with Multiband, 45 days to continue due diligence, negotiate and if agreeable, sign a merger agreement. The proposal stated that it expired on December 21, 2012.

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On December 21, 2012, the Board of Directors of the Company convened a meeting and formed its Special Committee comprised of all of the independent directors: Frank Bennett, Eugene Harris, Stephen Kezirian, Donald Miller, Peter Pitsch and Dr. Martin Singer, to consider the Goodman proposal. Mr. Mandel and Mr. Bell were intentionally excluded from serving as members of the Special Committee because it appeared that their interests could ultimately conflict with an unbiased review of the proposal if as a part of any transaction they would enter into management arrangements. At that time, no management employment terms had been presented to any Multiband employees and no such terms were discussed. Mr. Bennett was appointed Chair of the Special Committee. The Board also authorized the Special Committee to engage professional advisors, including legal advisors and investment bankers, to assist in its deliberations. Also present were representatives of the Company’s outside counsel, who made a presentation regarding the directors’ general fiduciary duties under Minnesota law, and Mr. Mandel and Mr. Bell, who advised the Committee regarding: all prior contacts with Goodman, their view of how and why the proposal had come about, and the reasons for Goodman’s interest in Multiband. The Special Committee scheduled its next meeting to consider the proposal subject to obtaining assistance from a financial advisor in evaluating the proposed share price.

On December 26, 2012, the Company and the Special Committee confirmed engagement of Craig-Hallum Capital Group, LLC (“Craig-Hallum”) by signing a formal engagement letter with Craig-Hallum.

On Friday, January 4, 2013, the Special Committee met telephonically to discuss the Goodman proposal to purchase all of the outstanding shares of common stock of the Company for $2.50 per share in cash. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Before the meeting, the Special Committee had received written materials from outside counsel and draft written financial analysis discussion materials from Craig-Hallum. During the meeting, outside counsel made a presentation regarding the Committee members’ fiduciary duties under Minnesota law, which was followed by discussion and questions from the Special Committee. Craig-Hallum then presented a preliminary financial analysis of the Company based upon several metrics. The Special Committee asked management about expected Company performance. Management, outside counsel and representatives from Craig- Hallum were then excused from the meeting. After discussion and deliberation, including regarding the Company’s anticipated performance and reliance on DirecTV, the comparable public company EBITDA multiples, premium paid analysis and discounted cash flow information that had been presented by Craig-Hallum, and the then-depressed price of the Company’s stock, the Special Committee unanimously concluded the Goodman offer was inadequate and that future discussion should cease. It was also agreed that Messrs. Bennett and Miller would inform Goodman of its decision and that the Board would contact Goodman if there were further opportunities to collaborate. Messrs. Bennett and Miller advised Goodman that the Company was not for sale and in any event the price offered was not acceptable.

On February 13, 2013, following several conversations between Goodman management and Mr. Miller and Mr. Bennett regarding the proposed price per share, the Multiband Chairman received another new, unsolicited proposal from Goodman increasing the proposed merger price from $2.50 to $3.00 per share of common stock, and requesting that the exclusivity period of its proffered exclusivity agreement be extended until April 1, 2013.

On February 15, 2013, the Special Committee met to discuss the revised Goodman proposal to purchase all of the outstanding shares of Company common stock for $3.00 per share in cash, which revised proposal indicated it expired at the end of the day. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Management informed the Committee that Goodman had advised them that Goodman was looking at other strategic transactions, but preferred the deal with the Company and advised that if the Company did not respond quickly, Goodman would need to pursue the other strategic transactions. The Special Committee discussed the new price and asked Craig-Hallum for information to assist it in reviewing the price offered. Craig-Hallum discussed its preliminary financial analysis with regard to the $3.00 proposed purchase price, including that such price was a 41.5% premium to the closing February 14, 2013 share price, or 8.8x current EBITDA. No management employment terms had been presented to any Multiband employees at that time, and no such terms were discussed. The Special Committee further discussed the premium being offered, and the status of a separate strategic transaction, and asked management about the Company’s 2012 financial performance and likely future performance. The Special Committee then ultimately agreed, without participation by Messrs. Mandel and Bell, that the price was within a range that negotiations toward a transaction should proceed provided that the resulting merger agreement included a “go-shop” provision to seek new and higher bidders. The Special Committee was concerned that there be no misunderstanding on how Goodman reached the $3.00 price so it agreed to enter into an exclusivity agreement with Goodman but required continuing discussion about how the Company’s future performance was being modeled and the Company’s view of the importance of the separate strategic transaction with MDUC and the timing of the same.

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On February 15, 2013, Goodman and Multiband executed the exclusivity agreement providing exclusivity until April 1, 2013 regarding the proposed merger.

On February 26 and 27, 2013, representatives of Goodman’s outside counsel visited Multiband’s headquarters in Minnesota to perform due diligence.

On February 26, 2013, Messrs. Pickett and Goodman also visited Multiband’s offices, and met with Messrs. Bell and Mandel. At that meeting the parties discussed Goodman’s strategic vision regarding Multiband’s current operations and management, but did not discuss the transaction or potential management agreements or terms of the same.

On March 7, 2013, Messrs. Mandel and Bell visited Goodman’s headquarters in Plano, Texas and met with Messrs. Goodman, Pickett and Hill. At the meeting the parties discussed Goodman’s corporate history and its business plan, but did not discuss any aspect of the proposed transaction or potential management agreements or terms of the same. Messrs. Mandel and Bell viewed Goodman’s facilities and operations and met Goodman’s employees.

On March 15, 2013, the Special Committee held a telephonic meeting. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Those present discussed management’s visit to Goodman’s facilities, their impression and critiques, and discussed the Company’s complementary potential therewith. The parties also discussed the status of a potential transaction with Goodman and DirecTV’s potential opinion of the transaction, Goodman’s progress on due diligence, other potential strategic transactions and operational matters and their relationship to or possible impact on the proposed Goodman deal. The parties also discussed certain potential terms of the merger agreement, in particular, a “go-shop” provision. The Committee asked Craig-Hallum for a list of potential bidders to contact during the “go-shop” period, which Craig-Hallum agreed to provide. The Committee discussed the status of the Company’s debt restructuring, which was expected to be completed and announced the following week, and the Company’s 2012 financial results, as well as the potential impact of the announcement of these events on the Company’s stock price and whether Goodman’s offering price of $3.00 per common share would continue to be sufficient in light of such potential impact.

On March 20, 2013, Mr. Pickett and members of the Goodman operations team and representatives from Jefferies traveled to Multiband headquarters to conduct on-site diligence with Multiband management. The Goodman chief financial officer and representatives from PricewaterhouseCoopers LLP, Goodman’s accounting advisors, participated via telephone.

On March 20, 2013, Multiband entered into a $30.0 million credit facility with Fifth Third Bank, which facility paid off the Company’s then-existing credit facility and provided new terms at a lower interest rate.

On March 21, 2013, Multiband filed a Form 8-K announcing its entry into the Fifth Third Bank facility.

On March 22, 2013, the Special Committee held another telephonic meeting. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Those present discussed an update on the status of Goodman’s due diligence, and potential deal structure given possible complications from a potential strategic transaction with MDUC. Management relayed to the Special Committee details regarding Goodman’s visit to Multiband on March 20, 2013, and Goodman’s intention of providing a revised proposal to the Special Committee which was expected to include an accommodation for the MDUC transaction and that Goodman anticipated sending an initial draft of the merger agreement that day as well, which the Special Committee wanted to review. Those present discussed items of concern in connection with signing the Goodman proposal and whether additional terms needed to be added, including the continuation of management to preserve the Company’s DirecTV business since it accounted for approximately 90% of the Company’s business. Those present also discussed the parameters and mechanics of a “go-shop” process. Management then provided the Special Committee with an update on the financial condition of the Company and its prospects for 2013 and the future and discussion was had on those items and current and future market perception of the Company, particularly given the debt refinance, all as related to possibly entering into a definitive merger agreement. Craig-Hallum then made a presentation on a preliminary list of potential bidders to be considered and supplemented by or at the direction of the Special Committee and the mechanics the Special Committee may, with the assistance and advice of its legal counsel and Craig-Hallum, wish to consider and authorize for a “go-shop” process, including arrangements to be established by or at the direction of the Special Committee to facilitate due diligence opportunities for potential bidders and other procedures. Management and Craig-Hallum were then dismissed. The Special Committee continued in executive session and further discussed the “go-shop” process, potential deal timing and the current market view of the Company and agreed to defer further consideration of the proposed deal to determine the impact, if any, of the Company’s debt restructuring on the Company’s stock price.

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On March 22, 2013 Goodman’s outside counsel sent the first draft of the merger agreement.

On March 25, 2013, the Company, Goodman and DirecTV entered into a confidentiality agreement related to the proposed transaction.

On March 29, 2013, the Special Committee had a telephonic meeting to discuss the Goodman proposal and related matters. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Management presented an update on the status of Goodman’s due diligence and the Company’s visit to Goodman’s headquarters. The Special Committee discussed DirecTV’s impact on the deal, and a strategic transaction with MDUC and its potential impact on the Goodman deal. The Special Committee discussed Goodman’s request for an exclusivity extension beyond April 1st until May 10th in order to accommodate Goodman’s debt offering. Then the Special Committee discussed merger agreement terms, including “go-shop” length, a possible break-up fee, the importance of the lack of a financing contingency, the handling of stock options and warrants, and whether $3.00 remained a sufficient price (at that date, a 20% premium). It was noted that $3.00 was the same price as the Company’s June 2011 secondary offering, and that the balance sheet had strengthened since that time. Given these items, the Special Committee decided to communicate to Goodman that day that the Special Committee needed: an increased share price; a strategic transaction accommodation for MDUC (to permit the Company to pursue this transaction if the Company pursued another bid); exclusivity extended only until April 15, 2013; a 60-day “go-shop;” and that Goodman could raise debt financing but that because there was no financing contingency, the merger agreement would not provide a limitation on Goodman’s obligations related to a potential failure of Goodman to obtain debt financing. The Special Committee also stated that if Goodman needed more than two weeks, Goodman’s representative should suggest a break-up fee. These terms were conveyed to Goodman’s counsel by members of the Special Committee.

On April 1, 2013, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2012 and filed a press release announcing its year-end and fourth quarter results.

On April 2, 2013, the Special Committee held a telephonic meeting. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Before the meeting the Special Committee was provided updated preliminary financial analysis materials and a preliminary premiums paid analysis from Craig-Hallum, and a March 31st email response from a representative of Jefferies regarding the Special Committee’s March 29th response. An update was provided regarding the revised terms and that while Goodman conceptually agreed to a “go-shop” it had held firm on a $3.00 price. The Special Committee discussed price in light of the preliminary financial analysis materials, risk related to running the business dependent on an approximate 90% customer and selling at an unknown, possibly higher value in 12-18 months versus an all cash immediate sale price. Management provided an update to the Company’s projected financial prospects for 2013 and 2014. The Special Committee discussed the outcomes of other “go-shop” provisions and what shareholder reaction might be to the Goodman proposal. The Special Committee engaged in further discussion regarding the adequacy of a $3.00 price and possible alternatives to the Goodman transaction, including other transactions as well as not proceeding with any transaction. No discussion was had regarding employment agreements for management. After discussion of these matters and given the other terms of the proposed merger, the Special Committee concluded that $3.00 was inadequate and certain Special Committee members were charged with conveying the conclusion to Goodman that the transaction should not proceed.

On April 4, 2013, Messrs. Goodman, Bennett and Miller participated in a conference call regarding the potential transaction and discussed the Special Committee’s conclusions.

On April 7, 2013, based on the April 4, 2013 call among Messrs. Goodman, Bennett and Miller, Goodman sent Multiband a revised, non-binding written proposal to purchase all of the outstanding equity interests of Multiband for $3.25 per share of common stock. The proposal explicitly contemplated a 45-day “go-shop” period and a termination fee of not less than 5% of the enterprise value payable to Goodman under customary circumstances.

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On April 7, 2013, the Special Committee held a telephonic meeting to discuss a revised proposal from Goodman. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. Before the meeting, the Special Committee had received updated preliminary financial analysis discussion materials from Craig-Hallum. The Chair of the Special Committee presented an update on the Goodman transaction and the revised terms which were that a price increase would occur if the “go-shop” period was reduced. Lengthy discussion was had regarding the proposed $3.25 price, the impact of a reduced but “open” “go-shop” timeframe, the inclusion of a bifurcated termination fee, potential shareholder approval of the revised terms, and whether any or no transaction should be pursued. Outside counsel provided additional information regarding the directors’ fiduciary duties and Minnesota law. The Special Committee agreed to counter with $3.35 per share price, a 45 day “open go-shop,” a strategic transaction accommodation to permit the Company to pursue MDUC if Multiband was pursuing another bid, and a bifurcated termination fee of approximately 1.5% and 3%. The Special Committee reviewed the counter terms in further detail, including management’s role going forward as it related to the transaction, and obtaining certain third party consents. The Special Committee confirmed their agreement on the counter terms and certain members were charged with conveying the proposal to Goodman.

On April 8, 2013, Messrs. Bennett and Miller conveyed these revised terms to Goodman via a call.

On April 8, 2013, in response to the earlier April 8, 2013 call, Messrs. Bennett and Miller received a revised, written proposal from Goodman rejecting the $3.35 price and maintaining the $3.25 offer price per share of common stock, rejecting the proposed termination fee, and requiring a minimum 5% termination fee.

On April 9, 2013, the Special Committee held a telephonic meeting to discuss Goodman’s response to the countered terms. Also present were representatives of the Company’s management, outside counsel and Craig-Hallum. The Chair of the Special Committee summarized Goodman’s counter proposal and provided the Special Committee with additional information on a market perspective of the amount of termination fee. Management was asked to provide an update on DirecTV’s expected response to a Goodman transaction. Discussion was had regarding anticipated business results if a transaction proceeded or if a transaction did not proceed. Lengthy discussion was had regarding the proposed $3.25 price, the impact of bidders in a “go-shop” period, and the status of due diligence. Alternatives, including the possibility of not engaging in any transaction, were discussed. Outside counsel provided additional information regarding the directors’ fiduciary duties and Minnesota law, and Goodman’s lack of interest in a reverse merger was also discussed. Discussion was had about the proposed termination fee. Management was excused from the meeting and the Special Committee ultimately agreed to proceed further at the $3.25 per share price, with a mutually acceptable 45 day “open, go-shop” provision, a bifurcated termination fee which would be negotiated by counsel but that was not 5%, and a target signing date of April 22, 2013. No discussion was had regarding employment agreements for management. Outside counsel was asked to draft a response letter conveying the same to Goodman.

On April 9, 2013, outside counsel prepared a response letter based on the foregoing and the letter was mailed and emailed to Goodman on April 10, 2013.

On April 13, 2013, the Special Committee had a telephonic meeting to discuss an update on the status of the counterproposal of April 9th and the transaction status and process generally. Also present were representatives of outside counsel and Craig-Hallum. The Special Committee was apprised that in brief, the remaining point of negotiation was Goodman’s requirement for a termination fee of 5% due to expenses already incurred, having agreed that the parties would proceed at a $3.25 per share price and a 45-day “go-shop”. Lengthy discussion was had on that topic, the reasonableness of a 5% fee, and the amount of expenses potentially incurred by Goodman at that date. The Special Committee also discussed the parties’ conclusion that a DirecTV consent would not be a condition in the merger agreement. Craig-Hallum and outside counsel were asked and provided information about common practice with respect to termination fees, including bifurcation and the inclusion of expenses. After significant discussion, the Special Committee agreed to propose a flat, dollar amount termination fee that was bifurcated: $4.0 million during the “go-shop” and $6.0 million after, which amounts were inclusive of expenses. Certain members were charged with conveying the revised terms to Goodman.

On April 15, 2013, Goodman communicated to Mr. Bennett that the countered terms were acceptable except that the portion of the termination fee payable during the “go-shop” had to be $5.0 million, and that that item was non-negotiable due to expenses already incurred by Goodman. Mr. Bennett promptly informed the Special Committee of this development and polled the Special Committee as to whether they could agree to Goodman’s steadfast insistence on a $5.0 million termination fee, and the Special Committee agreed to this term.

On April 16, 2013, Goodman sent a revised, written proposal to the Special Committee, which the parties executed on April 18, 2013, which provided for, among other things, $3.25 per share price; a 45 day “open, go-shop” provision with matching rights for Goodman; a flat, dollar amount termination fee payable to Goodman, but which fee was bifurcated: $5.0 million during the “go-shop” if the Company entered into a definitive agreement for a superior proposal, and $6.0 million after the “go-shop” in any other case but in customary circumstances (and which amounts were inclusive of expenses); a modified strategic transaction accommodation regarding the MDUC transaction; and an exclusivity period until of April 30, 2013.

From late March through early May, outside counsel and Goodman’s outside counsel negotiated the terms of the merger agreement and exchanged emails and had conference calls to discuss the same. In addition, there were calls with the entire working group, which included representatives of the Special Committee, Multiband management, outside counsel, Craig-Hallum, Goodman, Goodman’s outside counsel, and parties related to Goodman’s debt financing, including Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and Latham & Watkins LLP, to discuss process and status updates. Throughout this process, and in addition to attendance at the formal meetings, the Special Committee communicated informally amongst themselves and with outside counsel via emails and calls regarding the transaction, and were provided draft copies of the merger agreement and written summaries of certain elements of the agreement.

On May 2, 2013, Goodman, Multiband, Jefferies, Craig-Hallum, and outside counsel for all parties participated in a conference call regarding the potential transaction.

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On the afternoon of May 3, 2013, Goodman sent an email to counsel halting the transaction due to disagreement on certain merger agreement terms.

On the morning of May 4, 2013, the Company’s outside counsel and Goodman’s outside counsel recommenced negotiations on the merger agreement.

On May 5, 2013, legal counsel for each party participated in a conference call to discuss open points in the merger agreement.

On May 6, 2013, a draft Merger Agreement and resolutions were circulated because of Goodman’s request to sign on May 8.

On the morning of May 8, 2013, a working group call was had and attended by all parties, during which call the transaction was again halted due to disagreement on certain merger agreement terms. The principal outstanding items over which there was disagreement were the new condition that Multiband obtain a DirecTV consent, revisions to the definition of “Company Material Adverse Effect,” and subsequently, a reduction in price to $3.22/share.

In the late afternoon of May 8, 2013, the Company’s outside counsel and Goodman’s outside counsel recommenced negotiations on the merger agreement including advising Goodman that the price could not be revised, and resolved the remaining issues, subject to certain procedural matters which matters were to be considered at the Special Committee meeting scheduled for that evening. It was resolved that the following process would be presented to the Special Committee as needing to be completed before the Special Committee would hold a meeting to consider approving and recommending to the Board that Multiband enter into the merger agreement: that first, Goodman would provide an executed signature page to the merger agreement to be held in escrow by its outside counsel, then that Multiband would obtain the DirecTV consent and two other consents, next that Messrs. Mandel and Bell would negotiate independently and enter into employment agreements to preserve the DirecTV business, next that the parties agreed the definition of “Company Material Adverse Effect” would not change, and lastly, the price per common share would remain at $3.25.

In the evening of May 8, 2013, the Special Committee had a telephonic meeting to discuss the status of the negotiations. Also present were representatives of outside counsel. Prior to the meeting, a final draft of the Merger Agreement was circulated to members of the Special Committee and outside counsel provided the Special Committee with a summary of the prior week’s and that day’s activities and proposed the foregoing process. After discussion, the Special Committee agreed to continue with the transaction, subject to the agreed-upon process and terms resolving the remaining open items.

On May 15, 2013, the Board of Directors had a meeting at which it discussed the status of the Goodman negotiations. Also present were a representative of outside counsel and, for a portion of the meeting, a representative of Craig- Hallum. Prior to the meeting, the latest draft of the merger agreement had been provided to the Board members. The Chair of the Special Committee and the representative from outside counsel advised the Board that virtually no progress and little discussion or contact had been made on the merger agreement since the process and final items had been agreed to in concept on May 8th, including certain third party consents and certain management employment agreements. The Board had lengthy discussion regarding the possible reasons for the delay, how to proceed, and whether to proceed at all given the changes in the market since May 8, particularly given potential issues at a competitor and what impact, if any, that had on Multiband’s prospects. The Board discussed its view that management employment agreements and a DirecTV consent were important items to have resolved prior to entering into a merger agreement because of the Company’s reliance on that 90% customer and because the maintenance of that business is important to a successful close of the merger. At the request of the Special Committee, a representative from Craig-Hallum then joined the meeting via telephone and also provided the Board with an update on the status of the transaction from its perspective, its assessment of the lack of progress on the transaction and its preliminary financial analysis of the deal terms as they stood at that time. Management and Craig-Hallum were then excused from the meeting and the Special Committee continued in executive session and had lengthy discussion regarding the possible reasons for the delay, how to proceed, and whether to proceed at all given the foregoing. At the end of the meeting, the Special Committee authorized reimbursement for managements’ hiring of independent counsel to negotiate employment agreements to help advance the process.

On May 17, 2013, Messrs. Mandel and Bell entered into new employment agreements with Multiband, which agreements’ effectiveness is contingent upon the closing of the merger. These agreements were negotiated by management, with management’s own independent counsel and Goodman, and without input from the Special Committee. However, such agreements were deemed critical to the transaction by the Special Committee to ensure the continuation of the DirecTV business and the validity of the DirecTV consent. These individuals were not involved in the process of negotiating the merger agreement and were not members of the Special Committee due to potential conflicts of interest. For more information on these agreements, see “Post - Closing Management Arrangements” starting on page 46 of this proxy statement.

On May 20, 2013, Goodman’s outside counsel provided Goodman’s executed signature page in escrow to outside counsel and thereafter the Company proceeded to obtain the DirecTV consent. The requirement for a different third party consent was waived by Goodman and it was concluded that another consent was not legally required. DirecTV’s consent was obtained on May 21, 2013.

On May 21, 2013, the Special Committee and Board of Directors had telephonic meetings to discuss the proposed merger with Goodman. Also present were representatives of outside counsel and Craig-Hallum. Prior to the meetings, a draft of the final merger agreement, which was the same as the draft circulated on May 8th, and Craig-Hallum’s financial analysis presentation and related materials were provided to all parties. The Chair of the Special Committee provided to the Board an update that all items of the agreement had been finalized and the process had been completed, and that the Special Committee needed to consider whether to enter into the agreement or not. Management was asked lengthy questions regarding the Company’s results and prospects. The representative from Craig-Hallum was asked to and presented Craig-Hallum’s financial analysis of the merger consideration in the merger agreement and delivered its oral opinion to the effect that, as of that date and based on and subject to the matters described in the written opinion, the merger consideration to be received by the holders of Multiband common stock for their shares of common stock (other than as to Dissenting Shares and Excluded Shares) was fair, from a financial point of view, to such holders. For more information on this, see Proposal No. 1 – “The Merger – Opinion of the Financial Advisor to Multiband’s Special Committee” starting on page 33 of this proxy statement.

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The Special Committee and the Board of Directors confirmed that the terms of the merger agreement were substantially the same as the last draft that they reviewed. Management was then excused from the meeting and the Special Committee continued in executive session and deliberated on whether to recommend to the Board that the Company enter into the merger agreement. After discussion, the Special Committee voted unanimously to approve and adopt the merger agreement with Goodman and to recommend that Multiband shareholders vote to approve and adopt the merger agreement and the merger. After concluding its deliberations, management was asked to and did rejoin the meeting, at which point the Chair of the Special Committee conveyed its conclusion and recommendation to the full Board. After further discussion of the Special Committee’s recommendation, the Board of Directors voted to approve the merger and adopt the merger agreement and to recommend that Multiband shareholders vote to approve and adopt the merger agreement and the merger. An executed copy of Craig-Hallum’s written opinion was delivered shortly thereafter.

On May 21, 2013, after the Board and Special Committee Meetings, Mr. Mandel executed the merger agreement on behalf of the Company and a copy was delivered to Goodman’s outside counsel, which released the Goodman signature page from escrow.

On May 22, 2013, the Company and Goodman issued a joint press release publicly announcing the transaction and the Company filed a Form 8-K regarding the same.

Also on May 22, 2013, at the direction and under the supervision of the Special Committee, Craig-Hallum began soliciting other potential buyers per the terms of the “go-shop” provision in the Merger Agreement. For more information regarding these activities, please see the section entitled “Acquisition Proposals by Third Parties” beginning on page 62 of this proxy statement.

Recommendation of the Board of Directors; Reasons for the Merger

At the special meetings of the Multiband Special Committee and Board of Directors held on May 21, 2013, the Special Committee and the Board of Directors each determined that the merger was advisable, fair to and in the best interests of Multiband and its shareholders and unanimously approved and adopted the Merger Agreement. Accordingly, the Multiband Board of Directors recommends that Multiband shareholders vote “FOR” approval and adoption of the Merger Agreement and the merger at the special meeting of the Multiband shareholders.

In evaluating the proposed merger, the Multiband Special Committee and Board of Directors consulted with Multiband’s management and legal and financial advisors. In reaching their decision to approve and adopt the Merger Agreement, and to recommend that Multiband shareholders vote to approve and adopt the Merger Agreement and the merger, the Special Committee and Board of Directors considered a variety of factors weighing in favor of the merger, including the factors listed below:

•	the merger consideration of $3.25 per share of Multiband common stock;

•	the fact that the merger consideration represents a premium of approximately 26.0% over the Company’s closing price on May 21, 2013 (the last trading day before the announcement of the transaction) and a premium of approximately 47.6% over the Company’s average closing price during the 90 days ending on May 21, 2013;

•	the fact that the all-cash per share merger consideration will provide Multiband shareholders with immediate and certain value, in cash for their shares of Company common stock, while avoiding long-term business risk associated with a business substantially dependent upon an approximately 90% customer;

•	the fact that the Special Committee’s active and deliberate negotiations resulted in a price per common share that was significantly higher than Goodman’s initial proposal;

•	the fact that the holders of Multiband preferred shares would be entitled to cash payments pursuant to the applicable certificates of designation governing such shares;

•	the likelihood of the completion of the merger, based on, among other things:

°	the fact that the merger is not subject to a financing condition; and

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°	the outside completion date under the Merger Agreement provides sufficient time to complete the merger.

•	the availability of dissenters’ rights under the MBCA to holders of Multiband common and preferred stock who comply with all of the required procedures of the MBCA, which allows such holders to seek judicially determined appraisal of the fair value of their shares;

•	the opinion and presentation of Craig-Hallum on May 21, 2013 to the Special Committee as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Multiband common stock for their shares of common stock (other than as to Dissenting Shares or Excluded Shares), as more fully described below under the caption “—Opinion of the Financial Advisor to Multiband’s Special Committee”;

•	the Board of Directors’ and Special Committee’s familiarity with Multiband’s business, operations, financial condition, competitive position, business strategy and prospects, and general industry, economic and market conditions, including the inherent risks and uncertainties in Multiband’s business, in each case on a historical, current and prospective basis;

•	the possible alternatives to the merger, including the possibility of continuing to operate Multiband as an independent company, the range of possible benefits to Multiband shareholders of such alternatives relative to Multiband’s prospects as an independent company, and the timing and likelihood of accomplishing the goal of any such alternatives;

•	the fact that Craig-Hallum, a qualified and independent financial advisor, assisted the Special Committee in its deliberations and delivered an opinion as to the fairness, from a financial point of view, to the holders of Multiband common stock of the consideration to be paid to such holders in the merger for their shares of common stock (other than Dissenting Shares and Excluded Shares);

•	the judgment of the Special Committee and the Board of Directors, based upon the process leading to the Merger Agreement, including an assessment of the Company’s prospects in connection with continuing to operate Multiband as an independent company, that Goodman’s offer was an attractive alternative for Multiband’s shareholders and Company employees which are permitted considerations under section 302A.251, subd. 5 of the MBCA;

•	the fact that the Company obtained a consent to the transaction from DirecTV, a critical piece to any merger with Goodman or any other potential bidder;

•	the fact that Multiband negotiated a 45 day “go-shop” process in the Merger Agreement to protect shareholder interests, and would have Craig-Hallum’s professional assistance in soliciting other, better deals which Craig-Hallum was incented to locate, and which “go-shop” process would also allow a higher bid, if made;

•	the fact that the holders of Employee Options, warrants and restricted stock would be entitled to payment under the Merger Agreement;

•	the Special Committee understood the Company’s value to Goodman to be substantial because of Multiband’s: (i) large technical workforce, and (ii) the potential for revenue diversification for Goodman; and

•	the terms of the Merger Agreement that provide that, under certain circumstances and subject to certain conditions, Multiband was permitted to furnish information to and conduct negotiations with a third party in connection with an unsolicited potential superior proposal for a business combination or acquisition of Multiband.

The Multiband Special Committee and Board of Directors also considered potential risks relating to the merger, including the following:

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•	the risks and costs to Multiband if the merger does not close, the significant distractions that Multiband’s management and other employees will experience during the pendency of the merger, and the transaction costs that will be incurred even if the merger is not consummated;

•	the fact that an all-cash transaction generally would be a taxable transaction to Multiband’s shareholders for U.S. federal income tax purposes;

•	the customary restrictions on the conduct of Multiband’s business prior to the completion of the merger, requiring Multiband to conduct its business in all material respects only in the ordinary course, subject to specific limitations, which may delay or prevent Multiband from undertaking business opportunities that may arise pending completion of the merger;

•	the provision in the Merger Agreement requiring Multiband to pay a termination fee (which includes expenses) of $5.0 million, or under certain circumstances, $6.0 million, if the Merger Agreement is terminated;

•	the merger is conditioned upon the receipt of certain regulatory consents, which are not entirely within Multiband’s control;

•	the conflict of interest related to the security ownership (including shares of common and preferred stock, options, warrants and restricted stock) of management and the directors, including the independent directors who comprised the Special Committee, when considering and negotiating the merger consideration and the manner in which the securities of the Company would be treated upon consummation of the merger;

•	the conflict of interest related to requiring new employment agreements for certain management and how the involved individuals were excluded from participation in the negotiation and evaluation of the Goodman proposal and the Merger Agreement;

•	the merger would preclude our shareholders from having the opportunity to participate in the future performance of Multiband’s business, including possible future earnings growth and future appreciation of the value of its common stock that could result if Multiband were able to carry out its business plan successfully; and

•	the possibility that, notwithstanding the provisions of the Merger Agreement permitting Multiband to change its recommendation to support a superior proposal, the termination fee payable upon Multiband’s execution of a definitive agreement for an alternative transaction or the consummation of an alternative transaction might discourage other parties that might have an interest in a business combination with, or an acquisition of, Multiband.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee and Board of Directors also considered the following factors relating to the procedural safeguards that they implemented to permit the Special Committee to effectively represent the interests of the Company’s shareholders:

•	the fact that the Special Committee, which consisted of six independent directors who are not affiliated with Goodman or any entity controlled by Goodman, and excluding members of management, along with the Company’s financial and legal advisors, met formally 12 times between December 21, 2012, the date the Special Committee was formed, and May 21, 2013, the date the Merger Agreement was signed (excluding joint meetings with the Board of Directors);

•	the fact that members of the Special Committee actively set strategy for and oversaw the negotiation of pricing and other terms with Goodman and ultimately recommended unanimously to the Board of Directors that it should determine that the merger is fair to and in the best interests of the Company and the shareholders, approve the Merger Agreement and the merger, recommend that the shareholders vote their shares of Company common stock in favor of adoption of the Merger Agreement and direct that the Merger Agreement be submitted to the shareholders for their adoption at a shareholders’ meeting in accordance with applicable law or regulation;

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•	the fact that, the members of the Special Committee did not receive special compensation for their service and other than their receipt of Board of Directors’ fees and the interests described under “Proposal No. 1 - The Merger—Interests of Multiband Directors and Executive Officers in the Merger” beginning on page 43 of this proxy statement, members of the Special Committee do not have interests in the merger different from, or in addition to, those of the Company’s shareholders generally and none of the members will have a role in or with Multiband or Goodman following consummation of the merger;

•	the fact that the Special Committee was involved in extensive deliberations over several months regarding the proposed acquisition of the Company, and was provided broad authority and sufficient resources, including access to the Company’s management and the Company’s counsel and advisors;

•	the Special Committee’s extensive negotiations with Goodman, which, among other things, resulted in an increase in the offer price from $2.32 per share of Company common stock to $3.25 per share of Company common stock and resulted in significantly more favorable contractual terms than those initially proposed by Goodman;

•	the requirement that the Merger Agreement be approved by the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting of shareholders;

•	subject to the Board of Directors’ approval, the Special Committee had exclusive authority and control to negotiate the terms of the Merger Agreement and to decide whether to recommend the Merger Agreement and the merger or any alternative thereto; and

•	that the Special Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Goodman.

The foregoing discussion addresses the material factors considered by the Multiband Special Committee and Board of Directors in their consideration to approve the merger and approve and adopt the Merger Agreement, including factors that support the merger, including certain procedural safeguards, as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Multiband Special Committee and Board of Directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching their determinations. The determinations to approve the merger and approve and adopt the Merger Agreement were made after consideration of all of the factors as a whole and the foregoing discussion does not necessarily contain all of the factors considered by the Multiband Special Committee or Board of Directors as a whole or by individual directors. In addition, individual members of the Multiband Special Committee and Board of Directors may have given different weights to different factors.

Multiband Financial Projections

Multiband does not, as a matter of course, make available to the public its financial projections. However, Multiband’s management prepared the internal projections (the “Projections”) to present a hypothetical view of future operating results as part of its typical Board of Director materials, and permitted their use by Craig-Hallum in connection with providing its opinion. As such, the Projections were provided to the Board, which includes all of the members of the Special Committee. These financial projections were also made available to Goodman as part of the discussion and negotiation of the Merger Agreement.

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Financial Projections for the Four Years Ending December 31, 2016

Fiscal Year Ending December 31	2013	2014	2015	2016
	(Dollars in millions)
Revenue	$324.2	$344.4	361.0	$374.5
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	21.1	24.4	25.4	26.2
Earnings Before Interest and Taxes (EBIT)	13.8	14.7	18.0	21.8
Capital Expenditures	2.1	1.5	0.5	0.5
Unlevered Free Cash Flow	9.8	19.8	19.2	17.4

Net Income	6.2	7.6	10.3	13.0
Income Tax	4.1	5.1	6.9	8.7
Other	0.2	-	-	-
Interest Expense, net	3.3	2.0	0.8	0.1
EBIT	$13.8	$14.7	$18.0	$21.8
Depreciation & Amortization	6.1	8.3	6.1	3.0
Stock-Based Compensation	1.1	1.4	1.4	1.4
EBITDA	$21.1	$24.4	$25.4	$26.2

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission, U.S. generally accepted accounting principles, or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of projected financial information. The Projections presented, to the best of management’s knowledge and belief, the hypothetical future financial performance of Multiband, subject to the following key assumptions: (i) Multiband in its then-present form and configuration would focus on its existing markets and products; (ii) the market size and potential for Multiband’s products will experience modest growth; (iii) Multiband will achieve projected sales growth through a combination of leveraging existing products and distribution channels, product line enhancements and targeted entry into new geographic markets; (iv) Multiband will make modest investments to grow sales and enhance product offerings; (v) Multiband will be able to maintain and achieve margin assumptions through product cost reductions and improvements and price increases to customers as appropriate; and (vi) Multiband’s operating costs will include the continued costs of public company reporting and compliance, with no effect given to the completion of the merger.

The Projections were prepared in good faith at the time they were made; however, the Projections are hypothetical estimates of Multiband’s future financial performance, and you should not assume that the Projections will remain accurate or reflective of management’s view as of any future date. This information is not fact and Multiband does not assume responsibility if future results are materially different from those forecast. Accordingly, actual results could vary, and likely would vary, significantly from those set forth in the Projections above. The Projections are included solely for the purpose of giving Multiband’s shareholders access to the same non-public information that was provided to Goodman, the Special Committee, the Board of Directors and Craig-Hallum.

Opinion of the Financial Advisor to Multiband’s Special Committee

Pursuant to an engagement letter dated December 26, 2012, the Multiband Special Committee requested that Craig-Hallum Capital Group, LLC (“Craig-Hallum”) render to the Multiband Special Committee an opinion as to the fairness, from a financial point of view, to the holders of Multiband common stock of the consideration to be paid to such holders in the merger for their shares of common stock (other than Dissenting Shares and Excluded Shares). At the meeting of the Multiband Special Committee on May 21, 2013, Craig-Hallum rendered its oral opinion, subsequently confirmed in writing, to the Multiband Special Committee to the effect that, as of that date and based on and subject to the assumptions made, matters considered and qualifications and limitations on the review undertaken by Craig-Hallum set forth in such written opinion, the consideration provided for in the Merger Agreement of $3.25 in cash per share of Multiband common stock for their shares of common stock (other than as to Dissenting Shares or Excluded Shares) was fair to the holders of Multiband common stock from a financial point of view.

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The full text of the written opinion of Craig-Hallum, dated May 21, 2013, which sets forth, among other things, the assumptions made, matters considered and qualifications and limitations on the review undertaken by Craig-Hallum in rendering its opinion, is attached as Annex B to this proxy statement. Multiband encourages its shareholders to read the opinion carefully in its entirety. Craig-Hallum’s opinion was limited to the fairness, from a financial point of view, of the consideration provided for in the Merger Agreement of $3.25 in cash per share of Multiband common stock to the holders of Multiband common stock for their shares of common stock (other than as to Dissenting Shares and Excluded Shares). Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Craig-Hallum’s opinion was addressed to the Multiband Special Committee and was not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter. The summary of Craig-Hallum’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this proxy statement.

In arriving at its opinion, Craig-Hallum, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition and operations of Multiband that Craig-Hallum believed to be relevant to its inquiry.

•	Reviewed certain internal information concerning the business, financial condition and operations of Multiband prepared and furnished to Craig-Hallum by the management of Multiband that Craig-Hallum believed to be relevant to its inquiry.

•	Reviewed certain internal financial analyses, estimates and forecasts relating to Multiband, prepared and furnished to Craig-Hallum by the management of Multiband.

•	Reviewed Multiband’s internal financial projections for calendar years ended December 31, 2013 through December 31, 2016, prepared and furnished to Craig-Hallum by the management of Multiband.

•	Reviewed the publicly available audited financial statements of Multiband for the fiscal years ended December 31, 2010, December 31, 2011, December 31, 2012, and the publicly available unaudited financial statements for the three month period ended March 31, 2013.

•	Held discussions with members of senior management of Multiband concerning their evaluations of the merger and their businesses, operating and regulatory environments, financial conditions, prospects and strategic objectives, as well as such other matters as Craig-Hallum deemed necessary or appropriate for purposes of rendering its opinion.

•	Reviewed the historical market prices and trading activity for Multiband common stock.

•	Compared certain publicly available financial and stock market data for Multiband with similar information for certain other publicly traded companies that Craig-Hallum deemed to be relevant.

•	Reviewed the publicly available financial terms of certain other business combination transactions that Craig-Hallum deemed to be relevant and the consideration received for and paid in such transactions that Craig-Hallum believed to be generally relevant.

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•	Reviewed the premiums paid on certain recent acquisitions of U.S. companies, the securities of which were publicly traded.

•	Performed a discounted cash flow analysis of Multiband on a stand-alone basis utilizing information prepared and furnished to Craig-Hallum by the management of Multiband.

•	Reviewed the draft Merger Agreement, dated May 20, 2013, which is the latest draft provided to Craig-Hallum prior to the date of its opinion letter.

•	Conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Craig-Hallum deemed necessary and appropriate in arriving at its opinion.

In conducting its review and rendering its opinion, Craig-Hallum, at the direction and with the consent of the Multiband Special Committee: relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with, reviewed by, provided to or otherwise made available to Craig-Hallum, and did not attempt to independently verify, and assumed no responsibility for the independent verification, of such information; relied upon the assurances of Multiband’s management that the information provided was prepared on a reasonable basis in accordance with industry practice, and that management was not aware of any information or facts that made the information provided to Craig-Hallum incomplete or misleading; assumed that there were no material changes in Multiband’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Craig-Hallum prior to the date of its opinion; assumed that Multiband was not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the merger; assumed with respect to financial forecasts, estimates of net operating loss tax benefits and other estimates and forward-looking information relating to Multiband and the merger reviewed by Craig-Hallum, that such information reflected the best available estimates and judgments of Multiband’s management at that time; and expressed no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of Multiband or the assumptions on which they were based.

Craig-Hallum was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Craig-Hallum, nor was Craig-Hallum furnished with any such verification and Craig-Hallum does not assume any responsibility or liability for the accuracy or completeness thereof. Craig-Hallum did not conduct a physical inspection of any of the properties or assets of Multiband. Craig-Hallum did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Multiband, nor was Craig-Hallum furnished with any such evaluations or appraisals, nor did Craig-Hallum evaluate the solvency of Multiband under any state or federal laws.

Craig-Hallum also assumed, at the direction and with the consent of the Multiband Special Committee, that the final executed form of the Merger Agreement did not differ in any material respects from the latest draft provided to Craig-Hallum, and that the merger will be consummated in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Multiband or Goodman or the contemplated benefits of the merger. Craig-Hallum is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of Multiband and its legal, tax and regulatory advisors with respect to such matters.

In arriving at its opinion, Craig-Hallum was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Multiband or its assets. Craig-Hallum did not consider the relative merits of the merger as compared to any other business plan or opportunity that might be available to Multiband or the effect of any other arrangement in which Multiband might engage. Craig-Hallum was directed by the Multiband Special Committee to provide its opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Multiband common stock for their shares of common stock (other than as to Dissenting Shares and Excluded Shares) in the proposed merger with Goodman Networks. Craig-Hallum expressed no opinion as to the amount, nature or fairness of consideration or compensation to be received in or as a result of the proposed merger by preferred stock holders, warrant holders, option holders, officers, directors, employees or any other class of such persons or relative to or in comparison with the merger consideration to be received by holders of common stock for their common shares. In that regard, Craig-Hallum was advised by Multiband directly or through its other advisors that the amounts received by such preferred stock holders, warrant holders, option holders, officers, directors, employees or other class of such persons in or as a result of the proposed merger are in compliance and accordance with their contract or contract-like rights under the existing terms of their preferred stock and agreements with Multiband. The analyses conducted by Craig-Hallum in reaching its opinion reflected the outstanding shares of Multiband preferred stock as the payment right to which Multiband management and its other advisors represented that such preferred shares were entitled, which was equal to the aggregate liquidation amount of such shares of preferred stock calculated by Multiband management and represented by Multiband management as being the aggregate amount payable with respect to the preferred stock in the Merger. Craig-Hallum’s opinion did not address any other aspect or implication of the merger, the Merger Agreement or any other agreement or understanding entered into in connection with the merger or otherwise.

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Craig-Hallum’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Craig-Hallum, as of the date of its opinion. Craig-Hallum did not express any opinion as to the prices or trading ranges at which Multiband common stock will trade at any time. Furthermore, Craig-Hallum did not express any opinion as to the impact of the merger on the solvency or viability of the surviving corporation in the merger or the ability of the surviving corporation to pay its obligations when they become due.

Craig-Hallum’s opinion was not intended to and does not constitute a recommendation to any shareholders as to how such holder should vote with respect to the merger or any other matter, and should not be relied upon by any shareholder as such. Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Craig-Hallum’s opinion was approved by a fairness opinion committee in accordance with established procedures.

The merger consideration was determined through negotiations between Multiband and Goodman and was approved by the Multiband Special Committee. Craig-Hallum provided advice to Multiband and the Multiband Special Committee during these negotiations, but did not recommend any specific consideration to Multiband or the Multiband Special Committee or suggest that any specific consideration constituted the only appropriate consideration for the merger. In addition, Craig-Hallum’s opinion and its presentation to the Multiband Special Committee were one of many factors taken into consideration by the Multiband Special Committee in deciding to approve the merger. Consequently, the analyses as described below should not be viewed as determinative of the opinion of the Multiband Special Committee with respect to the consideration to be paid to the holders of shares of Multiband common stock for their shares of common stock or whether the Multiband Special Committee would have been willing to determine that different consideration was fair.

Summary of Financial Analyses

In accordance with customary investment banking practice, Craig-Hallum employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Craig-Hallum to the Multiband Special Committee on May 21, 2013, and that were utilized by Craig-Hallum in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Craig-Hallum, nor does the order of analyses described represent the relative importance or weight given to those analyses by Craig-Hallum. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Craig-Hallum’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 21, 2013, and is not necessarily indicative of current or future market conditions.

For purposes of its standalone analyses performed on Multiband, Craig-Hallum utilized Multiband’s internal financial projections for calendar years ended December 31, 2013 through December 31, 2016 prepared and furnished to Craig-Hallum by the management of Multiband. Information regarding the net debt, number of fully-diluted shares of common stock outstanding and net operating losses for Multiband was provided by management.

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Selected Comparable Companies Analysis

Craig-Hallum reviewed and compared certain financial information for Multiband to corresponding financial information, ratios and public market multiples for the following publicly traded companies, which, in the exercise of its professional judgment, it believed to be relevant to its analysis and met the criteria of (i) being in the industrial services and construction and engineering industries, (ii) focusing on integrated telecommunications services, light construction and engineering services, and oil and gas services, (iii) focusing on installation services, and (iv) having positive adjusted EBITDA:

Selected Companies:

•	Black Box Corporation

•	Comfort Systems USA, Inc.

•	Dycom Industries, Inc.

•	MasTec, Inc.

•	Matrix Service Company

•	MYR Group, Inc.

•	Pike Electric Corporation

•	UniTek Global Services, Inc.

Craig-Hallum obtained financial metrics and projections for the selected companies from SEC Edgar and S&P Capital IQ (“Capital IQ”). In its analysis, Craig-Hallum derived and compared multiples for Multiband and the selected companies, calculated as follows:

•	the total enterprise value (“TEV”) as a multiple of actual adjusted EBITDA for the last 12 months, which is referred to below as “TEV/LTM Adjusted EBITDA”;

•	the TEV as a multiple of estimated adjusted EBITDA for calendar year 2013, which is referred to below as “TEV/2013E Adjusted EBITDA”;

•	the TEV as a multiple of estimated adjusted EBITDA for calendar year 2014, which is referred to below as “TEV/2014E Adjusted EBITDA”;

TEV means market capitalization plus all outstanding debt and capital lease obligations plus preferred stock liquidation amount plus minority interest less equity investments in affiliates less cash and cash equivalents. Adjusted EBITDA means operating income (loss) attributable to continuing operations, adjusted to exclude the following items: (a) non-cash employee and director compensation and restructuring charges; (b) amortization; (c) depreciation; and (d) restructuring and any other expenses deemed non-recurring in nature (with respect to the selected companies).

This analysis indicated the following:

Financial Multiple	25th Percentile*	Median*	75th Percentile*

TEV/LTM Adjusted EBITDA	5.5x	7.5x	8.7x

TEV/2013E Adjusted EBITDA	5.9x	7.3x	7.6x

TEV/2014E Adjusted EBITDA	5.3x	6.1x	6.8x

* Excludes Multiband.

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In reviewing this analysis, Craig-Hallum also considered, among other things, the relative comparability of the selected companies to Multiband. Based upon the foregoing and applying its professional judgment, Craig-Hallum selected the representative ranges of the 25th percentile to the 75th percentile for each period. Craig-Hallum then applied the respective representative ranges to adjusted EBITDA for Multiband, resulting in ranges of implied total enterprise values. These total enterprise values were further adjusted for Multiband’s net debt as of March 31, 2013 per Multiband’s 10-Q filing on May 15, 2013, and preferred stock liquidation amount, to calculate ranges of implied common stock equity values. All of the aforementioned implied common stock equity value ranges were then divided by the number of fully-diluted shares outstanding of Multiband based on the treasury-stock method as of March 31, 2013, as reported by Multiband to Craig-Hallum, to calculate the following ranges of implied equity values per share of Multiband common stock:

Financial Multiple	Representative Range	Implied per Common Share Equity Value Reference Range

TEV/LTM Adjusted EBITDA	5.5x – 8.7x*	$1.43 – $3.14

TEV/2013E Adjusted EBITDA	5.9x – 7.6x*	$3.60 – $5.01

TEV/2014E Adjusted EBITDA	5.3x – 6.8x*	$3.83 – $5.23

*	TEV/LTM Adjusted EBITDA, TEV/2013E Adjusted EBITDA and TEV/2014E Adjusted EBITDA multiple ranges reflect the 25th to 75th percentile range distribution of the peer group.

Craig-Hallum noted that the range of prices of Multiband common stock implied by this analysis was between $1.43 and $5.23 per share, compared to the consideration of $3.25 per share in cash to be paid to the holders of Multiband common stock in the merger for their shares of common stock.

Although Craig-Hallum selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of Multiband, no selected company is identical to Multiband. In evaluating the financial multiples for the selected companies, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Accordingly, Craig-Hallum’s comparison of selected companies to Multiband and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Multiband.

Precedent Transaction Analysis

Craig-Hallum performed a selected precedent transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of selected transactions that share some characteristics with the merger. Craig-Hallum reviewed and compared the proposed financial terms offered for Multiband to corresponding publicly available financial terms in eight selected acquisitions. Craig-Hallum reviewed precedent transactions that, in the exercise of its professional judgment, it believed to be relevant to its analysis and that met the following criteria: (i) a U.S. based target company that focused on integrated telecommunications services, light construction and engineering services, and oil and gas services, (ii) a target company with a focus on installation services, (iii) announced since January 1, 2008 with publicly available financial terms, (iv) a target company with implied enterprise value of less than $1 billion, and (v) the acquisition was not of a minority interest. In its analysis, Craig-Hallum reviewed the following precedent transactions as of the date of announcement:

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Acquirer	Target	Date Announced
DirectSat USA, LLC	Skylink, Ltd.	September 2012

Cardno USA, Inc.	ATC Group Services, Inc.	February 2012

Comfort Systems USA, Inc.	ColonialWebb Contractors Co., Inc.	July 2010

Michael Baker Corporation	The LPA Group, Inc.	May 2010

MasTec, Inc.	Precision Pipeline, LLC	November 2009

Quanta Services, Inc.	Price Gregory Services, Inc.	September 2009

DIRECTV Enterprises, LLC	180 Connect, Inc.	April 2008

Timios National Corporation	Safety and Ecology Corporation	March 2008

For each precedent transaction indicated above, using company filings, Capital IQ, and press releases, Craig-Hallum calculated multiples of transaction value to LTM adjusted EBITDA. From this analysis, Craig-Hallum derived the 25th percentile and the 75th percentile for the selected precedent transactions set forth in the following table:

	25th Percentile*	Median*	75th Percentile*
TEV/LTM Adjusted EBITDA Multiple	3.5x	5.0x	5.8x

In reviewing this analysis, Craig-Hallum also considered, among other things, the relative comparability of the precedent transactions and targets to the merger and Multiband. Based on the foregoing and applying its professional judgment, Craig-Hallum selected a reference range of TEV/LTM Adjusted EBITDA multiples of 3.5x to 5.8x, which reflected a range of the 25th percentile to the 75th percentile of the selected precedent transactions, and which Craig-Hallum deemed most meaningful for this analysis. Craig-Hallum applied LTM Adjusted EBITDA as of March 31, 2013 for Multiband to this reference range of multiples to determine a range of implied enterprise values for Multiband. These total enterprise values were further adjusted for Multiband’s net debt as of March 31, 2013 per Multiband’s 10-Q filing on May 15, 2013, and preferred stock liquidation amount, to calculate a range of implied common stock equity value. The implied common stock equity value range was then divided by the number of fully-diluted shares outstanding of Multiband based on the treasury-stock method as of March 31, 2013, as reported by Multiband to Craig-Hallum, to calculate the following range of implied equity values per share of Multiband common stock of $0.25 to $1.57, compared to the consideration of $3.25 in cash per share to be paid to the holders of Multiband common stock in the merger.

Financial Multiple	Representative Range	Implied per Common Share Equity Value Reference Range
TEV/LTM Adjusted EBITDA	3.5x – 5.8x	$0.25 – $1.57

No company or transaction utilized in the selected precedent transactions analysis is identical to Multiband or the merger. In evaluating the precedent transactions, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Multiband, such as the impact of competition on the business of Multiband or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Multiband or the industry or in the financial markets in general. In particular, Multiband relies significantly on its primary customer DIRECTV. Craig-Hallum did not directly factor this consideration into its financial metrics.

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Illustrative Premiums Paid Analysis

Craig-Hallum performed a premiums paid analysis based upon the premiums paid in 105 precedent 100% cash acquisitions of U.S. publicly-traded companies in all sectors with TEVs between $50 million and $150 million that had been successfully completed since January 2009 where at least 80% of the target company was acquired. Craig-Hallum analyzed the transactions to determine the premium paid for the target company as determined using the equity value of the target on the date that was one day, one week, one month, three months and six months prior to the deal announcement. Based on this analysis, Craig-Hallum observed the following:

	Premium to Equity Value
	1 Day	1 Week	1 Month	3 Month	6 Month
75th Percentile	72.5%	80.6%	82.0%	75.6%	81.0%
Median	42.5%	46.5%	44.5%	48.5%	48.1%
25th Percentile	21.9%	22.7%	29.0%	26.1%	20.8%

Based on this premiums paid analysis, Craig-Hallum selected the representative ranges of the 25th percentile to the 75th percentile for each historical premium to calculate ranges of implied common stock equity values per share of Multiband common stock for Multiband. Craig-Hallum then applied the respective representative ranges to historical trading prices of Multiband, to calculate ranges of implied equity values per share of Multiband common stock:

Premium	Representative Range	Implied per Common Share Equity Value Reference Range
1 Day Premium	21.9% – 72.5%	$3.15 – $4.45
1 Week Premium	22.7% – 80.6%	$2.69 – $3.95
1 Month Premium	29.0% – 82.0%	$2.70 – $3.80
3 Month Premium	26.1% – 75.6%	$2.65 – $3.69
6 Month Premium	20.8% – 81.0%	$1.78 – $2.66

No company or transaction used in the premiums paid analysis is identical or directly comparable to Multiband or its business or the merger.

Craig-Hallum also reviewed the historical trading price per share of Multiband common stock for the 52-week period ending on May 21, 2013. Craig-Hallum noted that the lowest and highest closing sale prices per share of Multiband common stock during the 52-week period ended on May 21, 2013 were $1.45 and $2.58, compared to the consideration of $3.25 per share in cash to be paid to the holders of Multiband common stock in the merger for their shares of common stock.

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Discounted Cash Flow Analysis

Craig-Hallum conducted an illustrative discounted cash flow analysis for the company on a stand-alone basis, which is designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied equity values per share of Multiband common stock based on forecasts of future unlevered free cash flows for the remainder of 2013 as of May 21, 2013 through fiscal year 2016 provided by management of Multiband. Craig-Hallum first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, plus stock-based compensation, less the amount of any increase or plus the amount of any decrease in net working capital, and less capital expenditures) of Multiband for fiscal years 2013 to 2016, using an assumed tax rate of 39.8% (which tax rate was provided by Multiband). Craig-Hallum then calculated a terminal value for Multiband using the perpetuity growth method and the terminal value method. The terminal value for the perpetuity growth method was calculated by applying to the fiscal year 2016 estimated unlevered free cash flow a selected range of perpetuity growth rates of 2.0% to 4.0%, which is slightly above the last 10-year GDP average growth rate. The terminal value for the terminal value method was calculated by applying a range of terminal last twelve month (“LTM”) EBITDA multiples of 3.5x to 5.5x (which range was selected based on Craig-Hallum’s professional judgment after consideration of the precedent M&A transaction multiples for the selected transactions) to Multiband management’s forecast of EBITDA for fiscal year 2016 for Multiband. In addition, Craig-Hallum added Multiband’s net operating loss carryforwards expected to be utilized by the Company’s management to reduce future federal and state taxes, in each case based on the Company’s internal estimates of the Company’s management. These unlevered free cash flows, terminal values and net operating loss carryforwards were then discounted to present values as of May 21, 2013 using a range of discount rates of 13.5% to 17.5% (which range was selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using Multiband and the comparable company data) to calculate a range of implied total enterprise values for Multiband. These total enterprise values were further adjusted for Multiband’s net debt as of March 31, 2013 per Multiband’s 10-Q filing on May 15, 2013, and preferred stock liquidation amount, to calculate a range of implied common stock equity values. The aforementioned implied common stock equity value ranges were then divided by the number of fully-diluted shares outstanding of Multiband based on the treasury-stock method as of March 31, 2013, as reported by Multiband to Craig-Hallum, to calculate the ranges of implied equity values per share of Multiband common stock. From this analysis, Craig-Hallum derived the 25th percentile and the 75th percentile for the values produced from the discounted cash flow analysis set forth in the following table:

Discounted Cash Flow Analysis	Implied per Common Share Equity Value Reference Range
Perpetuity Growth Method	$3.59 – $4.64
Terminal Value Method	$3.09 – $3.81

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Craig-Hallum. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Craig-Hallum’s fairness determination. Rather, Craig-Hallum considered the totality of the factors and analyses performed in arriving at its opinion. Craig-Hallum based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Craig-Hallum based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Craig-Hallum are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Craig-Hallum analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

As part of its investment banking business, Craig-Hallum and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Craig-Hallum was selected as financial advisor to Multiband and the Multiband Special Committee with respect to the merger on the basis of Craig-Hallum’s experience and its familiarity with Multiband and the industry in which Multiband operates.

Pursuant to the engagement letter dated December 26, 2012, Multiband agreed to pay Craig-Hallum fees for its services which are currently estimated to be approximately $2.1 million in the aggregate as of the date of this filing. The fees payable to Craig-Hallum are as follows: (i) a fee equal to 1.5% of the Aggregate Transfer Value of a Sale or Merger (as such terms are defined in the engagement letter), whether with Goodman or another party pursuant to the solicitation permitted under the Merger Agreement, (ii) $350,000 upon delivery of Craig-Hallum’s opinion, and (iii) if a Sale or Merger does not occur and a break-up or termination fee is payable to Multiband, a fee equal to 25% of such termination or break-up fee. Multiband also agreed to reimburse Craig-Hallum for its out-of-pocket expenses and to indemnify Craig-Hallum for certain liabilities arising out of the performance of such services (including the rendering of its opinion). In addition, Craig-Hallum has performed other investment banking and financial advisory services for Multiband in the past, during which time Craig-Hallum became familiar with Multiband, its financial attributes and its management, and for which services Craig-Hallum received customary compensation. Specifically, during the two years preceding the date of its opinion, Craig-Hallum was engaged to serve as the sole book-running manager on Multiband’s $39 million underwritten follow-on equity offering in May 2011 for which Craig-Hallum received commissions of $1,031,124 and approximately $185,000 in expense reimbursement from Multiband and commissions of $1,191,642 from a selling shareholder who participated in such offering. In addition, Craig-Hallum received a $45,000 fee in conjunction with Sapphire Financial’s placement of Multiband debt in March 2013. Craig-Hallum has never been retained by Goodman for any services and has never been paid any compensation by Goodman. In the ordinary course of business, Craig-Hallum and its affiliates may actively trade or hold the securities of Multiband or any of their affiliates for Craig-Hallum’s or Multiband’s account or for others and, accordingly, may at any time hold a long or short position in such securities. In addition, Craig-Hallum makes a market in Multiband’s common stock and provides research coverage on the Company’s common stock.

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Craig-Hallum’s analyses were prepared solely as part of Craig-Hallum’s analysis of the fairness, from a financial point of view, as of May 21, 2013, of the consideration to be paid to the holders of Multiband common stock for their shares of common stock in the merger (other than as to Dissenting Shares or Excluded Shares) and were provided to the Multiband Special Committee in that connection. The opinion of Craig-Hallum was only one of the factors taken into consideration by the Multiband Special Committee in making its determination to approve the Merger Agreement and the merger.

Effects of the Merger

Legal Effects under Minnesota Law. At the effective time of the merger, Merger Sub will merge with and into Multiband and Multiband will continue as the surviving corporation and as a wholly-owned subsidiary of Goodman. As the surviving corporation after the merger, Multiband will have all the property, rights and powers of Multiband and Merger Sub before the merger, and it will be liable for all of the debts, liabilities and obligations of Multiband and Merger Sub before the merger. After the merger, the separate corporate existence of Merger Sub will cease.

Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation and bylaws, as amended, of Multiband as in effect immediately before the effective time of the merger will be amended to read in the form attached as Exhibit A and B, respectively, to the Merger Agreement, and will be the articles of incorporation and bylaws of the surviving corporation upon completion of the merger.

Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately before the merger will continue as directors of the surviving corporation after the merger, and the surviving corporation will, at the effective time of the merger appoint James L. Mandel as the Chief Executive Officer of the surviving corporation and Steven M. Bell as the Chief Financial Officer of the surviving corporation. No Multiband director will continue as a director of Multiband or become a director of Goodman once the merger is consummated.

Exchange of Securities. At the effective time of the merger,

•	each share of Multiband common stock issued and outstanding (other than dissenting shares) will be cancelled and converted into the right to receive $3.25 in cash, without interest;

•	each share of Multiband Class A, Class C and Class F convertible preferred stock issued and outstanding (other than dissenting shares) will be cancelled and converted into the right to receive $10.50, $10.00 or $10.00, respectively, in cash, plus applicable accrued and unpaid dividends, if any, without interest, upon surrender of the certificate representing such share of Multiband preferred stock in the manner provided in the Merger Agreement;

•	each share of Multiband common or preferred stock for which dissenters’ rights have been exercised and perfected will be treated as described under the heading “Dissenters’ Rights” in this proxy statement;

•	each Director Option issued and outstanding under the terms of the Multiband 2000 Non-Employee Directors Stock Compensation Plan will be cancelled and converted into the right to receive a cash payment per share equal to the excess, if any, of $3.25 over the per share exercise price of the applicable Director Option, without interest, less applicable withholding taxes (“Director Option Consideration”);

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•	each Employee Option issued and outstanding under the terms of the Multiband 1999 Stock Compensation Plan will, if deemed amended by an Option Amendment, be cancelled and converted into the right to receive a cash payment per share equal to the greater of (i) the excess, if any, of $3.25 over the per share exercise price of the applicable Employee Option without interest, less applicable withholding taxes, or (ii) $0.50, without interest, less applicable withholding taxes, per Employee Option;

•	each outstanding share of restricted stock held by Multiband employees and directors under any Company stock plan will be cancelled and converted into the right to receive a cash payment per share of $3.25, without interest, less applicable withholding taxes;

•	each outstanding warrant will, pursuant to a warrant termination agreement, be cancelled and converted into the right to receive a cash payment per share equal to the excess, if any, of $3.25 over the per share exercise price of the warrant, without interest, less applicable withholding taxes; and

•	each share of common stock of Merger Sub will be converted into one share of common stock of the surviving corporation in the merger.

Effects on Nasdaq Listing and Exchange Act Registration. Upon completion of the merger, Multiband common stock will be delisted from the NASDAQ Capital Market and price quotations will no longer be available. Multiband common stock is currently registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the merger, registration of Multiband common stock under the Exchange Act will be terminated, and Multiband will be relieved of its obligation to comply with the public reporting requirements of the Exchange Act. Accordingly, Multiband will no longer be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. In addition, Multiband will no longer be subject to the proxy rules in Regulation 14A and the short-swing trading profit provisions of Section 16 of the Exchange Act.

Interests of Multiband Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors to approve and adopt the Merger Agreement and the merger, you should be aware that some of Multiband’s directors and officers have interests in the merger or have relationships, including those referred to below, that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger. The Special Committee and the Board of Directors were aware of these actual or potential conflicts of interest and considered them along with other matters that have been described in this proxy statement under the heading “The Merger—Reasons for the Merger.”

Ownership of Multiband Stock. Most of our directors and executive officers own Multiband common stock and, like our shareholders, will be entitled to receive $3.25 in cash in exchange for the cancellation of their shares of common stock pursuant to the terms of the Merger Agreement as detailed in the following table. The table shows the number of shares of common stock held by each of our directors and executive officers and the amounts each will receive in Common Merger Consideration upon completion of the merger. We also refer you to the information included elsewhere in this proxy statement under the heading “Security Ownership of Principal Shareholders and Management of Multiband” for information regarding our current directors and executive officers and their beneficial share ownership in Multiband.

Name of Director or Executive Officer	Number of Shares of Common Stock	Amount to be Paid upon Completion of the Merger
Steven M. Bell	111,473	$ 362,287
Frank Bennett	343,291	1,115,696
Eugene Harris	114,145	370,971
James L. Mandel	291,631	947,801
Donald Miller	258,615	840,499
Peter Pitsch	17,006	55,270
Martin Singer, Ph.D.	12,000	39,000
Stephen Kezirian	20,000	65,000
David Ekman	320,217	1,040,705
Kent Whitney	38,200	124,150
Tom Beaudreau	-	-
Total	1,526,578	$4,961,379

Ownership of Multiband Preferred Stock. One of our officers, David Ekman, owns shares of Class C Multiband Preferred Stock as detailed in the following table.

Name of Executive Officer	Number of Shares of Preferred Stock Class C	Amount to be Paid upon Completion of the Merger
Dave Ekman	109,000	$1,090,000
Total	109,000	$1,090,000

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Ownership of Multiband Stock Options. All of our directors and executive officers hold options to purchase shares of Multiband common stock. Our directors and executive officers will, like the other holders of Multiband stock options, be entitled to receive cash in exchange for the cancellation of their stock options pursuant to the terms of the Merger Agreement. The following table shows the number of stock options held by each of our directors and executive officers and the amounts each of these directors and officers will receive with respect to their Multiband stock options upon completion of the merger:

Name of Director or Executive Officer	Number of Options	Amount to be Paid upon Completion of the Merger
Steven M. Bell	236,859	$ 230,930
Frank Bennett	110,401	93,330
Eugene Harris	110,401	93,330
James L. Mandel	1,264,469	1,346,636
Donald Miller	140,401	99,580
Peter Pitsch	30,846	22,416
Martin Singer, Ph.D.	23,663	33,625
Stephen Kezirian	23,663	33,625
David Ekman	90,000	90,000
Kent Whitney	100,000	140,000
Tom Beaudreau	150,000	217,500
Total	2,280,703	$2,400,972

Any amounts actually paid to these directors and executive officers for the cancellation of their stock options will be reduced by any applicable withholding taxes.

Ownership of Multiband Restricted Stock. Four of our executive officers own shares of restricted stock. Our executive officers will, like the other holders of restricted stock, be entitled to receive cash in exchange for the cancellation of their restricted stock pursuant to the terms of the Merger Agreement. The following table shows the number of shares of restricted stock held by each of our executive officers and the amounts each of these officers will receive with respect to their Multiband restricted stock upon completion of the merger:

Name of Executive Officer	Number of Shares of Restricted Stock	Amount to be Paid upon Completion of the Merger
Steven M. Bell	47,695	$155,009
James L. Mandel	143,589	466,664
David Ekman	12,500	40,625
Kent Whitney	35,000	113,750
Total	238,784	$776,048

Any amounts actually paid to these directors and executive officers for the cancellation of their restricted stock will be reduced by any applicable withholding taxes.

Ownership of Multiband Warrants to Purchase Common Stock. Two of our directors hold warrants to purchase shares of Multiband common stock. Our directors will, like the other warrant holder, be entitled to receive cash in exchange for the cancellation of their warrants pursuant to the terms of the Merger Agreement. The following table shows the number of shares of common stock issuable pursuant to the warrants held by each of our directors and the amounts each of these directors will receive with respect to their Multiband warrants upon completion of the merger:

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Name of Director	Number of Shares of Common Stock Underlying Warrant	Amount to be Paid upon Completion of the Merger
Frank Bennett	31,849	$46,181
Eugene Harris	11,301	16,386
Total	43,150	$62,567

Any amounts actually paid to these directors for the cancellation of their warrants will be reduced by any applicable withholding taxes.

Aggregate Consideration. The following table identifies the aggregate merger consideration (prior to reduction for any applicable withholding taxes) payable to all of our executive officers and Directors in connection with the conversion and/or cancellation of the Multiband securities identified in each column as a result of the merger.

Name of Director or Executive Officer	Amount to be Paid for Shares of Common Stock	Amount to be Paid for Shares of Preferred Stock, Class C	Amount to be Paid for Options	Amount to be Paid for Shares of Restricted Stock	Amount to be Paid for Common Stock Underlying Warrant	Total ($)
Steven M. Bell	$362,287	-	$230,930	$155,009	-	$748,226
Frank Bennett	$1,115,696	-	$93,330	-	$46,181	$1,255,207
Eugene Harris	$370,971	-	$93,330	-	$16,386	$480,687
James L. Mandel	$947,801	-	$1,346,636	$466,664	-	$2,761,101
Donald Miller	$840,499	-	$99,580	-	-	$940,079
Peter Pitsch	$55,270	-	$22,416	-	-	$77,686
Martin Singer, Ph.D.	$39,000	-	$33,625	-	-	$72,625
Stephen Kezirian	$65,000	-	$33,625		-	$98,625
David Ekman	$1,040,705	$1,090,000	$90,000	$40,625	-	$2,261,330
Kent Whitney	124,150	-	$140,000	$113,750	-	$377,900
Tom Beaudreau	-	-	$217,500	-	-	$217,500
Total	$4,961,379	$1,090,000	$2,400,972	$776,048	$62,567	$9,290,966

Employment Agreements with Named Executive Officers

The Company entered into employment agreements with Mr. Mandel and Mr. Bell on April 25, 2011, which provide for annual compensation and the receipt of certain payments upon particular termination events or a change in control of the Company. In addition, the employment agreements have initial terms ending December 31, 2014 and automatically renew for successive 12-month terms unless terminated by either party.

Pursuant to Mr. Mandel’s employment agreement, he is entitled to an initial annual base salary of $525,000 which amount increased to $550,000 for the 2013 calendar year and is to increase to $575,000 for the 2014 calendar year; a $300,000 signing bonus which was paid in three equal installments of $100,000 each on May 1, 2011, 2012, and 2013; and incentive awards pursuant to our incentive compensation plan, contingent on Mr. Mandel meeting certain annual performance objectives agreed to by him and the Compensation Committee. For each year of the employment term, Mr. Mandel is eligible to earn a short term incentive award in an amount of up to 75% of his then current annual base salary, which amount can be increased, in our Compensation Committee’s sole discretion, up to 100% of his then current annual base salary to reward his superior performance, and a long term incentive award in an amount of up to 100% of his then current annual base salary with no opportunity for increase based on superior performance.

Pursuant to Mr. Bell's employment agreement, he is entitled to an annual base salary of not less than $315,000, or a higher annual rate if approved by the Chief Executive Officer, a $100,000 retention bonus, and incentive awards pursuant to our incentive compensation plan, contingent on Mr. Bell meeting certain annual performance objectives established by the Chief Executive Officer. For each year of the employment term, Mr. Bell is eligible to earn a short term incentive award and a long term incentive award, each in an amount of up to 50% of his then current annual base salary, with 50% of each incentive award based on objective criteria established by the Chief Executive Officer, and the remaining 50% of each incentive award based on the Chief Executive Officer’s subjective evaluation of Mr. Bell’s performance.

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Pursuant to their employment agreements, in the event that either Mr. Mandel or Mr. Bell is terminated without cause by us, the executive will receive severance pay in the form of salary continuation of his then current annual base salary for the lesser of (i) 36 months from the executive’s termination date or (ii) the remaining term of the executive’s employment agreement, plus a pro-rata percentage of his incentive awards earned or awarded, if any, for the number of full calendar quarters the executive was employed by us.

Pursuant to their employment agreements, in the event that a change in control leads to either executive’s termination without cause, all deferred or other compensation due to him under his employment agreement, including, without limitation, severance pay, stock options, stock grants, incentive awards, and cash bonuses, will become immediately due and payable and all stock options and grants will accelerate in vesting and will immediately vest in full. The executives shall not be entitled to any acceleration of vesting of compensation if a change in control does not lead to the executive’s termination.

In addition, the Company entered into an employment agreement with Mr. Tom Beaudreau, President-MDU Division, on December 1, 2011, which had a twelve-month term ending December 1, 2012. The agreement provided for annual compensation with a base salary of $250,000 and a performance bonus of up to 50% of his base salary, contingent on Mr. Beaudreau meeting certain annual performance objectives established by the Chief Executive Officer. If awarded, 50% of any performance bonus was to be paid in cash and the remaining 50% was to be paid in common stock options or grants governed by the terms and conditions of our stock plans. Pursuant to his employment agreement, in the event that Mr. Beaudreau was terminated without cause by Multiband, he would have received severance pay in the form of salary continuation of his then current annual base salary for 12 months plus a pro-rata percentage of his performance bonus earned or awarded, if any, for the number of full calendar quarters Mr. Beaudreau was employed by Multiband. Mr. Beaudreau remains currently employed by Multiband.

The Company maintains a key man life insurance policy in the amount of $1,000,000 on the life of Steven Bell. The Company is the beneficiary of this policy and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of Mr. Bell.

Golden Parachute Compensation

The compensation that our named executive officers would be eligible to receive if they were terminated in connection with the merger, including accelerated vesting of restricted stock and stock options, is as set forth on the Golden Parachute Compensation table included below. These amounts are not currently expected to be paid. Please see “Post-Closing Management Arrangements” below.

The advisory vote on the “golden parachute” compensation that may be received by our named executive officers in connection with the merger will be approved if it receives the approval of a majority of the votes represented by the shares of common stock present and entitled to vote thereon.

Post-Closing Management Arrangements

As of the date of this proxy statement, we have entered into employment agreements with two members of our management, James L. Mandel and Steven M. Bell, in connection with the merger, but which are not effective until consummation of the merger. These agreements were negotiated by Goodman and the executives independently of the merger agreement negotiations, and with the executives’ separate legal counsel and were considered by the Special Committee to be important to the continuation of the DirecTV business, a 90% customer of Multiband, because maintenance of such business is important to a successful close of the merger. Goodman has informed us that it currently expects to retain members of our management team following the merger, and that it anticipates that James L. Mandel, our Chief Executive Officer, will continue as Chief Executive Officer of the surviving corporation, and that Steven M. Bell, our Chief Financial Officer, will continue as Chief Financial Officer of the surviving corporation following closing of the merger. What follows is a brief summary of the material terms of the employment agreements for Messrs. Mandel and Bell that will be effective upon consummation of the merger.

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Under the new agreements, both Mandel and Bell will be employed for three years from the completion of the merger, subject to certain early termination provisions. Mr. Mandel’s agreement provides him an annual base salary of $575,000. Mr. Bell’s agreement provides him an annual base salary of $335,000. Both Messrs. Mandel and Bell are entitled to certain retention and incentive bonuses, including stock options in Goodman, if certain tenure and/or performance criteria are met. Should either Mandel or Bell be terminated without cause during the term of the agreement, they would be entitled to eighteen months base salary as severance. Copies of the forms of these agreements were filed with the SEC as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on May 22, 2013. Please see “Where You Can Find More Information” on page 75 of this proxy statement.

In connection with the merger and the Merger Agreement, we expect that other executives of Multiband, including Messrs. Ekman, Whitney and Beaudreau, will enter into employment agreements with Goodman. At this time, the terms of agreements with certain executives, including Messrs. Ekman, Whitney and Beaudreau, are being negotiated, but no agreements have been finalized.

Indemnification

Multiband has also agreed under the Merger Agreement to purchase a directors’ and officers’ “tail” liability policy covering six (6) years following the completion of the merger, which policy shall be substantially equivalent to either the current directors’ and officers’ liability insurance or as much coverage as may be purchased for 300% of the current annual premium paid by Multiband for such insurance coverage. The Merger Agreement also provides that the provisions of the articles of incorporation and bylaws of the surviving corporation regarding indemnification shall not be amended, modified or repealed for six (6) years following the effective time in a manner that adversely affects these indemnification rights.

Golden Parachute Compensation for Multiband Corporation Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger, assuming the following:

•	the price per share of common stock or restricted stock of the Company is $3.25;

•	the named executive officers receive the Employee Option Consideration with respect to any Employee Options;

•	the merger closed on July 5, 2013, the last practicable date prior to the filing of this proxy statement;

•	the named executive officers of Multiband were terminated without cause immediately following a change in control on July 5, 2013, which is the last practicable date prior to the filing of this proxy statement (but see “Post-Closing Management Arrangements” above for more information regarding the named executive officer’s arrangements following the merger).

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Golden Parachute Compensation Table

Named Executive Officer	Cash (1)		Equity (2)		Perquisites/ Benefits (8)	Total
James L. Mandel Chief Executive Officer	$758,333	(3)	$1,813,300	(3)	$-	$2,571,633
Steven M. Bell Chief Financial Officer	$420,000	(4)	$385,939	(4)	$-	$805,939
David Ekman Chief Information Officer	$-		$130,625	(5)		$130,625
Kent Whitney Chief Operating Officer	$-		$253,750	(6)	$-	$253,750
Tom Beaudreau President MDU Division	$-		$217,500	(7)	$-	$217,500

(1)	Consists of cash severance, payable only if the named executive officer is terminated without cause.
(2)	Consists of the aggregate value of the shares underlying restricted stock awards and in-the-money stock option awards (valued as the difference between $3.25 and the applicable exercise price) for which vesting is accelerated. Such vesting occurs regardless of whether or not the named executive officer’s employment is terminated.
(3)	The Cash column includes cash severance of $758,333. The Equity column includes in-the-money accelerated stock option value totaling $1,346,636 and shares of restricted stock totaling $466,664.
(4)	The Cash column includes cash severance of $420,000. The Equity column includes in-the-money accelerated stock option value totaling $230,930 and shares of restricted stock totaling $155,009.
(5)	The Equity column includes in-the-money accelerated stock option value totaling $90,000 and shares of restricted stock totaling $40,625.
(6)	The Equity column includes in-the-money accelerated stock option value totaling $140,000 and shares of restricted stock totaling $113,750.
(7)	The Equity column includes in-the-money accelerated stock option value totaling $217,500.
(8)	There are no continued group health benefits or other perquisites/benefits which would be payable following the executive’s termination without cause.

As described above, in connection with the merger, the vesting of all outstanding stock options and restricted stock will accelerate in full for all holders of such securities so that such stock options and restricted stock will become fully vested immediately prior to the completion of the merger and will be cashed out in the merger.

The advisory vote on the “golden parachute” compensation that may be received by our named executive officers in connection with the merger will be approved if it receives the approval of a majority of the votes represented by the shares of common stock present and entitled to vote thereon. However, the vote on the “golden parachute” compensation is an advisory vote and if approval on that matter is not obtained, it will not affect the vote on the merger or amounts executives may receive in the merger. Please see “Proposal No. 2 – Advisory Vote on Golden Parachute Compensation” on page 74 of this proxy statement.

Please note that apart from the amounts of equity related consideration payable to the Company’s named executive officers (solely in their capacity as securityholders of the Company’s securities) if the merger is consummated, which amounts are described in the section of this proxy statement entitled “Interests of Multiband Directors and Executive Officers in the Merger” and more particularly, in the table under the section entitled “Aggregate Consideration” on page 45 of this proxy statement, the Company presently expects that the amounts described in the Golden Parachute Compensation Table above will not be paid due to the expectation regarding these executives’ continued employment post-merger. Rather, and though such amounts would be payable under certain circumstances involving the termination of a named executive officer in connection with the merger, such events are not presently anticipated, and the foregoing information is being provided solely to comply with proxy statement disclosure requirements.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material United States federal income tax consequences of the merger to Multiband, Goodman and Multiband shareholders whose shares of Multiband common stock are held as capital assets and converted into the right to receive $3.25 in cash in the merger. Because this discussion is a summary, it does not include an analysis of all potential federal income or other tax effects of the merger.

For example, this summary:

•	does not consider the effect of any applicable state, local or foreign tax laws;

•	does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances including, without limitation, the alternative minimum tax;

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•	is not intended for shareholders that may be subject to special federal income tax rules, such as:

•	insurance companies and banks;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	shareholders who hold their Multiband common stock as part of a hedge, straddle or conversion transaction;

•	shareholders who acquired their Multiband common stock pursuant to the exercise of an employee stock option or otherwise as compensation; and

•	shareholders who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships, foreign estates or foreign trusts as to the United States;

•	does not address tax consequences to holders of Multiband stock options, restricted stock or warrants; and

•	does not address the tax consequences to Goodman, any of its subsidiaries or any person who would be treated as constructively owning Multiband common stock immediately after the merger by reason of the attribution rules of Section 318 of the Internal Revenue Code.

This summary assumes that shareholders have held their Multiband common stock as a “capital asset” under the Internal Revenue Code. Generally, a “capital asset” is property held for investment.

This summary is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authorities and administrative rulings and practice, as in effect on the date hereof. It is possible that the Internal Revenue Service will take a contrary view with respect to the issues discussed herein. Neither Multiband nor Goodman nor any of their affiliates or subsidiaries, respectively, has sought or intends to seek a ruling from the Internal Revenue Service with respect to any aspect of the merger. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth in this section. Any of these changes or interpretations could be retroactive and could affect the tax consequences of the merger to you.

You should consult your own tax advisor with respect to the particular tax consequences of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

Treatment of Holders of Multiband Common Stock. The conversion of your shares of Multiband common stock into the right to receive $3.25 in cash in the merger, or pursuant to the exercise of your dissenters’ rights, will be fully taxable to you for U.S. federal income tax purposes. Subject to the assumptions and limitations described above, you will recognize a capital gain or loss equal to the difference between:

•	the amount of cash you receive in the merger; and

•	your tax basis in your shares of Multiband common stock in respect of which cash was received.

Generally, your tax basis in your shares of Multiband common stock will be equal to what you paid for your shares. The amount, character and timing of such gain or loss generally will be determined separately with respect to each block of Multiband common stock owned by you.

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If you are an individual, trust or estate:

•	any capital gain recognized upon conversion of your shares in the merger will be taxable at a maximum U.S. federal income tax capital gains rate of 23.8% if you have held your shares for more than one year at the time of the merger; gain on shares held for one year or less will be subject to taxation at ordinary income tax rates (with a current U.S. federal income tax maximum rate of 43.2%); and

•	any capital loss recognized upon the conversion of your shares in the merger may only be offset against capital gains or up to $3,000 per year of ordinary income, and any excess capital loss may be carried forward to subsequent years to the extent unused.

If you are a corporation,

•	any capital gain recognized upon conversion of your shares in the merger will be taxable at a maximum U.S. federal income tax capital gains rate of 35%; and

•	any capital loss recognized upon the conversion of your shares in the merger may only be offset against capital gains, and any excess capital loss may be carried forward to subsequent years to the extent unused.

Backup Withholding. You may be subject to federal backup withholding up to the rate of 28% with respect to the gross proceeds you receive from the conversion of your Multiband common stock in the merger unless you:

•	are a corporation or other exempt recipient and, when required, establish this exemption; or

•	provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

If after the merger you do not provide the payment agent with your correct taxpayer identification number or any other documents or certifications required by the Internal Revenue Service, including among others, a Form W-9 or a substitute for this Form, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these backup withholding rules will be creditable against your federal income tax liability. The payment agent will report to you and to the Internal Revenue Service the amount of any reportable payment made to you (including payments made to you pursuant to the merger) and any amount withheld pursuant to the merger.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO MULTIBAND SHAREHOLDERS. MULTIBAND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Regulatory Requirements

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules that have been promulgated under the HSR Act, acquisitions of a sufficient size may not be completed unless notification and information has been furnished to the Antitrust Division of the U.S. Department of Justice, or the DOJ, and to the U.S. Federal Trade Commission, or the FTC, and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The merger between Multiband and Goodman is subject to the provisions of the HSR Act.

Goodman and Multiband made the required filings concerning the merger with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the HSR Act on June 7, 2013 and requested early termination of the waiting period. The request for early termination of the waiting period was granted on and became effective June 14, 2013.

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At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, or part of it, seeking divestiture of substantial assets of Multiband or Goodman, requiring Multiband or Goodman to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under state law or the antitrust laws of the United States as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Multiband or Goodman. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

In addition, the parties also agreed in the Merger Agreement that the merger cannot be completed until the receipt of the consent by Final Order of the Federal Communications Commission (“FCC”) regarding certain license transfers. The FCC Transfer Applications were filed on June 14, 2013. On June 19, 2013, the FCC issued a Public Notice regarding one of the Transfer Applications. We presently expect that upon expiration of the 14 day notice period, this Application will be granted.

There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Goodman or Multiband to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that any governmental entity or any private party will not attempt to challenge the merger on antitrust grounds and, if such a challenge is made, there can be no assurance as to its result.

Fees and Expenses

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Multiband may be obligated to pay Goodman a termination fee of $5.0 million or $6.0 million if the Merger Agreement is terminated under specific circumstances, including termination by Multiband in connection with a superior proposal. The termination fee amount includes all fees and expenses. In addition, Goodman has agreed to reimburse Multiband up to $1.5 million for various fees and expenses if Goodman breaches the Merger Agreement. See “The Merger Agreement—Termination Fee; Expenses.”

Delisting and Deregistration of Multiband Common Stock After the Merger

If the merger is completed, Multiband’s common stock will be delisted from The NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Thereafter, the provisions of the Exchange Act will no longer apply to us, including the requirements to file periodic reports with the SEC and to furnish a proxy or information statement to our shareholders in connection with meetings of our shareholders.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. To understand the merger more fully, and for a more complete legal description of the merger, you are urged to read carefully the Merger Agreement, which is the legal document governing this transaction, and this entire proxy statement, including the annexes.

Explanatory Note Regarding the Merger Agreement

The description of the Merger Agreement has been included to provide investors and Multiband shareholders with information regarding its terms and is not intended to provide to any person not a party thereto any other factual information about Multiband. The Merger Agreement contains representations and warranties of the Company, Merger Sub and Goodman, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Goodman or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

The Merger Agreement provides that, subject to approval by our shareholders and satisfaction of certain other conditions described below at ‘‘— Conditions to Consummation of the Merger,” Merger Sub will merge with and into Multiband, with Multiband as the surviving corporation. After consummation of the merger, Multiband will become a direct, wholly-owned subsidiary of Goodman and the separate corporate existence of Merger Sub will cease. The articles of incorporation and bylaws, as amended, of Multiband as in effect immediately before the effective time of the merger will be amended to read in the form attached as Exhibits A and B, respectively, to the Merger Agreement, and will be the articles of incorporation and bylaws of the surviving corporation upon completion of the merger. The directors of Merger Sub immediately before the merger will continue as directors of the surviving corporation after the merger, and the surviving corporation will, at the effective time of the merger, appoint James L. Mandel as the Chief Executive Officer of the surviving corporation and Steven M. Bell as the Chief Financial Officer of the surviving corporation.

Closing; Effect of the Merger

Under the Merger Agreement, subject to the satisfaction or waiver of the conditions to the merger, the closing of the merger will occur within two business days of the date on which the last of the closing conditions are fulfilled or waived, or on such other date as the parties may mutually agree. The merger will be completed and become effective at the time the articles of merger are filed with the Minnesota Secretary of State or at such later time or date as the parties agree and set forth in the articles of merger. This is referred to as the effective time of the merger. At the closing, the parties will cause the articles of merger to be filed with the Minnesota Secretary of State.

We are working to complete the merger as quickly as possible. Assuming the Merger Agreement and the merger are approved at the special meeting, we currently plan to complete the merger during the third quarter of calendar year 2013. However, completion of the merger could be delayed if there is a delay in satisfying any conditions to the merger. There can be no assurances as to whether, or when, the parties will complete the merger.

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Treatment of Multiband Corporation Securities

Merger Consideration

•	Upon completion of the merger, each share of Multiband common stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $3.25 in cash, without interest (except for shares owned by shareholders who have properly exercised their dissenters’ rights with respect to such shares), upon surrender of the certificate representing such share of Multiband common stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the “Common Merger Consideration.” Dissenting shares will be converted to cash in the manner described in “Dissenters’ Rights.”

•	Upon completion of the merger, each share of Multiband Class A, Class C and Class F convertible preferred stock outstanding immediately prior to the effective time of the merger will be cancelled and shall cease to exist, and shall automatically be converted into the right to receive $10.50, $10.00 or $10.00, respectively, per share in cash, plus applicable accrued and unpaid dividends, if any, without interest (except for shares owned by shareholders who have properly exercised their dissenters’ rights with respect to such shares), upon surrender of the certificate representing such share of Multiband preferred stock in the manner provided in the Merger Agreement. This may be referred to in this proxy statement as the “Preferred Merger Consideration.” Dissenting shares will be converted to cash in the manner described in “Dissenters’ Rights.”

•	Upon completion of the merger, each stock option that was issued under the terms of the 2000 Non-Employee Directors Stock Compensation Plan of the Company outstanding immediately prior to the completion of the merger, which we may refer to in this proxy statement as a Director Option, will be entitled to receive, in consideration of the cancellation of all such Director Options held by such option holder, a cash payment per share equal to the excess, if any, of $3.25 over the per share exercise price of the applicable Director Option, without interest, less applicable withholding taxes (“Director Option Consideration”).

•	Upon completion of the merger, each outstanding share of restricted stock held by Multiband employees and directors under any Company stock plan will vest in full immediately prior to the merger and be cancelled in exchange for the right to receive $3.25 in cash, without interest, less applicable withholding taxes (except for shares owned by shareholders who have properly exercised their dissenters’ rights with respect to such shares). Dissenting shares will be converted to cash in the manner described in “Dissenters’ Rights.”

•	Upon completion of the merger, each outstanding warrant will, pursuant to a warrant termination agreement, vest in full, immediately prior to the merger and be cancelled in exchange for an amount equal to the product of (i) the excess, if any, of $3.25 over the per share exercise price of the warrant and (ii) the number of shares subject to such warrant, without interest, less applicable withholding taxes.

•	Upon completion of the tender offer described below, each stock option that was issued under the terms of the 1999 Stock Compensation Plan of the Company outstanding immediately prior to the completion of the tender offer, which we may refer to in this proxy statement as an “Employee Option,” will be deemed amended pursuant to the tender offer to provide that, upon the completion of the tender offer, the holder of such Employee Option will be entitled to receive, in consideration of the cancellation of such Employee Option, a cash payment equal to the greater of (i) the excess, if any, of $3.25 over the per share exercise price of such Employee Option, without interest, less applicable withholding taxes, or (ii) $0.50, without interest, less applicable withholding taxes. We expect that the completion of the tender offer and the merger will occur on or about the same date. The deemed amendment of the Employee Options may also be referred to in this proxy statement as the “Option Amendment.”

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•	The Option Amendment is anticipated to be accomplished through a tender offer pursuant to which each validly tendered Eligible Option will be deemed amended, such that at the completion of the tender offer, the Eligible Option will be cancelled and converted into the right to receive the Employee Option Consideration. The tender offer will be conditioned on the satisfaction or waiver of all conditions in the merger agreement (except for those conditions in the merger agreement that by their nature cannot be satisfied until the closing date of the merger but that are expected to be satisfied at the closing date of the merger), and we expect that the tender offer and the merger will be completed on or about the same date. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities.. This proxy statement is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Purchase, a related Election to Tender Eligible Options Pursuant to the Offer to Purchase and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Payment for Securities

___________________, or the payment agent, will act as the agent for payment of the merger consideration to the holders of certain Multiband securities. At or before the effective time of the merger, Goodman or Merger Sub will deposit or cause to be deposited with the payment agent for the benefit of Multiband’s security holders, cash in an aggregate amount equal to the consideration due to the holders of common stock, preferred stock, stock option, restricted stock and warrants who have complied with the terms of the Merger Agreement (such amount being hereinafter referred to as the “fund”).

Instructions with regard to the surrender of certificates formerly representing shares of Multiband common and preferred stock, together with the letter of transmittal to be used for that purpose, will be mailed to Multiband’s shareholders by the payment agent as soon as practicable after the effective time of the merger. Following receipt from the shareholder of a duly executed letter of transmittal, together with (i) in the case of shares of Multiband common or preferred stock represented by a certificate, receipt of any such certificate and (ii) in the case of shares of Multiband common or preferred stock held in book-entry form, the receipt of an agent’s message, and any other items specified by the letter of transmittal, the payment agent will pay to such shareholder an amount equal to the respective common or preferred per share merger consideration, without interest and less any applicable withholding tax.

No transfer of shares of Multiband common or preferred stock will be made on the stock transfer books of the surviving corporation after the effective time of the merger. After the effective time of the merger, previous shareholders will have no rights with respect to shares of common or preferred stock of Multiband except to receive the merger consideration or statutory dissenters’ rights if they have properly demanded and not withdrawn or lost such rights.

Any amount remaining in the fund after one year after the effective time of the merger may be refunded to Goodman at its option, and any previous shareholders of Multiband who have not theretofore surrendered their shares in exchange for the merger consideration will be entitled to payment of the merger consideration only from the surviving corporation, without any interest thereon.

If payment with respect to any shares of Multiband common or preferred stock is to be made to a person other than the person in whose name the certificate or shares in book-entry form is registered, the person requesting the payment will pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates or shares in book-entry form surrendered.

SHAREHOLDERS OF MULTIBAND SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

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Shares Held by Dissenters

General

Each outstanding share of Multiband common or preferred stock that is held of record or beneficially owned by a person who has properly exercised and preserved and perfected dissenters’ rights with respect to such share under the MBCA, and has not withdrawn or lost such rights will not be converted into or represent the right to receive the respective common or preferred merger consideration, but instead will be treated in accordance with the MBCA unless and until such person effectively withdraws or loses such person’s right to payment under the MBCA. Each person holding of record or beneficially owning dissenting shares will be entitled only to such rights as are granted under the MBCA. See “Dissenters’ Rights.”

Lost Stock Certificates

In the event that any stock certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the reasonable replacement requirements established by the payment agent (including, if required by the payment agent or Goodman, the posting of a bond), the payment agent shall deliver in exchange for the lost, stolen or destroyed stock certificate the applicable merger consideration payable in respect of the common or preferred shares represented by the stock certificate.

Representations and Warranties

Representations and Warranties of Multiband. Multiband makes various representations and warranties in the Merger Agreement with respect to us and our subsidiaries that are subject, in some cases, to disclosures and specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	corporate matters, including due organization and qualification;

•	authority relative to the execution and delivery of, and performance of obligations under, the Merger Agreement;

•	consents, approvals and filings required to consummate the merger;

•	capitalization;

•	reports filed with the SEC since January 1, 2011 and the financial statements included therein;

•	compliance with listing and governance rules of the Nasdaq Capital Market;

•	disclosure controls and procedures and internal accounting controls;

•	accounts receivable and inventory;

•	the conduct of our business, and the absence of certain changes in our business, since December 31, 2012;

•	undisclosed liabilities;

•	compliance with applicable laws and regulations;

•	licenses and permits;

•	matters relating to material contracts;

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•	matters relating to this proxy statement;

•	pending or threatened litigation;

•	labor and employment matters;

•	employee benefit plans and other employee benefit matters;

•	title to, leasehold interests in, and the condition of certain real property and other material property;

•	intellectual property matters;

•	environmental matters;

•	tax matters;

•	lack of shareholder right plan (“poison pill”);

•	other strategic transactions;

•	the opinion of Craig-Hallum Capital Group, LLC;

•	obligations to brokers and finders;

•	state law anti-takeover provisions;

•	insurance matters;

•	transactions with affiliates and other related persons; and

•	illegal payments.

Representations and Warranties of Goodman and Merger Sub. Goodman and Merger Sub make various representations and warranties in the Merger Agreement that are subject, in some cases, to disclosure and specified exceptions and qualifications. Goodman’s and Merger Sub’s representations and warranties relate to, among other things:

•	corporate matters, including due organization and qualification;

•	authority relative to the execution and delivery of, and performance of obligations under, the Merger Agreement;

•	consents, approvals and filings required to consummate the merger;

•	ownership of Multiband stock; and

•	information to be supplied to us by Goodman and Merger Sub for use in this proxy statement.

You should be aware that these representations and warranties made by Goodman and Merger Sub to us may be subject to important qualifications set forth in the Merger Agreement, and do not purport to be accurate as of the date of this proxy statement or provide factual information about Goodman or Merger Sub to Multiband’s shareholders.

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The representations and warranties of Multiband and Goodman contained in the Merger Agreement expire upon completion of the merger. The representations and warranties in the Merger Agreement are complicated, are not identical as between Multiband and Goodman and are not easily summarized. You are urged to carefully read Articles 3 and 4 of the Merger Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of Parent and Merger Sub.”

Any reference to a “Company Material Adverse Effect” of Multiband (which includes its subsidiaries) means an event, circumstance, change, effect, development, condition, occurrence or state of facts (each a “Change”) that, individually or in the aggregate with any other Change or Changes is or is reasonably expected to be materially adverse to (i) the ability of the Company to perform its obligations under, or to consummate the merger on a timely basis or (ii) the condition (financial or otherwise), business, assets, liabilities, results of operations or prospects of Multiband taken as a whole; provided, however, that no Change, to the extent resulting from any of the following events, changes, effects, developments, conditions or occurrences, shall constitute or be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, except, in the cases set forth below, to the extent that any such event, change, effect, development, condition or occurrence has a disproportionately adverse effect on Multiband as compared to other participants in Multiband’s industry or industries:

•	changes in the economy or financial markets generally in the United States including, without limitation, any such changes that are the result of non-domestic acts of war or terrorism (but not including any changes that are the result of domestic acts of war or terrorism);

•	general changes or developments in any industry in which Multiband operates;

•	any Change caused by or resulting from the announcement or pendency of the merger (other than certain matters);

•	changes in any law or GAAP or interpretation thereof after the date hereof;

•	any failure by Multiband to meet any estimates of revenues or earnings for any period; or

•	a decline in the price or trading volume of the Company’s common stock on the NASDAQ Stock Market; it being understood that any Change giving rise to or contributing to such failure by Multiband to meet estimates as described in the preceding clause, or such decline in the trading price of Multiband’s common stock as described in the preceding clause, as the case may be, may be the cause of a Company Material Adverse Effect.

For the avoidance of doubt, notwithstanding any other provision of the definition of Company Material Adverse Effect, a Company Material Adverse Effect shall be deemed to include (x) any termination or material reduction in the business relations between (1) Multiband and (2) DirecTV or (y) any oral or written notification received by Multiband or Goodman that DirecTV intends to terminate or materially reduce its business relations with Multiband, the surviving corporation or any subsidiary of Multiband or the surviving corporation.

In addition, a “Parent Material Adverse Effect” means a Change that, individually or in the aggregate with any other Change or Changes is or is reasonably expected to be materially adverse to the ability of Parent or Merger Sub to perform its obligations under, or to consummate the merger on a timely basis; provided, however, that no Change, to the extent resulting from any of the following events, changes, effects, developments, conditions or occurrences, shall constitute or be taken into account in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect, except, in the cases set forth below, to the extent that any such event, change, effect, development, condition or occurrence has a disproportionately adverse effect on Parent or any of its subsidiaries (including, without limitation, Merger Sub) as compared to other participants in Parent’s or its subsidiaries’ industry or industries:

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•	changes in the economy or financial markets generally in the United States including, without limitation, any such changes that are the result of non-domestic acts of war or terrorism (but not including any changes that are the result of domestic acts of war or terrorism);

•	general changes or developments in any industry in which Parent and its subsidiaries operate; or

•	changes in any law or GAAP or interpretation thereof after the date hereof.

Financing

Although there is no financing contingency in the Merger Agreement, in connection with Goodman obtaining the Debt Financing (as such term is defined in the Merger Agreement), Multiband agreed to, and to cause our subsidiaries (and their respective personnel and advisers) to, and to also use our commercially reasonable efforts to provide such assistance with the Debt Financing to Parent as is reasonably requested by Parent, including:

(i)	cause the senior management of Multiband to be reasonably available, on reasonable advance notice, to Parent and the financial institutions providing the Debt Financing to participate in due diligence sessions and drafting sessions related to the Debt Financing;

(ii)	provide timely delivery to Parent and its financing sources of certain financing information;

(iii)	cause Multiband’s independent auditors to cooperate with the Debt Financing, including causing Multiband’s independent auditors to prepare and deliver audit reports and “comfort letters” dated the date of each offering document with respect to the financial statements of the Company and its subsidiaries included in any offering memorandum used in connection with any transaction in connection with the Debt Financing (with appropriate bring down comfort letters delivered on the Closing Date for each component of the Debt Financing), in compliance with professional standards and otherwise on terms reasonably acceptable to Parent, in each of the foregoing cases as may be customary in connection with a financing substantially similar to the Debt Financing; and

(iv)	taking such actions as are reasonably requested by Parent or its financing sources to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing. The Company shall provide to Parent and the Lenders such information as may be necessary so that the Financing Information and Marketing Material is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading.

The Debt Financing closed on June 13, 2013, and the proceeds of the Debt Financing are held in an escrow account pursuant to the terms of an escrow agreement. The terms of the escrow agreement provide for the release from escrow of the proceeds of the Debt Financing immediately prior to the merger.

Conduct of Business Pending the Merger

Multiband has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. Multiband has agreed to use its commercially reasonable efforts to, and to cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, shall, and shall cause each of its subsidiaries to, use all commercially reasonable efforts to preserve intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ current officers and employees, to maintain its governmental permits and timely comply with all applicable laws with respect thereto, and to preserve its and its subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, creditors, business partners and other persons having business relationships with it.

Except as consented to in writing by Goodman, Multiband will not, and will not permit its subsidiaries to:

•	fail to file required tax returns, or pay required taxes;

•	amend the articles of incorporation or bylaws or other similar governing documents;

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•	declare, set aside, or pay, or permit any of its subsidiaries to declare, set aside, or pay, any dividend or other distribution or payment in cash, stock, or property, or enter into any voting contract regarding capital stock of it or its subsidiaries;

•	issue, sell, transfer, pledge, dispose of or encumber any additional securities or securities exchangeable for, options, warrants, or other securities other than common stock already reserved for issuance for the exercise of options or vesting of restricted stock or conversion of preferred stock;

•	split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

•	redeem, purchase, or otherwise acquire, or permit any of its subsidiaries to redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities of Multiband or any of its subsidiaries or any options or other rights to purchase any such capital stock or other equity securities, or any securities convertible into or exchangeable for any such capital stock or other equity securities, except as otherwise contemplated by the Merger Agreement;

•	except as required by law, make any changes to current employment agreements, adopt or enter new employment agreements (except with respect to non-executive officers or direct reports to executive officers), make non-standard promotions, make loans to employees other than in the ordinary course, or take any action that would constitute “good reason” or “constructive termination,” or similar, for certain employees;

•	except as required by applicable law or under the terms of certain Multiband employee plans, and with respect to certain employees: pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit, pay or agree to pay or make any accrual or arrangement for payment of any amount relating to unused vacation days, or adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any plan, or any employment or consulting agreement;

•	incur or assume any long-term or short-term indebtedness (other than an aggregate net increase of up to Two Million Dollars ($2,000,000.00) in short-term Indebtedness incurred in the ordinary course of business from May 21, 2013 (the date of the Merger Agreement) until August 31, 2013, which date and amount can be mutually extended and increased if the Closing has not occurred by August 31, 2013, or assume new obligations or make new loans or investments (including, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

•	make or authorize any initial capital expenditure, other than budgeted capital expenditures;

•	pay, discharge, waive or satisfy any rights, claims, liabilities or obligations, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes to the Financial Statements);

•	change any of the accounting methods unless required by a change in GAAP or applicable law, settle or consent to any material tax claim, assessment, audit or investigation, make, revoke or change any tax election, request a tax ruling, amend or file any tax return in a manner materially inconsistent with past custom and practice for Multiband unless required by applicable law;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than the Merger Agreement, or acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, other than inventory;

•	acquire, directly or indirectly, any assets (other than in the ordinary course of business), securities, properties, interests or businesses;

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•	sell, lease, license, or otherwise transfer any of its material assets, securities, properties, interests, governmental permits or businesses, other than the sale of inventory;

•	amend, supplement, or terminate any material contract or enter into any contract that would have been required to be disclosed to Goodman as a material contract as of the date of the Merger Agreement;

•	place or allow the creation of any material encumbrance (other than a permitted encumbrance) on any of their respective assets and properties;

•	terminate or cancel any material insurance policy;

•	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

•	initiate, settle or compromise any material action;

•	knowingly take any action or knowingly omit to take any action, which action or omission could reasonably be expected to result in any loss, impairment or adverse modification of any governmental permit;

•	make any bonus payment nor any payment pursuant to the 2013 Short-Term Incentive Plan, except for payments made in the ordinary course to employees other than James L. Mandel, Steve M. Bell, Mitch Clarke, Kent Whitney, or Alvie Smith, for whom no bonus payments or payments pursuant to the 2013 Short-Term Incentive Plan may be made prior to the effective time of the merger; or

•	enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize or announce an intention to do any of the foregoing.

In addition, from the date of the Merger Agreement until the earlier to occur of the effective time or the termination of the agreement, the parties also agreed that Multiband and Goodman (including each’s respective subsidiaries) would not take, or agree or commit to take, any action that could reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the merger.

Multiband also agreed to the following additional pre-closing covenants:

•	providing assistance to Goodman, as is reasonably requested, with the filing of registration statements and other reports to be filed with the SEC under the Exchange Act;

•	providing Goodman the right to review and comment on all material filings or responses to be made by Multiband in connection with any securityholder litigation relating to the merger, and consult on the settlement of, including providing prior written consent to, such securityholder litigation, subject to the Company’s good faith determination regarding limits required by attorney-client or other privilege with respect to providing such information to Goodman;

•	delivering to Goodman a warrant termination agreement for each Company warrant;

•	prior to the effective time of the merger, using commercially reasonable efforts to amend each Employee Option, which amendment provides for each Employee Option, without the holder’s action, fully vesting, and automatically being canceled and converted into and thereafter representing only the right to receive the Employee Option Consideration in accordance with all terms of the Merger Agreement, and that all documents related to the amendments that are filed, published, sent or comply in all respects with the provisions of applicable federal securities laws and state law, and shall have first been sent to Goodman for reasonable review and comment;

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•	until the effective time of the merger, to file all documents required to be filed with the SEC on its own behalf on a timely basis, and complying as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC; and

•	prior to the effective time of the merger, using commercially reasonable efforts to cause any disposition of Company common stock by each person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Additional Agreements

Mutual Agreements. The parties have also agreed to take several other actions in the Merger Agreement, such as:

•	to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or proper and advisable to ensure that the conditions to closing are satisfied and to complete the merger, including with respect to any state takeover laws;

•	to use commercially reasonable efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings necessary to complete the transactions contemplated by the Merger Agreement; and

•	to consult with each other before issuing any press release or making any public statements with respect to the merger before the effective time of the merger.

Multiband Agreements. In addition, Multiband has agreed to take certain actions, including the following:

•	to prepare and file this proxy statement, in preliminary form, within 45 days of the date of the Merger Agreement, which shall include the Board’s recommendation that Multiband shareholders approve the merger and approve and adopt the Merger Agreement; respond to any SEC comments (which it shall keep Goodman apprised of, and permit review and consulting regarding); and cause the proxy statement in final form to be filed with the SEC and to be delivered to Multiband shareholders, including having provided Goodman reasonable time for reviewing and commenting upon the same, or any supplement or amendment, prior to filing such document with the SEC;

•	to convene a special meeting of Multiband shareholders for the purpose of voting on the approval of the Merger Agreement and the merger and, unless Multiband’s Board of Directors otherwise determines in good faith in the exercise of its fiduciary duties, to solicit proxies in connection with the meeting in favor of such approval and otherwise use its reasonable best efforts to secure the approval of Multiband shareholders required to effect the merger;

•	to give Goodman prompt written notice upon receipt by Multiband at any time before the effective time of the merger of any notice of intent to demand dissenters’ rights under the MBCA and any withdrawal of such notice; and

•	to notify Goodman of the occurrence or nonoccurrence of any event that could be reasonably expected to have a material adverse effect, cause any representation or warranty of Multiband contained in the Merger Agreement to be untrue in any material respect, or cause any failure of Multiband to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by Multiband under the Merger Agreement.

Goodman Agreements. Goodman has also agreed to take, or refrain from taking, certain actions, including:

•	not to use any confidential information obtained from Multiband pursuant to the Merger Agreement for any purpose unrelated to the completion of the merger or the operation of Multiband following completion of the merger; and

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•	causing Merger Sub to comply with all of its obligations under the Merger Agreement.

Employee Matters

The Merger Agreement provides that the surviving corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the surviving corporation or any of its subsidiaries, except that an employee will be given credit for continuous service with Multiband or any of its affiliates before the effective time of the merger for purposes of determining eligibility and vesting under each employee benefit plan that Goodman, the surviving corporation or any of their respective subsidiaries provides to such employees after the effective time of the merger.

Goodman has agreed to take certain other actions with respect to employee matters, such as:

•	to, and to cause the surviving corporation to, satisfy and honor certain employment and severance agreements; and

•	to continue Multiband’s benefit plans or, upon termination of the benefit plans, to, with respect to employees of Multiband as of the effective time of the merger who continue as employees of the surviving corporation:

•	until December 31, 2013, to maintain the current Multiband employee benefit plans and arrangements, except that James L. Mandel and Steven M. Bell are excluded from the 2013 Short Term Incentive Plan payments prior to closing of the merger and have entered into separate agreements that become effective upon closing – see “Proposal No. 1 – The Merger – Post-Closing Managements Arrangements”; and

•	extend participation to those employees and their dependents and beneficiaries to any corresponding employee welfare benefit plan maintained by Goodman, the surviving corporation, or any of its successors, and use reasonable best efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to such plans (to the extent permitted by applicable law and the applicable plans) and provide those employees with credit for co-payments and deductibles paid under the corresponding plan (to the extent permitted by applicable law and the applicable plans).

Acquisition Proposals by Third Parties

Prior to filing this Proxy Statement, there was a 45 day solicitation period, typically referred to as a “go-shop” process, the parameters of which are described in more detail below, during which time Multiband, with the assistance of its investment banker, solicited other potential buyers. What follows is a summary of the activities that were undertaken during the “go-shop” period, followed by a summary of the terms of the Merger Agreement regarding the “go-shop” process.

Pursuant to the “go-shop” provision of the Merger Agreement which permitted Multiband to seek proposals from third parties to acquire Multiband in a transaction that is an alternative to the merger, at the direction and under the supervision of the Special Committee, beginning on May 22, 2013, representatives of Craig-Hallum began contacting prospective strategic and financial bidders that were believed to be potentially interested in, and capable of, consummating an acquisition of Multiband at a purchase price greater than $3.25 per share of common stock. During the “go-shop” period, at the direction of the Special Committee, Craig-Hallum contacted 55 parties, of which 21 were strategic parties and 34 were financial sponsors. Three parties, two financial buyers and one strategic buyer, expressed sufficient interest in proceeding such that they entered into confidentiality agreements with Multiband. At the direction of the Special Committee, Craig-Hallum provided the financial buyers access to confidential information in Multiband’s online data room and provided the strategic buyer confidential information it specifically requested.

After the Merger Agreement was signed and through the end of the “go-shop” period, the Special Committee was apprised weekly of the status of the “go-shop” solicitation efforts and the resulting activities of the Special Committee’s legal and financial advisors. The Special Committee also received updates regarding parties that had been contacted and the due diligence activities of those parties that had entered into confidentiality agreements. The “go-shop” process was described in Multiband’s public announcement and filings on May 22, 2013. Despite such public disclosure, during the “go-shop” period no other parties came forward with any indication of interest other than the three parties contacted by Craig-Hallum who signed confidentiality agreements. Each of the three parties that had entered into confidentiality agreements indicated, prior to the end of the “go-shop” period, that it would not be making a proposal to acquire Multiband. The go-shop period expired at 11:59 p.m. (Minneapolis, Minnesota time) on July 5, 2013.

From May 21, 2013 until 11:59 p.m. on July 5, 2013 (the “Solicitation End Time”), Multiband may, and its officers, directors, employees, financial advisers, legal counsel, representatives, agents and subsidiaries may, directly or indirectly

•	initiate, solicit and encourage acquisition proposals;

•	provide access to non-public information to any third party pursuant to an acceptable confidentiality agreement; and

•	enter into and maintain discussions or negotiations with third parties regarding any acquisition proposals, or afford access to the properties, books, records, or personnel of Multiband or any of its subsidiaries to any third party that is considering making or has made an acquisition proposal.

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Except as described below, from the Solicitation End Time until the earlier of the effective time of the merger or termination of the Merger Agreement, Multiband has agreed that it and its officers, directors, employees, financial advisers, legal counsel, representatives, agents and subsidiaries will not, directly or indirectly:

•	solicit, seek, initiate, or encourage any inquiries or proposals that constitute, or would be reasonably likely to lead to, a proposal or offer for a merger, consolidation, arrangement, or other business combination involving Multiband or any of its subsidiaries, a sale of substantial assets of Multiband and its subsidiaries, taken as a whole (other than the sale or other disposition of inventory or obsolete equipment in the ordinary course of business consistent with past practice), a sale of shares of capital stock of Multiband or any of its subsidiaries (including by way of a tender offer or takeover bid), or any similar transaction involving Multiband or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement;

•	engage in discussions or negotiations with third parties regarding any acquisition proposals, or afford access to the properties, books, records, or personnel of Multiband or any of its subsidiaries to any third party that is considering making or has made an acquisition proposal;

•	terminate, amend or grant any waiver or release under any standstill or similar agreement;

•	enter into any agreement or agreement in principal requiring the Company to abandon, terminate or fail to consummate the merger or the Merger Agreement;

•	enter into any letter of intent, agreement in principle, or other agreement, arrangement, or understanding with respect to an acquisition proposal; or

•	otherwise agree to or recommend any acquisition proposal.

However, before the approval of the Merger Agreement and the merger at the special meeting of Multiband shareholders, Multiband may furnish non-public information or afford access to the properties, books, records, or personnel of Multiband or any of its subsidiaries to, or enter into discussion or negotiations with, any third party in connection with an acquisition proposal if and only to the extent that:

•	Multiband’s Board of Directors, in the exercise of its fiduciary duties, determines in good faith (after consultation with Multiband’s financial adviser and outside legal counsel) that the acquisition proposal is, or is reasonably likely to result in, a superior proposal;

•	the acquisition proposal was not solicited, sought, initiated or encouraged in violation of the Merger Agreement; and

•	before furnishing any non-public information, affording access to properties, books, records, or personnel, or entering into discussions or negotiations, Multiband received from the third party an executed confidentiality agreement with terms no less favorable to Multiband than those contained in the confidentiality agreement between Multiband and Goodman.

Except as explicitly contemplated otherwise, during the period beginning at the Solicitation End Time and ending at the earlier of the consummation of the merger or the termination of the Merger Agreement, Multiband has agreed:

•	to cease all existing activities, discussions and negotiations with any third parties conducted before the Solicitation End Time with respect to any acquisition proposals;

•	not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, unless Multiband’s Board of Directors determines in good faith (after consulting with Multiband’s financial adviser and outside legal counsel) that such action is required for the board to comply with its fiduciary duties;

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•	to notify Goodman immediately after receipt by Multiband or its advisers of any acquisition proposal or any request for non-public information or access to the properties, books, records, or personnel of Multiband or any of its subsidiaries; and

•	to keep Goodman informed, on a current basis, of the status of any discussions or negotiations regarding any acquisition proposal and the terms being discussed or negotiated (including changes or amendments thereto).

As used in the Merger Agreement, “superior proposal” means:

•	a bona fide written proposal made by a third party involving all or substantially all of Multiband’s assets or two-thirds of Multiband’s common stock;

•	that was not solicited, sought, initiated or encouraged by Multiband in violation of the Merger Agreement; and

•	that, in the good faith judgment of Multiband’s Board of Directors (after consulting with Multiband’s financial adviser and outside legal counsel), taking into account, to the extent deemed appropriate by Multiband’s Board of Directors in the exercise of its fiduciary duties, the legal, financial, regulatory, and other aspects of the acquisition proposal and the third party making such proposal (including any financing condition) and any revisions to the Merger Agreement:

•	if accepted, is reasonably likely to be consummated; and

•	if consummated, would result in a transaction that is more favorable to Multiband’s shareholders (in their capacity as shareholders), from a financial point of view, than the merger.

Multiband’s Board of Directors may withdraw, qualify or adversely modify its approval and recommendation of the Merger Agreement and the merger only if it determines in good faith (after consultation with Multiband’s financial adviser and outside legal counsel) that it is required to do so in order to comply with its fiduciary duties under Minnesota law. If Multiband’s Board of Directors determines in good faith in the exercise of its fiduciary duties (after consultation with Multiband’s financial adviser and outside legal counsel) not to recommend or continue to recommend the Merger Agreement and the merger because of a superior proposal if Goodman does not match the superior proposal, then:

•	Multiband will, at least five business days before Multiband’s Board of Directors may take such action not to recommend or continue to recommend the Merger Agreement and the merger, give Goodman written notice of the superior proposal and furnish Goodman with a copy of the definitive agreement Multiband is prepared to execute following termination of the Merger Agreement and afford a reasonable opportunity to Goodman within the five-business-day period to make such adjustments to the Merger Agreement as would enable Multiband’s Board of Directors to maintain its recommendation of the Merger Agreement and the merger to Multiband’s shareholders; and

•	Multiband’s Board of Directors will not withdraw, qualify or adversely modify its approval and recommendation of the Merger Agreement because of the superior proposal if Goodman submits to Multiband during the five-business-day period a legally-binding, executed offer to enter into an amendment to the Merger Agreement reflecting adjustments to enable Multiband’s Board of Directors to maintain its recommendation of the Merger Agreement and the merger, unless Multiband’s Board of Directors will have determined in good faith (after consultation with Multiband’s financial adviser and outside legal counsel) that the transactions contemplated by the Merger Agreement, as modified, would not, if consummated, result in a transaction that is at least as favorable to Multiband’s shareholders (in their capacity as shareholders) from a financial point of view as the superior proposal.

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Multiband’s Board of Directors may recommend, approve, accept or agree to a superior proposal only if the Merger Agreement will have been, or is, concurrently terminated by Goodman or Multiband in accordance with the terms of the Merger Agreement and the payment of the termination fees described below will have been made.

Conditions to Consummation of the Merger

Conditions to Each Party’s Obligation. The obligations of Multiband, Goodman, and Merger Sub to effect the merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the merger, of the following conditions:

•	the approval of the Merger Agreement and the merger by Multiband’s shareholders by the vote required by the MBCA and Multiband’s articles of incorporation;

•	the receipt, filing, taking or making of all consents, approvals, actions and notices of or to any governmental entity required of Goodman, Merger Sub, Multiband or any of Multiband’s subsidiaries to complete the merger;

•	the absence of any injunction, preliminary restraining order, or other writ, order, judgment, or decree of any nature issued by a court or governmental entity directing that any of the transactions contemplated by the Merger Agreement not be completed or any statute, rule or regulation enacted or promulgated that prohibits the completion of any of the transactions contemplated by the Merger Agreement; and

•	the payment of all of Multiband’s “Indebtedness”(as defined in the Merger Agreement) by Goodman.

Conditions to Goodman’s and Merger Sub’s Obligations. The obligations of Goodman and Merger Sub to effect the merger are subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the merger, of the following conditions:

•	Multiband’s representations and warranties in the Merger Agreement, excluding certain of them, being true and correct as of the date of the Merger Agreement and the effective time of the merger, subject to the applicable materiality or material adverse effect standards contained in the Merger Agreement;

•	Multiband’s compliance in all material respects with the agreements, obligations and covenants in the Merger Agreement required to be performed or complied with by it;

•	Multiband shall have provided to Goodman an officer’s certificate that the prior conditions have been met;

•	no Company Material Adverse Effect shall have occurred or existed prior to the effective time of the merger;

•	Multiband has provided a FIRPTA certificate to Goodman;

•	warrant termination agreements have been executed with respect to all Company warrants;

•	all Employee Options shall have been amended per the Merger Agreement;

•	holders of no more than 5% of the common stock shall have exercised their dissenters’ rights and Goodman shall have been provided a certificate signed by Multiband’s Chief Executive Officer and Chief Financial Officer to that effect; and

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•	Multiband shall have complied with all agreements relating to (i) cooperating with Goodman regarding the Debt Financing, (ii) assisting Goodman with making SEC filings, and (iii) cooperating with Goodman with respect to any securityholder litigation.

Conditions to Multiband’s Obligation. The obligation of Multiband to effect the merger is subject to the fulfillment or waiver, to the extent permitted by law, at or before the effective time of the merger of the following conditions:

•	Goodman’s and Merger Sub’s representations and warranties in the Merger Agreement being true and correct as of the date of the Merger Agreement and the effective time of the merger, except for inaccuracies that are not reasonably likely to have a Parent Material Adverse Effect;

•	Goodman’s and Merger Sub’s compliance in all material respects with the agreements, obligations and covenants in the Merger Agreement required to be performed or complied with by it; and

•	Multiband shall have been provided a certificate signed by executive officers of Goodman and Merger Sub that the prior conditions have been met.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the filing of this document, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

General

Multiband and Goodman may agree to terminate the Merger Agreement before the effective time of the merger by mutual written consent. In addition, either Multiband or Goodman may unilaterally terminate the Merger Agreement if:

•	the merger has not been consummated on or before December 31, 2013, unless such failure of consummation is due to failure by the party seeking to terminate the Merger Agreement to comply in all material respects with, or the material breach by such party of, the terms, provisions, covenants, and agreements contained in this Agreement (provided such outside date can be extended until January 31, 2014 if the delay is related to obtaining a governmental approval removing a restraint, or to such other date if agreed to by mutual written consent of the parties);

•	a final order or permanent injunction (or similar restraint) makes consummation of the merger illegal or enjoined, subject to the terminating party’s use of commercially reasonable efforts to remove such impediment; or

•	the shareholders of Multiband fail to approve the Merger Agreement and the merger by the vote required by the MBCA and Multiband’s articles of incorporation at the special meeting of shareholders called for that purpose (or any adjournment or postponement thereof).

Termination of the Merger Agreement by Goodman

Goodman may terminate the Merger Agreement if:

•	Multiband’s Board of Directors fails to recommend the merger to Multiband’s shareholders or makes, or publicly announces an intent to make, a withdrawal, qualification, or adverse modification of its approval and recommendation of the Merger Agreement and the merger;

•	Multiband fails to call or hold the shareholders’ meeting to vote on the approval of the Merger Agreement and the merger (and such failure is not solely due to actions taken or omissions by the SEC);

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•	Multiband breaches (and such breach is incapable of cure by the outside date of the merger) any representation, warranty, covenant or agreement, provided, however, that Goodman shall have given Multiband at least thirty (30) days written notice prior to such termination intention; or

•	Multiband materially breaches its obligations regarding the solicitation of acquisition proposals.

Termination of the Merger Agreement by Multiband

Multiband may terminate the Merger Agreement if:

•	prior to receipt of shareholder approval regarding the Merger Agreement and the merger, the Board of Directors authorizes Multiband to enter into a binding, definitive agreement for a superior proposal, provided the termination fee is delivered simultaneously to Goodman; or

•	there shall have been a breach of any representation, warranty, covenant or agreement on the part of Goodman or Merger Sub such that the conditions to the closing of the merger regarding representations and warranties would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date of the merger; provided, however, that the Company shall have given Goodman or Merger Sub, as applicable, at least thirty (30) days written notice prior to such termination intention.

Effect of Termination; Remedies

If the Merger Agreement is terminated as described above, no party to the Merger Agreement will have any liability or further obligation to any other party to the Merger Agreement except, if applicable, to pay the termination fee or expense reimbursement described below or except with respect to breaches of the Merger Agreement that occur prior to termination.

Subject to our right to seek monetary damages for certain breaches of the Merger Agreement, our right to terminate the Merger Agreement and receive, under certain circumstances, a fee of $1.5 million from Parent is our sole and exclusive remedy under the Merger Agreement and with respect to the transactions contemplated by the Merger Agreement for any loss we suffer. Upon payment of such amount, neither Parent nor Merger Sub will have any further liability or obligation relating to the Merger Agreement or the transactions contemplated thereby, or any other document or theory of law or equity.

Termination Fee; Expenses

The Merger Agreement provides for a bifurcated termination fee such that: (i) if we had terminated the Merger Agreement during the go-shop period, which ended on July 5, 2013, in order to enter into a superior proposal within the meaning of the Merger Agreement, we would have been required to pay to Goodman a termination fee of $5.0 million and (ii) if the Merger Agreement is terminated for any other reason in respect of which Goodman would be entitled to a termination fee, the amount of the termination fee payable by us to Parent will be $6.0 million.

The termination fee would become payable if the Merger Agreement is terminated under any of the following circumstances:

•	Goodman terminates the Merger Agreement because:

○	Multiband’s Board of Directors fails to recommend the merger to Multiband’s shareholders or makes, or publicly announces an intent to make, a withdrawal, qualification, or adverse modification of its approval and recommendation of the Merger Agreement and the merger;

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○	Multiband fails to call or hold the shareholders’ meeting to vote on the approval of the Merger Agreement and the merger (and such failure is not solely due to actions taken or omissions by the SEC);

○	Multiband breaches (and such breach is incapable of cure by the outside date of the merger) any representation, warranty, covenant or agreement, provided, however, that Goodman shall have given Multiband at least thirty (30) days written notice prior to such termination intention; or

○	Multiband materially breaches its obligations regarding the solicitation of acquisition proposals; or

•	The Merger Agreement is terminated by Multiband:

○	because the Board has authorized entry into an alternative transaction; or

○	after the Board has made an Adverse Recommendation Change:

▪	because the closing date has failed to occur on or before the outside date of the merger; or

▪	because the shareholders of Multiband fail to approve the Merger Agreement and the merger; or

•	each of the following occur:

o	before termination of the Merger Agreement an acquisition proposal is made;

o	the Company terminates the Merger Agreement because:

▪	the outside date of the merger has passed; or

▪	the shareholders of the Company failed to approve the merger and Merger Agreement; and

o	within 12 months after termination of the Merger Agreement Multiband or any of its subsidiaries enters into a definitive agreement for a third-party transaction and consummates such transaction.

The Merger Agreement also provides for the payment by Goodman to Multiband of expense reimbursement in an amount up to $1.5 million if the Merger Agreement is terminated because there shall have been a breach of any representation, warranty, covenant or agreement on the part of Goodman or Merger Sub such that the conditions to the closing of the merger regarding representations and warranties would not be satisfied and, in either such case, such breach is incapable of being cured by the outside date of the merger; provided, however, that the Company shall have given Goodman or Merger Sub, as applicable, at least thirty (30) days written notice prior to such termination intention.

Except as described in “— Termination of the Merger Agreement” and “— Termination Fee,” in general, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses. The Merger Agreement does not permit Goodman to make a claim for reimbursement of expenses in addition to payment of the termination fee.

Amendment of the Merger Agreement

The Merger Agreement may be amended, modified, or supplemented by written agreement of Goodman, Merger Sub and Multiband at any time before the effective time of the merger with respect to any of the terms contained in the Merger Agreement, except that the amendment of certain, limited terms regarding jurisdiction and exculpation of the Debt Financing Parties requires the additional consent of the Debt Financing Parties.

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MARKET PRICE OF COMPANY COMMON STOCK

The Company’s common stock presently trades on the NASDAQ Capital Market system under the symbol “MBND.” The table below sets forth the high and low bid prices for the common stock during each quarter in the six months ended June 30, 2013 and two years ended December 31, 2012 and December 31, 2011, as provided by NASDAQ.

Quarter Ended	High Bid	Low Bid

June 30, 2013	$3.28	$1.94
March 31, 2013	$2.50	$1.55

December 31, 2012	$2.24	$1.37
September 30, 2012	$2.50	$1.66
June 30, 2012	$3.02	$1.91
March 31, 2012	$3.73	$2.75

December 31, 2011	$3.63	$2.36
September 30, 2011	$3.74	$2.44
June 30, 2011	$4.87	$2.97
March 31, 2011	$6.72	$2.60

The closing price of our common stock on the NASDAQ Capital Market system on May 21, 2012, the last trading day prior to our press release announcing the execution of the Merger Agreement, was $2.58 per share. On ______________, 2013 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price our common stock on the NASDAQ Capital Market was $[__] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

DISSENTERS’ RIGHTS

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Sections 302A.471 and 302A.473 of the MBCA entitle any holder of Multiband common and preferred stock as of the record date for the special meeting, in lieu of receiving the payment to which such shareholder would otherwise be entitled pursuant to the Merger Agreement, to dissent from the merger and obtain payment in cash for the “fair value” of the shares of stock held by such shareholder. ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF THESE DISSENTERS’ RIGHTS SHOULD REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT (COPIES OF WHICH ARE ATTACHED AS ANNEX C TO THIS PROXY STATEMENT), PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT SUCH RIGHTS. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Annex C to this proxy statement) is a brief description of the procedures relating to the exercise of dissenters’ rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.

Under Section 302A.473, Subd. 3, a holder of Multiband common or preferred stock (as of the record date for the special meeting) who wishes to exercise dissenters’ rights (a “dissenter”) must file with Multiband (at Multiband Corporation, 5605 Green Circle Drive, Minnetonka, Minnesota 55343, Attention: Steven M. Bell, Corporate Secretary), before the vote on the merger, a written notice of intent to demand the “fair value” of Multiband’s shares owned by the shareholder. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF THE MERGER. A VOTE AGAINST THE MERGER WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION OF A BLANK PROXY WILL CONSTITUTE A VOTE IN FAVOR OF THE MERGER AND A WAIVER OF STATUTORY DISSENTERS’ RIGHTS. PREFERRED HOLDERS HAVE NO VOTING RIGHTS WITH RESPECT TO THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING.

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If the merger is approved by Multiband’s shareholders, Multiband will send to all dissenters who filed the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the merger a notice containing certain information required by Section 302A.473, Subd. 4, including without limitation (i) the address to which a dissenter must send a demand for payment and certificates representing certificated shares in order to obtain payment for such shares and the date by which they must be received, (ii) restrictions on transfer of uncertificated shares after the demand for payment is received, and (iii) a form to be used to certify the date on which the dissenter (or the beneficial owner on whose behalf the dissenter dissents) acquired such shares of stock (or an interest in them) and to demand payment. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing certificated shares within 30 days after such notice from Multiband is given. Under Minnesota law, notice by mail is given by Multiband when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL NOT BE A DISSENTER AND WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3, BUT WILL BE ENTITLED TO THE MERGER CONSIDERATION PAYABLE UNDER THE MERGER AGREEMENT, WHICH MAY BE MORE OR LESS THAN OR EQUAL TO THE FAIR VALUE OF THE SHARES DETERMINED UNDER MINNESOTA STATUTES SECTION 302A.473.

Except as provided below, if demand for payment and deposit of stock certificates is duly made by a dissenter with Multiband as required by the notice, then after the effective time of the merger or the receipt of the demand, whichever is later, Multiband will pay the dissenter an amount which Multiband estimates to be the fair value of the dissenter’s shares of common or preferred, as applicable, stock, with interest, if any. For the purpose of a dissenter’s appraisal rights under Sections 302A.471 and 302A.473, “fair value” means the value of the shares of common or preferred stock immediately before the effective date of the merger and “interest” means interest commencing five days after the effective date of the merger until the date of payment, calculated at the statutory interest rate. The payment must be accompanied by (i) Multiband’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger and Multiband’s latest available interim financial statements and (ii) a brief description of the method used by Multiband to reach such estimate.

If the dissenter believes the payment received from Multiband is less than the fair value of the shares of common or preferred stock, with interest, if any, such dissenter must give written notice to Multiband of his or her own estimate of the fair value of the shares of common or preferred, if applicable, stock, with interest, if any, within 30 days after the date of Multiband’s remittance, and must demand payment of the difference between his or her estimate and Multiband’s remittance. If the dissenter fails to give written notice of such estimate to Multiband within the 30-day time period, such dissenter will be entitled only to the amount remitted by Multiband.

Multiband may withhold such remittance with respect to shares of common or preferred stock for which the dissenter demanding payment was not the registered owner (or the person on whose behalf such dissenter acts was not the beneficial owner) as of the first public announcement date of the merger (the “public announcement date”). As to each such dissenter who has validly demanded payment, following the effective time or the receipt of demand, whichever is later, Multiband will mail its estimate of the fair value of such dissenter’s shares of common or preferred stock and offer to pay this amount with interest, if any, to the dissenter upon receipt of such dissenter’s agreement to accept this amount in full satisfaction. If such dissenter believes that Multiband’s offer is for less than the fair value of the shares of common or preferred stock, with interest, if any, such dissenter must give written notice to Multiband of his or her own estimate of the fair value of the shares of common or preferred stock, with interest, if any, and demand payment of this amount within 30 days after the mailing of Multiband’s offer. If the dissenter fails to give written notice of such estimate to Multiband within the 30-day time period, such dissenter will be entitled only to the amount offered by Multiband.

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If Multiband and the dissenter (including dissenters who purchased shares of common or preferred stock on or prior to the public announcement date and dissenters who purchased shares of common or preferred stock after the public announcement date who have complied with their respective demand requirements) cannot settle the dissenter’s demand within 60 days after Multiband receives the dissenter’s estimate of the fair value of his or her shares of common or preferred stock, then Multiband will file a petition in a court of competent jurisdiction in Hennepin County, Minnesota, requesting that the court determine the statutory fair value of common stock with interest, if any. All dissenters whose demands are not settled within the applicable 60-day settlement period will be made parties to this proceeding.

The court will then determine whether each dissenter in question has fully complied with the provisions of Section 302A.473, and for all dissenters who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by Multiband or a dissenter. The fair value of the shares as determined by the court is binding on all shareholders and may be less than, equal to or greater than the $3.25, $10.50 or $10.00 per share price, plus applicable accrued and unpaid dividends, if any, to be paid if the merger is completed. Each dissenter is entitled to judgment in cash for the amount by which the fair value of the shares of common or preferred stock as determined by the court, plus interest, exceeds the estimated payment previously remitted by Multiband to the dissenter. However, under the statute, dissenters are not liable to Multiband for the amount, if any, by which payments remitted by Multiband to the dissenters exceed the fair value of such shares determined by the court, plus interest. The costs and expenses of this court proceeding will be assessed against Multiband, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith. Under Section 302A.471, Subd. 2, beneficial owners of shares who desire to exercise statutory dissenters’ rights themselves must obtain and submit the registered owner’s written consent at or before the time they file the notice of intent to demand fair value.

If the court finds that Multiband has failed to comply substantially with Section 302A.473, the court also may assess against Multiband such fees and expenses, if any, of attorneys and experts as the court deems equitable. Such fees and expenses may also be assessed against any person who has acted arbitrarily, vexatiously or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

Under Section 302A.471, Subd. 2, a holder of Multiband common or preferred stock may not assert dissenters’ rights with respect to less than all of the shares of common or preferred stock registered in the shareholder’s name, unless the shareholder dissents with respect to all shares beneficially owned by another person and discloses the name and address of such other person.

Under Section 302A.471, Subd. 4, a holder of Multiband common or preferred stock has no right at law or equity to set aside the adoption of the Merger Agreement or the consummation of the merger, except if such adoption or consummation is fraudulent with respect to such shareholder or Multiband.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of the shares of our outstanding common stock as of June 28, 2013 with respect to (i) each of our Directors; (ii) our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the year ended December 31, 2012, to whom we refer in this proxy statement as the “named executive officers”; (iii) all current directors and executive officers as a group; and (iv) all persons known by us to be beneficial owners of more than 5% of our common stock. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Multiband Corporation, 5605 Green Circle Drive, Minnetonka, MN 55343. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. To our knowledge, none of the shares reported below are pledged as security.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 28, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the information in the table does not include any stock options and/or warrants outstanding that cannot be exercised within 60 days of June 28, 2013. On June 28, 2013, the Company had 21,872,556 shares of common stock issued and outstanding.

Name	Number of Shares Beneficially Owned		Percent of Common Shares Outstanding

Executive Officers and Directors
Steven M. Bell	309,690	(1)	1.40%
Frank Bennett	485,541	(2)	2.21
Eugene Harris	235,847	(3)	1.07
James L. Mandel	1,036,779	(4)	4.57
Donald Miller	399,016	(5)	1.81
Peter Pitsch	47,852	(6)	*
Martin Singer, Ph.D.	35,663	(7)	*
Stephen Kezirian	43,663	(8)	*
David Ekman	453,917	(9)	2.06
Kent Whitney	138,200	(10)	*
Tom Beaudreau	150,000	(11)	*
All directors and officers as a group (11 persons)	3,336,068	(12)	15.25

5% Shareholders

J. Carlo Canell
P.O. Box 3459
Jackson, WY 83001	2,853,423	(13)	13.05

* Indicates ownership of less than 1%.

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(1)	Includes vested options to acquire 198,217 shares of common stock. Mr. Bell’s beneficial ownership does include 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims beneficial ownership.

(2)	Includes warrants and vested options to purchase 142,250 shares of common stock.

(3)	Includes warrants and vested options to purchase 121,702 shares of common stock.

(4)	Includes vested options to purchase 821,902 shares of common stock.

(5)	Includes vested options to purchase 140,401 shares of common stock.

(6)	Includes vested options to acquire 30,846 shares of common stock.

(7)	Includes vested options to acquire 23,663 shares of common stock.

(8)	Includes vested options to acquire 23,663 shares of common stock.

(9)	Includes vested options to purchase 90,100 shares of common stock and 109,000 Series C Preferred Shares which are convertible into 43,600 shares of common stock.

(10)	Includes vested options to acquire 100,000 shares of common stock.

(11)	Includes vested options to acquire 150,000 shares of common stock.

(12)	See footnotes 1 through 11 above.

(13)	Information based on Schedule 13D filed with the Securities and Exchange Commission on March 11, 2013.

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PROPOSAL NO. 2—ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

In accordance with Section 14A of the Exchange Act, Multiband is providing its shareholders with the opportunity to cast a non-binding, advisory vote to approve the compensation that may be paid or become payable to Multiband’s named executive officers in connection with the merger. As required by those rules, Multiband is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Multiband’s named executive officers in connection with the merger, as disclosed in the table titled “Golden Parachute Compensation” above, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on executive compensation that may be paid or become payable in connection with the merger is a vote separate and apart from the vote to approve the merger and adopt the Merger Agreement. Accordingly, you may vote to approve the merger and adopt the Merger Agreement and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on Multiband and Multiband may proceed with the merger transaction if Proposal No. 1 is approved and Proposal No. 2 fails. Accordingly, because Multiband is contractually obligated to pay the compensation under certain circumstances, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger Agreement and the transactions contemplated thereby are approved and regardless of the outcome of the advisory vote. The approval by Multiband shareholders of Proposal 2 requires the affirmative vote of a majority of Multiband common shares present or represented by proxy at the Special Meeting and entitled to vote, provided a quorum is present.

Golden Parachute Compensation for Multiband Corporation Named Executive Officers

Information required by Item 402(t) of Regulation S-K regarding the compensation of our named executive officers that is based on or otherwise relates to the merger is included on page 47 of this proxy statement, under the heading “Proposal No. 1 - The Merger—Golden Parachute Compensation for Multiband Corporation Named Executive Officers.”

THE MULTIBAND BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT MULTIBAND SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL NO. 3—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Multiband is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger and adopt the Merger Agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Multiband may not have received sufficient votes to approve the merger and adopt the Merger Agreement by that time. In that event, Multiband would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger and adopt the Merger Agreement.

To allow the proxies that have been received by Multiband at the time of the special meeting to be voted for an adjournment, if necessary, Multiband is submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. If the new date, time and place are announced at the special meeting before the adjournment, Multiband is not required to give notice of the time and place of the adjourned meeting, unless the Board of Directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the proposal to adopt the Merger Agreement in the event that there are insufficient votes to approve that proposal. The Multiband Board of Directors retains full authority to the extent set forth in Minnesota law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Multiband shareholders.

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The approval requires the vote of a majority of the votes represented by the shares of the Company’s common stock present in person or by proxy and entitled to vote thereon, whether or not a quorum is present.

THE MULTIBAND BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT MULTIBAND SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

DEADLINE FOR SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

If the merger has been completed, Multiband does not expect to hold a 2013 annual meeting of shareholders because Multiband will not be a public company at that time.

If the merger is not completed for any reason, we will hold an annual meeting of shareholders at such time as is permitted by and pursuant to requirements of applicable law. In such event, we will inform you, by filing a Form 8-K, and to the extent we deem it necessary or appropriate, by any other reasonable means, of the date by which we must receive shareholder proposals for inclusion in the proxy materials relating to such annual meeting, which proposals must comply with SEC rules and regulations, as well as the date by which we must receive shareholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Copies of our SEC filings are also available through our website (www.multibandusa.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

* * *

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED _________________, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

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Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

GOODMAN NETWORKS INCORPORATED,

MANATEE MERGER SUB CORPORATION

and

MULTIBAND CORPORATION,

dated as of

May 21, 2013

Execution Version

i

ii

iii

Exhibit List

Exhibit A	Articles of Incorporation of Surviving Corporation

Exhibit B	Bylaws of Surviving Corporation

Exhibit C	Form of Warrant Termination Agreement

iv

Execution Version

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 21, 2013, is hereby entered into by and among Goodman Networks Incorporated, a Texas corporation (“Parent”), Manatee Merger Sub Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Multiband Corporation, a Minnesota corporation (the “Company”). Capitalized terms used herein shall have the meanings set forth in Section 10.1 hereof.

RECITALS

WHEREAS, the respective boards of directors of Parent and Merger Sub each have approved, and declared it advisable to consummate, the acquisition of the Company by Merger Sub by means of a merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”), unanimously (i) has determined that the Merger is advisable and in the best interests of the Company and its shareholders, (ii) has approved this Agreement, the plan of merger (as such term is used in Section 302A.611 of the Minnesota Business Corporation Act (the “MBCA”)) contained in this Agreement (the “Plan of Merger”) and the Merger upon the terms and subject to the conditions set forth in this Agreement and (iii) is recommending that the Company’s shareholders approve the Merger and adopt the Plan of Merger, as applicable;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each issued and outstanding share of common stock, no par value, of the Company (the “Company Common Stock”), except Excluded Shares (as defined herein) and Dissenting Shares (as defined herein), will be converted into the right to receive the Common Share Merger Consideration;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each issued and outstanding Preferred Share, except Preferred Shares held by holders who comply with the provisions of the MBCA regarding the right of shareholders to dissent from the Merger, will be converted into the right to receive the Preferred Liquidation Consideration; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement (including the Merger, the “Transactions”) and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties to this Agreement agree as follows:

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Article I.

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, at the Effective Time, (a) Merger Sub will be merged with and into the Company, and (b) the separate corporate existence of Merger Sub will cease. Following the Merger, the Company will continue as the surviving corporation (the “Surviving Corporation”) and will succeed to and assume all of the rights and obligations of Merger Sub in accordance with the MBCA.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place as soon as reasonably practicable, but in no event later than the second Business Day, after the satisfaction or waiver of all of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of such conditions) (the “Closing Date”), at 10:00 a.m. Dallas time at the offices of Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219, unless another date or place is agreed to in writing by the parties to this Agreement.

Section 1.3 Effective Time. The Merger shall become effective when the articles of merger (the “Articles of Merger”), executed in accordance with the relevant provisions of the MBCA, are filed with the Secretary of State of the State of Minnesota; provided, however, that, upon the mutual consent of Merger Sub and the Company, the Articles of Merger may provide for a later date or time of effectiveness of the Merger (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, or such later time as is specified in the Articles of Merger and as agreed to by Parent and the Company, being the “Effective Time”). The filing of the Articles of Merger shall be made on the Closing Date.

Section 1.4 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation. For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately prior to the Effective Time, unless otherwise specifically set forth in the applicable document.

Section 1.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the Articles of Incorporation of the Company, as amended, shall be amended to read in the form attached hereto as Exhibit A and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.

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(b) At the Effective Time, the Bylaws of the Company, as amended, shall be amended to read in the form attached hereto as Exhibit B and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and applicable Law.

Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation. At the Effective Time, the directors of the Surviving Corporation shall appoint James L. Mandel as the Chief Executive Officer of the Surviving Corporation and Steve M. Bell as the Chief Financial Officer of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

Article II.

EFFECT OF THE MERGER ON Equity Interests

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action required on the part of Parent, Merger Sub, the Company or the holders of Equity Interests or the holders of securities of Parent, Merger Sub or the Company, the following shall occur:

(a) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will thereafter be converted into and represent one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

(b) Each Equity Interest held by the Company (in the treasury or otherwise) and each Equity Interest owned by Parent, any direct or indirect wholly-owned Subsidiary of Parent or any Affiliate of Parent (collectively, the “Excluded Shares”) immediately prior to the Effective Time shall be canceled and extinguished and shall cease to exist, and no payment or other consideration shall be made with respect to such Equity Interest.

(c) Each Common Share issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares and any Dissenting Shares) shall be canceled and extinguished and shall be converted into the right to receive $3.25 per Common Share in cash, less applicable Taxes, if any, required to be withheld with respect to such payment, payable to the holder of such Common Share, without interest (the “Common Share Merger Consideration” and, together with the Preferred Liquidation Consideration, the Company Restricted Share Consideration and the Option Consideration, the “Merger Consideration”). All such Common Shares, when so converted, will no longer be outstanding and automatically will be canceled and extinguished and shall cease to exist.

A-3

(d) Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be canceled and extinguished and shall be converted into the right to receive a cash payment in accordance with the terms of the applicable certificate of designation as follows (the payments made pursuant to this Section 2.1(d) shall be referred to herein collectively as the “Preferred Liquidation Consideration”):

(i) The holder of each issued and outstanding share of Class A Preferred Stock shall be entitled to receive a cash payment equal to the Per Share Class A Liquidation Payment in exchange for each such share.

(ii) The holder of each issued and outstanding share of Class C Preferred Stock shall be entitled to receive a cash payment equal to the Per Share Class C Liquidation Payment in exchange for each such share.

(iii) The holder of each issued and outstanding share of Class F Preferred Stock shall be entitled to receive a cash payment equal to the Per Share Class F Liquidation Payment in exchange for each such share.

Upon such conversion, all such Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired. As of the date of this Agreement, there are no outstanding shares of Class B Cumulative Convertible Preferred Stock, Class D Cumulative Convertible Preferred Stock, Class E Preferred Stock, Class G Convertible Preferred Stock, Series H Convertible Preferred Stock, Series I Convertible Preferred Stock, or Series J Convertible Preferred Stock.

(e) Each holder of a Share or Shares (other than any Excluded Shares and any Dissenting Shares) will cease to have any rights with respect to such Share or Shares, except the right to receive the Merger Consideration for such Share or Shares, upon surrender of the certificate formerly representing such Share or Shares (a “Certificate”), subject to the provisions of Section 2.7, and, in the case of uncertificated Shares (the “Uncertificated Shares”), the book entry transfer of such Share or Shares, upon receipt by the Paying Agent of evidence of transfer as the Paying Agent may reasonably request, each in the manner provided in Section 2.2.

Section 2.2 Payment; Surrender; Stock Transfer Books.

(a) Before the Effective Time, Parent shall designate, at its election, the Company’s transfer agent or another bank or trust company reasonably acceptable to the Company to act as agent for the Surviving Corporation in connection with the Merger (the “Paying Agent”) to receive the funds necessary to make the payments contemplated by Section 2.1 and Section 2.3 pursuant to procedures reasonably acceptable to the Company. At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent in a separate account for the benefit of holders of Shares (other than the Dissenting Shares and Excluded Shares) (the “Payment Fund”) the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1 and Section 2.3, as applicable. If, for any reason, the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by Parent hereunder pursuant to Section 2.1 and Section 2.3, Parent shall promptly deposit, or cause to be deposited, cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

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(b) As soon as reasonably practicable after the Effective Time, but in any event no later than five (5) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and Section 2.3 (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Shares will pass, only upon delivery of the Certificate or Certificates representing such Shares to the Paying Agent or, with respect to Uncertificated Shares, book entry transfer of the Uncertificated Shares to Paying Agent, and will be in such form and have such other provisions as the Company and Merger Sub may reasonably specify) and (ii) instructions for use in surrendering Certificates or transferring the Uncertificated Shares in exchange for the Merger Consideration. Each holder of a Certificate or Certificates or an Uncertificated Share or Uncertificated Shares may thereafter, until the first anniversary of the Effective Time, surrender any such Certificate or Certificates to the Paying Agent under cover of the letter of transmittal or transfer any such Uncertificated Shares by book entry transfer of such Uncertificated Share or Uncertificated Shares upon receipt by the Paying Agent of evidence of transfer as the Paying Agent may reasonably request (each a “Valid Transfer”). Upon the completion of a Valid Transfer on or before the first anniversary of the Effective Time, Paying Agent shall, and Parent shall cause the Paying Agent to, pay the holder of such Shares cash in an amount equal to the Merger Consideration, less any Taxes required to be withheld and without interest, to which such holder is entitled pursuant to Section 2.1 and Section 2.3. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Excluded Shares) or Uncertificated Share will represent solely the right to receive the aggregate Merger Consideration relating to such Shares.

(c) If payment of the Merger Consideration in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition to such payment that (i) either the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer Taxes or other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or Uncertificated Share surrendered or shall have established to the satisfaction of Merger Sub or the Paying Agent that such Tax either has been paid or is not applicable. The Merger Consideration paid upon the surrender for exchange of Certificates or transfer of Uncertificated Shares in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates or such Uncertificated Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or (ii) prior to the date of this Agreement, and in each case which remain unpaid at the Effective Time.

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(d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Shares will cease to have any rights with respect to any such Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for Merger Consideration as provided in this Article II. Except for interest required to be paid with respect to Dissenting Shares pursuant to the MBCA, no interest will accrue or be paid on any cash payable to holders of Shares pursuant to the provisions of this Article II.

(e) Promptly following the date of the first anniversary of the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect to such cash) that had been made available to the Paying Agent and that, as of the date of the first anniversary of the Effective Time, has not been disbursed to holders of Certificates or Uncertificated Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates or transfer of their Uncertificated Shares, without any interest on and less any Taxes required to be withheld from such Merger Consideration. Notwithstanding the foregoing, neither Parent, nor the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under the Code, the rules and regulations promulgated thereunder, or any other provision of U.S. federal, state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity by Parent, the Surviving Corporation or the Paying Agent, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

Section 2.3 Treatment of the Stock Plans; Warrants.

(a) At the Effective Time, each then-outstanding and unexercised option to purchase Common Shares under the Director Stock Plan (each a “Director Option”), whether vested or unvested, by virtue of the Merger and without any action on the part of the holder thereof, shall become fully vested, and shall automatically be canceled, and shall be converted into and thereafter represent only the right to receive, in settlement thereof, a cash payment, less any applicable Taxes required to be withheld and without interest, equal to the product, if a positive number, of (i) the excess, if any, of the Common Share Merger Consideration over the per share exercise price of such Director Option and (ii) the number of Common Shares subject to such Director Option (the “Director Option Consideration”); provided, however, that any Director Option for which the per share exercise price equals or exceeds the Common Share Merger Consideration shall terminate and be canceled without any payment in respect thereof.

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(b) At the Effective Time, each then-outstanding and unexercised option to purchase Common Shares under the Employee Stock Plan (each an “Employee Option”), whether vested or unvested, by virtue of the Merger and without any action on the part of the holder thereof, shall become fully vested, and shall automatically be canceled, and shall be converted into and thereafter represent only the right to receive, in settlement thereof, a cash payment, less any applicable Taxes required to be withheld and without interest, equal to the greater of (i) the product, if a positive number, of (A) the excess, if any, of the Common Share Merger Consideration over the per share exercise price of such Employee Option and (B) the number of Common Shares subject to such Employee Option and (ii) the product of (A) $0.50 and (B) the number of Common Shares subject to such Employee Option (the “Employee Option Consideration” and, together with the Director Option Consideration, the “Option Consideration”) (the Employee Options and the Director Options are referred to collectively herein as the “Options”).

(c) At the Effective Time, each then-outstanding restricted share of Company Common Stock granted under the Company Stock Plans (each a “Company Restricted Share”) subject to restrictions immediately prior to the Effective Time (whether vested or unvested), by virtue of the Merger and without any action on the part of the holder thereof, shall become fully vested and no longer subject to any restrictions, and then shall automatically be canceled, and shall be converted into and thereafter represent only the right to receive, in settlement thereof, a cash payment, less any applicable Taxes required to be withheld and without interest, equal to the Common Share Merger Consideration (the “Company Restricted Share Consideration”).

(d) All amounts payable pursuant to this Section 2.3 shall be subject to any required withholding of Taxes and shall be paid without interest. Parent shall, or shall cause the Surviving Corporation to, pay to holders of the Options and the Company Restricted Shares, the Option Consideration or Company Restricted Share Consideration, as applicable, as soon as practicable after the Effective Time and in any case no later than fifteen (15) Business Days thereafter. Parent may, in its discretion, cause the amounts payable pursuant to this Section 2.3 to holders of Options or Company Restricted Shares to be delivered through the Company’s ordinary payroll system in lieu of delivering a check or making a wire transfer to such holder.

(e) Prior to the Effective Time, the Company shall use commercially reasonable efforts to obtain all necessary consents or releases from the holders of Options and Company Restricted Shares granted under the Company Stock Plans and take all such other lawful action as may be necessary (which includes satisfying the requirements of Rule 16b-3(e) promulgated under the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties hereto, (i) the Employee Stock Plan will terminate as of the Effective Time, (ii) the Director Stock Plan will terminate as of the Effective Time, and (iii) the Company shall ensure that following the Effective Time, no participant in either of the Company Stock Plans shall have any right under or pursuant to the Company Stock Plans to acquire the capital stock of the Company or the Surviving Corporation.

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(f) Neither Parent, nor Merger Sub, nor the Surviving Corporation shall assume any Company Warrants in connection with the Merger. Each holder of a Company Warrant who, prior to the Effective Time, has properly executed and delivered a warrant termination agreement in the form attached hereto as Exhibit C (“Warrant Termination Agreement”) with respect to its Company Warrant shall not be entitled to receive any consideration pursuant to this Agreement other than consideration expressly provided for under such Warrant Termination Agreement, which shall be equal to the product, if a positive number, of (i) the excess of the Common Share Merger Consideration over the per share exercise price of such Company Warrant and (ii) the number of Common Shares subject to such Company Warrant.

(g) Prior to the Effective Time, the Company shall cause any dispositions of Equity Interests (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by the Company Board or a committee of two or more non-employee directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act). Such approval shall specify (i) the name of each officer or director, (ii) the number of securities to be disposed of for each named person, and (iii) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 promulgated under the Exchange Act.

Section 2.4 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held of record by holders who have not approved the Merger and who have properly exercised dissenters’ rights in accordance with Sections 302A.471 and 302A.473 of the MBCA (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and instead shall be canceled and cease to have any rights, except that the holders thereof shall be entitled to, and the Dissenting Shares shall represent only the right to receive, payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) of such Dissenting Shares in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA; provided, however, that (i) if such a holder fails to properly exercise dissenters’ rights with respect to his, her or its Shares in accordance with Sections 302A.471 and 302A.473 of the MBCA or, after making a demand for dissenters’ rights, subsequently delivers an effective written withdrawal of such demand, or fails to establish his, her or its entitlement to dissenters’ rights as provided in Sections 302A.471 and 302A.473 of the MBCA, if so required, or (ii) if a court shall determine that such holder is not entitled to receive payment for his, her or its Dissenting Shares or such holder shall otherwise lose his, her or its dissenters’ rights, then, in any such case, each Share held of record by such holder or holders shall automatically be converted into and represent only the right to receive the Merger Consideration set forth for such Share in Section 2.1 upon surrender of the Certificate or transfer of the Uncertificated Share representing such Share.

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(b) The Company shall give Parent (i) prompt written notice of any written notice received by the Company of the intent of any holder of Shares to demand the fair value of any Shares, any written demand for appraisal, any withdrawals thereof and any instruments served or demands made pursuant to Section 302A.473 of the MBCA and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands, except as required by applicable Law. The Company shall not, except with the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle or negotiate any such demands or extend or waive the deadline or other time period applicable to any dissenters’ rights; provided, however, that the Company shall give Parent advance written notice of the requirement to make any payment pursuant to an Order prior to making such payment.

Section 2.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the intentions of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intentions of this Agreement.

Section 2.6 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the Equity Interests or number of Equity Interests specified in Section 3.4(a) shall occur, by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, reorganization, exchange or readjustment of shares or otherwise, or any stock dividend thereon with a record date during such period (including any dividend or distribution of securities convertible into capital stock), but excluding any change that results from any exercise of Options, Company Warrants or the vesting of Company Restricted Shares or conversion of Preferred Shares into Company Common Stock, then the Merger Consideration, any other amounts payable pursuant to this Agreement, all references in this Agreement to specified numbers of Equity Interests affected thereby, and all calculations provided for that are based upon numbers of Equity Interests (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties hereto the same economic effect as contemplated by this Agreement prior to such change or event.

Section 2.7 Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the reasonable replacement requirements established by the Paying Agent (including, if required by the Paying Agent or Parent, the posting by such holder of a bond in such amount as the Paying Agent or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate), the Paying Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by the Certificate pursuant to this Article II.

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Article III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the correspondingly numbered Section of the disclosure letter, dated the date hereof and delivered by the Company to Parent and Merger Sub (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and has all requisite corporate power and authority and all necessary Governmental Permits to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) The Company and each of its Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or good standing necessary, except where the failure to be so duly qualified and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.2 Authorization; Validity of Agreement; Company Action.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Merger and adoption of the Plan of Merger by the shareholders of the Company, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been duly and validly authorized by the Company Board and the Special Committee, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions, except for approval of the Merger and adoption of the Plan of Merger by the affirmative vote of the holders of a majority of the voting power of all of the outstanding Common Shares (the “Shareholder Approval”) and subject to the filing of appropriate merger documents as required under the MBCA. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(b) The Shareholder Approval is the only approval of the holders of any class or series of the Company’s capital stock that is necessary in connection with the consummation of the Merger and the other Transactions.

(c) At a meeting duly called and held, the Company Board (upon the unanimous recommendation of the Special Committee) unanimously adopted resolutions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, in which the Company Board (i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement, the Plan of Merger and the Transactions, (iii) directed that the Merger and the Plan of Merger be submitted to the Company’s shareholders for approval and adoption, and (iv) (subject to the other provisions of this Agreement) resolved to recommend that the Company’s shareholders approve the Merger and approve and adopt the Plan of Merger and this Agreement (such recommendation, the “Company Recommendation”).

(d) The Company has delivered or made available to Parent complete and correct copies of the Company Charter Documents and all Subsidiary Charter Documents.

(e) The filing of the Proxy Statement with the SEC has been duly authorized and approved by the Company Board.

Section 3.3 Consents and Approvals; No Violations.

(a) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any Company Charter Document or any Subsidiary Charter Document; (ii) subject to compliance with the requirements set forth in clauses (i) through (vii) of Section 3.3(b) and, in the case of the consummation of the Merger, obtaining the Shareholder Approval, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) except as set forth in Section 3.3(a)(iii) of the Company Disclosure Letter and except for such other consents which have already been obtained, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any Third Party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv) of this Section 3.3(a), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Encumbrances, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions, except for: (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota; (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions; (iv) such Consents as may be required under the Communications Act and the FCC Rules; (v) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the NASDAQ Stock Market; (vi) the other Consents of Governmental Entities listed in Section 3.3(b) of the Company Disclosure Letter; and (vii) such other Consents that if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares, no par value, of which 97,564,885 are designated as Company Common Stock, 275,000 are designated as “8% Class A Cumulative Convertible Preferred Stock,” 60,000 are designated as “10% Class B Cumulative Convertible Preferred Stock,” 250,000 are designated as “10% Class C Cumulative Convertible Stock,” 250,000 are designated as “14% Class D Cumulative Convertible Preferred Stock,” 400,000 are designated as “15% Class E Preferred Stock,” 500,000 are designated as “10% Class F Convertible Preferred Stock,” 600,000 are designated as “8% Class G Convertible Preferred Stock,” 15 are designated as “Series H Convertible Preferred Stock,” 100,000 are designated as “Series I Convertible Preferred Stock,” and 100 are designated as “Series J Convertible Preferred Stock.” Except as described in this Section 3.4(a), as of the date of this Agreement, the Company is not authorized to issue any shares of capital stock of the Company.

(b) As of the date of this Agreement, (i) 21,860,797 Common Shares are issued and outstanding, (ii) no Common Shares are issued and held in the treasury of the Company, (iii) 3,990,357 Common Shares are reserved for issuance under the Company Stock Plans in respect of awards outstanding as of the date of this Agreement, (iv) 218,796 Common Shares are reserved for issuance pursuant to conversion of Preferred Shares that may be converted into Company Common Stock, (v) no Preferred Shares are issued and held in the treasury of the Company, (vi) 12,696 shares of Class A Preferred Stock are issued and outstanding, (vii) 109,000 shares of Class C Preferred Stock are issued and outstanding and (viii) 150,000 shares of Class F Preferred Stock are issued and outstanding. Except as described in this Section 3.4(b), as of the date of this Agreement, no other shares of capital stock of the Company are issued or outstanding.

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(c) Section 3.4(c)(i) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the number of Common Shares subject to, the holder of, the date of grant or issuance of, the expiration date of, the vesting schedule of and exercise price of each Director Option. Section 3.4(c)(ii) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the number of Common Shares subject to, the holder of, the date of grant or issuance of, the expiration date of, the vesting schedule of and exercise price of each Employee Option. Section 3.4(c)(iii) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the number of Common Shares subject to, the holder of and the conversion ratio of each outstanding convertible Preferred Share that may be converted into Company Common Stock. All of the outstanding Common Shares are, and all Common Shares which may be issued pursuant to the exercise of outstanding Options or the vesting of outstanding Company Restricted Shares or pursuant to the conversion of outstanding Preferred Shares will be, when issued in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable.

(d) Except as set forth in Section 3.4(d) of the Company Disclosure Letter, there are no (i) existing options, warrants, preemptive rights or subscriptions relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or any other equity interest in the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription, or other similar instrument, or (ii) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or any other shares of the capital stock of the Company or of any Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

(e) Except as set forth in Section 3.4(e) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company owns any capital stock or other equity interest in any other Person.

(f) Upon consummation of the Merger the only outstanding shares of capital stock of the Company will be owned by Parent and there will be no existing options, warrants, or other rights to purchase or otherwise acquire any such shares of capital stock.

(g) With respect to the Options, (i) each grant of Options was duly authorized no later than the date on which the grant of such Options was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly delivered by the Company to the recipient, (ii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Securities Act, the Exchange Act, and all other applicable Laws and rules or requirements of self-regulatory authorities, including the rules of the NASDAQ Stock Market, (iii)  except as set forth in Section 3.4(g) of the Company Disclosure Letter, the per share exercise price of each Option was no less than the fair market value of a Common Share on the applicable Grant Date and (iv) each such grant was properly accounted for in all material respects in accordance with the United States generally accepted accounting principles (“GAAP”) in the consolidated financial statements (including any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents (the “Financial Statements”) and disclosed in all material respects in the Company SEC Documents in accordance with GAAP, the Exchange Act and all other applicable Laws. All Company Restricted Shares may, by their terms, be treated in accordance with Section 2.3, without the requirement of any consent or release from the holders of such Company Restricted Shares.

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(h) Section 3.4(h) of the Company Disclosure Letter sets forth a list of all Subsidiaries of the Company and the jurisdiction in which each Subsidiary is organized. All of the outstanding shares of capital stock of each Subsidiary are owned beneficially or of record by the Company, directly or indirectly, and all such shares were issued in compliance with applicable Laws, have been validly issued and are fully paid and non-assessable and are owned by either the Company or one of its Subsidiaries, free and clear of any Encumbrances, except Permitted Encumbrances, or any other restrictions (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest). No Subsidiary of the Company owns any Common Shares.

(i) There are no voting trusts or other Contracts or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, (i) the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company or any Subsidiary of the Company on any matter, or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries.

Section 3.5 SEC Reports and Financial Statements.

(a) Since January 1, 2011, the Company has timely filed or furnished all Company SEC Documents, each of which as finally amended prior to the date hereof, and has complied as to form in all material respects, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Effective Time will comply in all material respects, with the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Since January 1, 2011, none of the Company SEC Documents contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act or otherwise required to file or furnish any forms, reports or other documents with the SEC.

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(b) Apart from comment letters available on EDGAR, the Company has made available to Parent true, correct and complete copies of all written comment letters from the staff of the SEC received since January 1, 2011, relating to the Company SEC Documents and all written responses of the Company thereto other than with respect to requests for confidential treatment. There are no outstanding or unresolved comments in comment letters from the SEC or its staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(c) Except as set forth in Section 3.5(c) of the Company Disclosure Letter, since January 1, 2011 the Company has complied in all material respects with, and has not received any notice of noncompliance with respect to, the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market.

(d) Each of the Financial Statements (i) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, in all material respects, (ii) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (iii) has been prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnote disclosure as permitted by GAAP), and (iv) fairly presents in accordance with GAAP, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the date and for the periods referred to in the Financial Statements.

(e) Neither the Company nor any of the Company’s Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s audited financial statements or other Company SEC Documents.

(f) The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s or any of its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

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(g) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and in Section 3.5(g) of the Company Disclosure Letter (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(h) Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate in all material respects as of the date they were made. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(i) To the Knowledge of the Company, since January 1, 2011, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Employees of the Company or any of its Subsidiaries regarding questionable accounting or auditing matters, have been received by the Company’s officers or directors. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since January 1, 2011 through the Company’s whistleblower hot-line or equivalent system for receipt of Employee concerns regarding possible violations of Law. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief financial officer, audit committee (or other committee designated for the purpose) of the Company Board or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting.

(j) All accounts receivable (including trade receivables and other receivables) have been recorded on the Financial Statements in accordance with GAAP and derive from bona fide sales transactions entered into in the ordinary course of business consistent with past practice and are payable on the terms and conditions set forth in the applicable Contract (net of allowances for doubtful accounts as reflected in the Financial Statements in accordance with GAAP).

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(k) All inventory reflected in the Financial Statements consists of quantity and quality usable and salable in the ordinary course of business consistent with past practices and is not obsolete, defective, damaged or slow moving, and is merchantable and fit for its intended use and is being actively marketed in normal commercial channels, subject only to the allowance for inventory obsolescence as reflected in the Financial Statements. All inventory has been properly valued at the lower of cost or market, including the capitalization of labor and overhead costs, in accordance with GAAP, consistently applied. The Company has maintained established controls over the inventory and maintains accurate perpetual records updated periodically for physical inventory accounts.

Section 3.6 Absence of Certain Changes. Except as set forth in Section 3.6 of the Company Disclosure Letter and in connection with the execution and delivery of this Agreement and the consummation of the Transactions, since December 31, 2012, (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practices, (b) there has not occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any actions that if taken after the date of this Agreement would be prohibited by Section 5.1.

Section 3.7 No Undisclosed Material Liabilities. The most recent audited balance sheet of the Company for the period ended December 31, 2012 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any liabilities other than liabilities that (i) are reflected or recorded as required by GAAP on the Company Balance Sheet (including in the notes thereto) or the unaudited balance sheet of the Company as of March 31, 2013 (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the Transactions or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Compliance with Laws and Court Orders.

(a) The Company and each of its Subsidiaries is and, since January 1, 2011, has been in compliance with, and to the Knowledge of the Company, is not under investigation with respect to, and has not been threatened to be charged with or given notice of any material violation of, any applicable Law or Order, except for failures to comply or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Since January 1, 2011, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law.

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(b) The Company and its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the “Governmental Permits”), except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.8(b) of the Company Disclosure Letter contains a true, correct and complete list of all Governmental Permits. No suspension or cancellation of any Governmental Permits is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is in material compliance with the terms of the Governmental Permits. The Company has not received any communication from a Governmental Entity that alleges that the Company’s ownership, use or operation of any Governmental Permits is not in compliance with any applicable Law or Order.

Section 3.9 Material Contracts.

(a) Section 3.9(a) of the Company Disclosure Letter sets forth a complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or to which the Company’s or any of its Subsidiaries’ assets or properties is bound:

(i) Any Contract containing covenants of the Company or any of its Subsidiaries not to compete in any line of business, industry or geographical area in any manner or restricting the Company or any of its Subsidiaries from freely setting prices for its products (including “most favored customer” pricing provisions);

(ii) Any Contract containing any non-solicitation provisions that restrict the actions of the Company or any of its Affiliates with respect to customers, suppliers or any other Person;

(iii) Any Contract which creates a partnership or joint venture or similar arrangement;

(iv) Any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage, trust deed or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP;

(v) Any Contract under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

(vi) Any Contract that contains a put, call, collar, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;

(vii) Any material settlement agreement or similar Contract and any settlement agreement or similar Contract with a Governmental Entity, in each case, under which the Company or any of its Subsidiaries has continuing obligations, liabilities or duties;

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(viii) Any Contract that contains a “change in control” clause or other similar provision which will create any rights or obligations of the Company, any Subsidiary of the Company, or another party to such Contract upon the execution of this Agreement or consummation of any of the Transactions, except for such Contracts, that, in the aggregate, do not require payments of more than $500,000 during the lives of the Contracts;

(ix) Any Contract (A) pursuant to which the Company is or may become obligated to make any severance, retention, change in control, termination or similar payment to any Employee, or (B) pursuant to which the Company is or may become obligated to make any bonus or similar payment (whether in the form of cash or equity securities but excluding payments constituting base salary) to any Employee;

(x) Any Contract that grants exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person or that limits or purports to limit in any material respect the ability of the Company or any of its Affiliates to own, operate, sell, transfer, pledge or otherwise dispose of any material asset or business;

(xi) Any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those Contracts in substantially the form of the standard agreements evidencing Options or Company Restricted Shares under the Company Stock Plans provided or made available to Parent;

(xii) Any Contract under which the Company has granted any Person any registration rights or under which any Person has granted the Company any registration rights; and

(xiii) Any other Contract or group of related Contracts with the same party or group of affiliated parties (other than this Agreement or agreements between the Company and any of its Subsidiaries or between any of the Subsidiaries of the Company) under which any party to such Contract or group of related Contracts is obligated to make payments (whether fixed, contingent or otherwise) in excess of $500,000 per annum or $1,000,000 during the life of the Contract or group of Contracts.

Each such Contract described in clauses (i)–(xiii) of Section 3.9(a), each guarantee related to the Indebtedness relating to any Contract set forth in Section 3.9(a)(iv), each of James L. Mandel’s and Steve M. Bell’s Employment Agreements, and each Contract set forth in the Company SEC Documents in which the Company’s officers, directors, employees or shareholders or any members of their immediate families is directly or indirectly interested (whether as a party or otherwise) (including, without limitation, any Contracts relating to loans to officers, directors, employees or shareholders or any members of their immediate families) is referred to herein as a “Material Contract.”

(b) Except for guarantees related to the Indebtedness relating to any Contract set forth in Section 3.9(a)(iv) above, neither the Company nor any of its Subsidiaries is a party to any Contract of guarantee, support, or assumption with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

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(c) Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to any Contract for or relating to the employment by it of any director, employee or officer or other type of Contract with any of its directors or officers that is not terminable by it without cost or other liability, including any Contract requiring it to make a payment to any director, employee or officer as a result of the Merger, any Transaction or any Contract that is entered into in connection with this Agreement.

(d) Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to any Contract in which its officers, directors, employees or shareholders or any members of their immediate families is directly or indirectly interested (whether as a party or otherwise), including, without limitation, any Contracts relating to loans to officers, directors, employees or shareholders or any members of their immediate families.

(e) All Material Contracts are in written form or summarized in Section 3.9(e) of the Company Disclosure Letter. The Company has delivered or made available to Parent a true, correct and complete written copy of each Material Contract, including all amendments thereto. Neither the Company nor any of its Subsidiaries is in material default under any Material Contract and no event has occurred with respect to the Company or any of its Subsidiaries or, to the Company’s Knowledge, with respect to any other contracting party, that (with or without the lapse of time or the giving of notice, or both) could reasonably be expected to (i) cause a material default under any Material Contract or (ii) give any party (A) the right to accelerate the maturity or performance of any material obligation of the Company or any of its Subsidiaries under any Material Contract, or (B) the right to cancel or terminate any Material Contract. Each of the Material Contracts is, and after the consummation of the Transactions will continue to be, in full force and effect and is the valid, binding and enforceable obligation of the Company and its Subsidiaries, and, to the Knowledge of the Company, the other parties thereto, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.10 Information in Proxy Statement. The proxy statement relating to the Special Meeting (such proxy statement, as amended or supplemented from time to time, and together with any schedules required to be filed with the SEC in connection therewith, the “Proxy Statement”) will not, at the date it is first mailed to the Company’s shareholders and at the time of the Special Meeting and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding anything to the contrary in this Section 3.10, no representation or warranty is made by the Company with respect to information contained or incorporated by reference in the Proxy Statement supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

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Section 3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Letter, there are no Actions, Orders or SEC inquiries or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective assets or properties, or any officer, director or employee of the Company or any of its Subsidiaries in such capacity, which (a) involves an amount in controversy in excess of $100,000, (b) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (c) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Transactions. Neither the Company nor any of its Subsidiaries is a party or subject to or in default under any Order which would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12 Labor and Employment Matters.

(a) Except as set forth in Section 3.12(a)(i) of the Company Disclosure Letter, there exist no collective bargaining agreements or labor union contracts applicable to any Employee of the Company or any of its Subsidiaries and no other such agreement or contract has been requested by any Employee or group of Employees of the Company or any of its Subsidiaries, nor has there been any discussion with respect thereto by management of the Company with any Employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof, nor are there any current union representation claims involving any of the Employees of the Company or any of its Subsidiaries, except as described in Section 3.12(a)(ii) of the Company Disclosure Letter. Further, to the Company’s Knowledge, there are no such threatened charges or claims. To the Company’s Knowledge, there is no labor strike, slowdown, work stoppage or lockout pending or threatened against the Company and no union organizational campaign or representation petition is currently pending with respect to any of the Employees of the Company or any of its Subsidiaries, nor has there been any such occurrence or activity during the last two (2) years, except as described in Section 3.12(a)(iii) of the Company Disclosure Letter.

(b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter, there are no actions, suits, claims, investigations or other legal proceedings against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Entity based on, arising out of, in connection with or otherwise relating to any Laws pertaining to employment, including, without limitation, all Laws relating to employment, employment practices, terms and conditions of employment, labor organizations, obligations to bargain, the hiring and retention of employees, wages and hours, the WARN Act, classification of employees as exempt/non-exempt, classification of employees as independent contractors, collective bargaining agreements, discrimination, civil rights, safety and health, labor, equal employment opportunity, affirmative action, immigration, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax. To the Company’s Knowledge, the Company and its Subsidiaries are in compliance with all such Laws. To the Company’s Knowledge, the Company and its Subsidiaries: (i) have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to Employees, Former Employees and Independent Contractors; (ii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) are not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment, short term disability, long term disability, workers compensation, social security or other benefits or obligations for Employees, Former Employees and Independent Contractors.

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(c) Section 3.12(c) of the Company Disclosure Letter contains a “head count” chart accounting for all of the Company and its Subsidiaries’ Employees and a “churn report” that provides information regarding the turnover rate of the technician level employees of the Company and its Subsidiaries in the last twelve (12) months prior to the date of this Agreement. The Company and its Subsidiaries have made available or delivered to the Parent accurate and complete copies of all disclosure materials, policy statements and other materials relating to the employment of the Employees. As of the Closing Date, the Company and its Subsidiaries shall have paid all earned and unpaid wages owed to its Employees and Former Employees.

(d) The Company and its Subsidiaries have made available or delivered to the Parent accurate and complete copies of all Contracts, materials or policies relating to their respective Independent Contractors. As of the Closing Date, the Company and its Subsidiaries have paid all compensation due to their respective Independent Contractors.

(e) The Company and its Subsidiaries have made available to the Parent accurate and complete copies of all employment Contracts, employee manuals and handbooks, and policy statements relating to the employment of the Company and its Subsidiaries’ Employees.

Section 3.13 Employee Compensation and Benefit Plans; ERISA.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended (the “Code”), or any other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other employee compensation or benefit plan, agreement, policy, practice, agreement, commitment or contract (whether qualified or nonqualified, currently effective or terminated, written or unwritten), or any trust, escrow or other agreement related thereto, that the Company, its Subsidiaries or any of its ERISA Affiliates currently sponsor, maintain, contribute to, are required to contribute to or have any liability (contingent or otherwise) (the “Company Plans”).

(b) With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust or custodial agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) any current summary plan description or employee handbook, (iv) for the past three (3) years (A) the Form 5500 and attached schedules, to the extent due and filed with the IRS, (B) audited financial statements, and (C) actuarial valuation reports, if any, and (v) copies of any correspondence from the IRS, SEC, Pension Benefit Guaranty Corporation or Department of Labor (or any agency thereof) relating to any compliance issues with respect to any Company Plan.

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(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Plan has been established and is being administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, and other applicable Law.

(d) Neither the Company nor any of its Subsidiaries nor any of its ERISA Affiliates currently has, and at no time in the past has had, an obligation to contribute to a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Action (other than routine claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

(f) Neither any of the Company Plans, nor any other plan currently or at any time previously maintained by the Company or any of its Subsidiaries or any of its ERISA Affiliates, is subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and its accompanying trust is exempt from taxation under Section 501(a) of the Code, and is subject to a favorable determination or opinion letter to that effect from the IRS and, to the Knowledge of the Company, no circumstances exist which could reasonably be expected to materially adversely affect such qualification or exemption.

(h) Except as set forth in Section 3.13(h) of the Company Disclosure Letter, the Company does not have any obligation to gross-up, indemnify or otherwise reimburse any person for any income, excise or other tax incurred by such person pursuant to any applicable federal, state, local or non-U.S. Law related to the collection and payment of Taxes.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has performed all obligations required to be performed by it under the Company Plans, including the payment of all benefits, contributions and premiums required by and due under the terms of each Company Plan or applicable Law.

(j) No Company Plan promises or provides health, life insurance or other welfare benefits to retirees or other terminated employees of the Company or any of its Subsidiaries, other than group health plan continuation coverage required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar state Laws.

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(k) Except as set forth in Section 3.13(k) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, will (i) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, severance pay or increase in benefits under or with respect to any Company Plan, (ii) except as provided in Section 6.9, cause or result in a limitation (other than any limitation imposed by applicable Laws) on the right of the Company to amend or terminate any Company Plan, or (iii) result in any “parachute payment” that would not be deductible by reason of the application of Section 280G of the Code or would cause the imposition of taxes under Code Section 4999.

(l) Each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Code Section 409A) is in compliance, in both form and operation in all material respects, with the requirements of Code Section 409A and the regulations and guidance promulgated thereunder, and no amounts paid or deferred under any such Company Plan is (or has been), or upon vesting or settlement will be, subject to the additional tax under Code Section 409A(a)(1)(B).

(m) There is no Contract to which the Company or any of its Subsidiaries is (or has been) a party that, individually or collectively, did (or could) give rise to the payment of any amount that would not be deductible pursuant to Code Section 162(m).

(n) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties set forth in Section 3.5, Section 3.6, Section 3.9, Section 3.11, this Section 3.13, Section 3.17, and Section 3.24 are the only representations and warranties in this Agreement with respect to Company Plans or ERISA.

Section 3.14 Properties.

(a) Section 3.14(a)(i) of the Company Disclosure Letter contains a true, correct and complete list of all Owned Real Property. The Company or one or more of its Subsidiaries has good and marketable fee simple title to all Owned Real Property, each free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.14(a)(ii) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries (A) lease all or any part of the Owned Real Property or (B) has received notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Property.

(b) Section 3.14(b)(i) of the Company Disclosure Letter contains a true, correct and complete list of all material real property leased or subleased (whether as tenant or subtenant) by the Company or any Subsidiary of the Company (including the improvements thereon, the “Leased Real Property”). The Company has made available to Parent a true, correct, and complete copy of each Lease to which the Company or any of its Subsidiaries is a party, including all amendments thereto. The Company or one of its Subsidiaries has valid leasehold estates in all Leased Real Property, each free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.14(b)(ii) of the Company Disclosure Letter, the Company or one of its Subsidiaries has exclusive possession of each Leased Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business, true, correct and complete copies of which have been provided to Parent.

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(c) Section 3.14(c)(i) of the Company Disclosure Letter contains a true, correct and complete list of all material personal property leased or subleased (whether as lessee or sublessee) by the Company or any Subsidiary of the Company (the “Leased Personal Property“). The Company has made available to Parent a true, correct, and complete copy of each Lease to which the Company or any of its Subsidiaries is a party, including all amendments thereto. The Company or one of its Subsidiaries has good and valid title in all Leased Personal Property, each free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.14(c)(ii) of the Company Disclosure Letter, the Company or one of its Subsidiaries has exclusive possession of the Leased Personal Property, other than any use and rights granted to third-party owners, lessors or licensees pursuant to agreements with respect to such property entered in the ordinary course of business, true, correct and complete copies of which have been provided to Parent.

(d) Each Lease is in full force and effect and is valid and enforceable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no default under any Lease either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or its Subsidiaries thereunder. Neither the Company nor any of its Subsidiaries has assigned (collaterally or otherwise) or granted any other security interest in the Leases or any interest therein.

(e) (i) To the Knowledge of the Company, there are no pending or, threatened condemnation or eminent domain proceedings that affect any Leased Real Property, and (ii) the Company has not received any notice of the intention of any Governmental Entity or other Person to take any Leased Real Property.

(f) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, except for that personal property that is no longer used or useful in the conduct of the Company Business or the respective businesses of each of its Subsidiaries, and in each case free and clear of all Encumbrances other than Permitted Encumbrances. The Owned Real Property and Leased Real Property constitute all interests in real property currently used, occupied or currently held for use in connection with the Company Business as currently conducted.

Section 3.15 Intellectual Property.

(a) The Company or one of its Subsidiaries exclusively owns all right, title, and interest in, or has the valid right to use, pursuant to a license or otherwise, all Intellectual Property used in the operation of the Company Business (the “Company Intellectual Property”). Section 3.15(a) of the Company Disclosure Letter lists all registrations for and applications to register Intellectual Property owned by the Company or one of its Subsidiaries.

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(b) There are no legal actions pending or, to the Knowledge of the Company, threatened alleging any infringement, misappropriation or violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries. To the Company’s Knowledge, the Company has not violated, misappropriated or infringed the Intellectual Property of any other Person, except for any of the foregoing that have since been finally and conclusively resolved without further right to appeal.

(c) Except as set forth in Section 3.15(c)(i) of the Company Disclosure Letter, with respect to Company Intellectual Property owned by the Company or its Subsidiaries (i) no claim has been brought or made challenging the ownership, right to use or validity of the Company Intellectual Property or opposing or attempting to cancel the Company’s rights in the Company Intellectual Property and, to the Company’s Knowledge, no valid ground exists for any such claim and (ii) no such Company Intellectual Property is scheduled to expire within five (5) years from the date of this Agreement. Except as set forth in Section 3.15(c)(ii) of the Company Disclosure Letter, with respect to Company Intellectual Property owned by a Third Party and licensed to or otherwise used by the Company or its Subsidiaries, Company’s (and its Subsidiaries’) right to use such Company Intellectual Property is not scheduled to expire or terminate within five (5) years from the date of this Agreement. To the Knowledge of the Company, no other Person has violated, misappropriated or infringed any material Intellectual Property owned by the Company or any of its Subsidiaries.

(d) To the Company’s Knowledge, the Company and each of its Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the Company Intellectual Property and to preserve and maintain the secrecy and confidentiality of the Company’s trade secrets and confidential information. To the Company’s Knowledge, all Employees and Independent Contractors of the Company, and any Former Employees and former Independent Contractors engaged since January 1, 2008, in the active development or creation of Company Intellectual Property have executed and delivered to the Company a Contract regarding the protection of such proprietary information and the assignment of the Company Intellectual Property to the Company or a Subsidiary of the Company. No director, officer, employee, agent or representative of the Company owns or holds, directly or indirectly, any interest in any of the Company Intellectual Property.

(e) All material information technology and computer systems owned or leased by the Company or any of its Subsidiaries that are used in the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, that is used in or necessary for the conduct of the business of the Company and its Subsidiaries (collectively, “Company IT Systems”) have been maintained, in all material respects, in a commercially reasonable manner, and are in good working condition. The Company and its Subsidiaries have in place a commercially reasonable disaster recovery program that provides for the regular back-up and recovery of the data and information necessary to the conduct of the business of the Company and its Subsidiaries (including such data and information that is stored on magnetic or optical media in the ordinary course).

(f) The use by the Company and its Subsidiaries of the data included in the Company Intellectual Property that is material to the business of the Company and its Subsidiaries and contained in any database used or maintained by the Company or its Subsidiaries (collectively, the “Company Data”) does not violate the rights of any Third Party.

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(g) The Company has established and is in material compliance with a written information security program (or programs) covering the Company and its Subsidiaries that the Company believes in good faith is reasonable and sufficient to protect Company Data and provide reasonable assurance that adequate internal controls can be maintained over Company IT Systems. Such written information security program (or programs) (i) includes adequate safeguards for the security, confidentiality, and integrity of transactions and confidential or proprietary Company Data and (ii) is designed to protect against unauthorized access to the Company IT Systems and Company Data.

Section 3.16 Environmental Laws.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, resulted in material liability to the Company or any of its Subsidiaries: (i) the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, and possess and are, and have possessed and have been in compliance with all applicable Environmental Permits required to operate as it currently operates; and (ii) neither the Company nor any Subsidiary of the Company has received any written or, to the Knowledge of the Company, other notification alleging that it is liable for, or any request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local Law, concerning, any Release or threatened Release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such Release or threatened Release, to the extent such matter has been fully resolved with the appropriate Governmental Entity without further obligations or liability for the Company or any Affiliate thereof. There are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) All Environmental Permits held by the Company or a Subsidiary of the Company are valid and in full force and effect.  No proceeding is pending or to the Knowledge of the Company, threatened to revoke or modify any such Environmental Permit.  As applicable, the Company and each of its Subsidiaries has applied for the renewal of such Environmental Permits such that such Environmental Permits remain in full force and effect during the pendency of the application.

(c) No Releases of Materials of Environmental Concern have occurred and no Person has been exposed to any Materials of Environmental Concern at, from, in, to, on, or under any Site and no Materials of Environmental Concern are present in, on, about or migrating to or from any Site that could result in a material liability to the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries nor any of their respective predecessors, or any entity previously owned by the Company, has (i) produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or released any Hazardous Material which has or could result in a material liability to the Company or any of its Subsidiaries or (ii) exposed any Employee, Former Employee, or other Person to any Hazardous Material under circumstances that have or could result in a material liability to the Company or any of its Subsidiaries.

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(e) The Company has delivered to Parent and Merger Sub true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated pertaining to Materials of Environmental Concern relating to any Site, or concerning compliance with Environmental Laws, and true and complete copies and results of any Environmental Permits or any reports required to be made or data required to be maintained under such permits.

(f) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties set forth in Section 3.3, Section 3.6, Section 3.7, Section 3.9, Section 3.12(b), Section 3.14(d), this Section 3.16, Section 3.17, and Section 3.24 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

Section 3.17 Taxes.

(a) The Company and each of its Subsidiaries has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it, all such Tax Returns are true, correct and complete in all material respects, and all material Taxes have been paid to the appropriate Governmental Entity (whether or not shown as due on such Tax Returns). The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws, rules and regulations relating to the filing of Tax Returns, the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Tax authorities all material amounts required to be so withheld and paid over under applicable Laws. Neither the Company nor any of its Subsidiaries has received written notice (or, to the Knowledge of the Company or any of its Subsidiaries, any notice not in writing) of any claim made by any Tax authority or other Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is required to file Tax Returns or pay Taxes to that jurisdiction.

(b) There is no audit, assessment, examination, or other material Action pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries in respect of any Tax. Neither the Company nor any of its Subsidiaries has been or is delinquent in the payment of any material Tax, nor is there any material Tax deficiency or assessment outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries agreed to any extension or waiver of the statute of limitations applicable to any material Tax Return, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. Neither the Company nor any of its Subsidiaries has entered into any closing agreement or similar written or otherwise binding arrangement with any Tax authority or other Governmental Entity with regard to the Tax liability of the Company or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to any extension or waiver thereof, has not expired.

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(c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, indemnity or sharing agreement or similar arrangement.

(d) Each of the Company and its Subsidiaries has duly and timely withheld and timely remitted to the appropriate Tax authority or other Governmental Entity all material Taxes required to have been withheld and remitted under applicable Law.

(e) There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Encumbrances for current Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has any Knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any material Encumbrances on the assets of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(g) None of the Company’s or any of its Subsidiaries’ assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code and none of the property of the Company or any of its Subsidiaries is properly treated as owned by persons other than the Company or any of its Subsidiaries for income Tax purposes.

(h) Neither the Company nor any of its Subsidiaries has engaged or participated in a transaction that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(i) Neither the Company nor any of its Subsidiaries (i) has received approval to make or has agreed to a change in any accounting method or has any written application pending with any Governmental Entity requesting permission for any such change; (ii) has agreed to or is required to make any adjustment under Section 481 or Section 482 of the Code (or similar provision of state, local or foreign Law); or (iii) has received written notification that the IRS (or other Governmental Entity) is proposing any adjustment under Section 481 or Section 482 of the Code (or similar provision of state, local or foreign Law).

(j) Except as set forth in Section 3.17(j) of the Company Disclosure Letter, there are no Contracts, plans or arrangements, including but not limited to the provisions of this Agreement, covering any Employee or Former Employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

(k) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

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(l) Neither the Company nor any of its Subsidiaries has any material deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any material excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19.

(m) Neither the Company nor any of its Subsidiaries is or ever has been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(n) Neither the Company nor any of its Subsidiaries has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or 361 of the Code.

(o) The Company has delivered to Parent true, correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by the Company and its Subsidiaries with respect to Tax years beginning after December 31, 2008.

(p) Neither the Company nor any of its Subsidiaries (i) has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns, or (ii) is subject to any private letter ruling of the IRS or any comparable rulings of any other Governmental Entity.

(q) There is no amount of taxable income of the Company or any of its Subsidiaries that will be required under applicable Law to be reported by the Company or any of its Subsidiaries for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income arising) prior to the Closing Date.

(r) For the purposes of this Section 3.17, references to any entity shall include any other entity that was merged, liquidated or converted into such entity.

(s) Notwithstanding anything contained herein to the contrary, this Section 3.17 constitutes the sole and exclusive representations and warranties of the Company with respect to Taxes or Tax Returns.

Section 3.18 No Rights Plan. The Company has not adopted any shareholders’ rights plan or any other “poison pill.”

Section 3.19 Termination of MDUC Acquisition Agreement. That certain Acquisition Agreement, dated as of July 9, 2012, by and among the Company, MBSUB and MDU Communications International, Inc., has been terminated in accordance with Section 10 thereof.

Section 3.20 Third Party Acquisition Agreements. The Company is not party to, and does not have any liability, duty or other obligation under, any merger agreement, stock purchase agreement, asset purchase agreement, joint venture agreement, or other similar agreement or understanding, whether written or oral, with any Third Party.

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Section 3.21 Fairness Opinion. The Special Committee and the Company Board have received the written opinion (or an oral opinion to be confirmed in writing, a copy of which will be provided to Parent upon receipt thereof by the Company) of Craig-Hallum Capital Group, LLC, dated as of the date of this Agreement, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Common Shares is fair from a financial point of view to such holders, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.22 Brokers or Finders. Except for fees payable to Craig-Hallum Capital Group, LLC pursuant to that certain engagement letter dated as of December 26, 2012, a correct and complete copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other Transaction.

Section 3.23 State Takeover Statutes. All action(s) required to be taken by the Company Board (or any committee thereof) or the shareholders of the Company to render inapplicable to this Agreement, the Merger and the other Transactions the restrictions on (i) a “control share acquisition” (as defined in Section 302A.011 of the MBCA) set forth in Section 302A.671 of the MBCA and (ii) “business combinations” with an “interested shareholder” (each as defined in Section 302A.011 of the MBCA) set forth in Section 302A.673 of the MBCA to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other Transactions, have been taken. Accordingly, the Transactions are exempt from the application of such provisions. No other “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under any federal, state, local or foreign Laws applicable to the Company is applicable to this Agreement, the Merger or the other Transactions.

Section 3.24 Insurance. Section 3.24 of the Company Disclosure Letter sets forth a complete and accurate list of all insurance policies that are maintained by the Company or its Subsidiaries or which names the Company or any of its Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or any of its Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect and all premiums currently payable or previously due thereunder have been paid. Neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policy or is in breach of, or default under, any such insurance policy. There is no material claim by the Company or any of its Subsidiaries pending under any such insurance policy covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last five (5) years prior.

Section 3.25 Related Party Transactions. Except as otherwise disclosed in the Company SEC Documents, no executive officer or director of the Company or any of its Subsidiaries or any person owning 5% or more of the Common Shares (or any of such person’s Immediate Family or Affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last twelve (12) months.

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Section 3.26 Illegal Payments, etc. In the conduct of its business, neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, any of their respective directors, officers, employees or agents, has given, or agreed to give, any gift, contribution or payment that is illegal under applicable Law to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable Law, or reimbursed any political gift or contribution that is or was illegal under applicable Law made by any other Person, to any candidate for federal, state, local or foreign public office.

Article IV. REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization; Ownership of Merger Sub. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect.

Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly and validly authorized by the respective boards of directors of Parent and Merger Sub and by Parent as the sole shareholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions, subject to the filing of appropriate merger documents as required by the MBCA. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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Section 4.3 Consents and Approvals; No Violations. Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable rules and requirements of, the Exchange Act, the HSR Act, the NASDAQ Stock Market, and the filing of the Articles of Merger, (b) for such other filings, permits, authorizations, consents and approvals which have already been obtained and (c) as set forth in Section 4.3 of the disclosure letter, dated the date hereof and delivered by Parent to the Company (the “Parent Disclosure Letter”), none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (w) conflict with or result in any breach of any provision of the respective articles or certificate of incorporation, bylaws or other similar organizational documents of Parent and Merger Sub, (x) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other instrument or obligation to which Parent or any of its Subsidiaries (including Merger Sub) is a party or by which any of them or any of their respective properties or assets may be bound or (z) violate any Order or Law applicable to Parent, any of its Subsidiaries (including Merger Sub) or any of their properties or assets, except in the case of clause (x), (y) or (z) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.4 Ownership of Common Shares. Neither Parent nor any of its Subsidiaries (including Merger Sub) beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any Common Shares.

Section 4.5 Information in Proxy Statement. None of the information with respect to Parent or Merger Sub provided in writing by Parent or Merger Sub to the Company expressly for use in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact relating to Parent or Merger Sub that is required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

Article V.

PRE-CLOSING COVENANTS

Section 5.1 Interim Operations of the Company. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly provided by this Agreement, as required by applicable Law, or with the prior written consent of Parent, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to preserve intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to maintain the Governmental Permits in full force and effect and timely comply with all applicable Laws with respect thereto, and to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, creditors, business partners and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent:

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(a) (i) fail to file all Tax Returns required to be filed by it and pay all of its debts and Taxes when due or (ii) fail to pay or perform its other liabilities when due, in each case, subject to good faith disputes over such debts, Taxes or liabilities;

(b) amend or propose to amend any Company Charter Document or any Subsidiary Charter Document;

(c) (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to, or enter into any Contract with respect to the voting of, the capital stock of the Company or any of its Subsidiaries; (ii) issue, sell, transfer, pledge, dispose of or encumber, or agree to issue, sell, transfer, pledge, dispose of or encumber, any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, puts, collars, commitments or rights of any kind to acquire or sell (or stock appreciation rights with respect to), any shares of capital stock of the Company or any of its Subsidiaries (including treasury stock), other than in respect of the Common Shares reserved for issuance on the date of this Agreement pursuant to the exercise of Options outstanding on the date hereof, the vesting of Company Restricted Shares outstanding on the date hereof and the conversion of Preferred Shares outstanding on the date hereof into Company Common Stock, (iii)  split, combine or reclassify any of the outstanding capital stock of the Company or any of the Subsidiaries of the Company (including the Common Shares) or (iv) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s or any of its Subsidiaries’ capital stock;

(d) except as required by applicable Law: (i) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or other Persons providing management services (other than changes in wages in the ordinary course of business and consistent with past practice to employees of the Company or its Subsidiaries who are not officers, directors or Affiliates of the Company); (ii) adopt, enter into or amend (including acceleration of vesting) any employment, severance, retention, consulting, termination, deferred compensation, “change in control” or other employee benefit agreement (collectively, “Employment Agreements”) including, without limitation, any Company Plan, except that the Company and its Subsidiaries may, in the ordinary course of business consistent with past practice, enter into in any such agreement in connection with the hiring of new employees who are not executive officers or direct reports to an executive officer; (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee; (iv) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any such Persons pursuant to a Company Plan or otherwise; or (v) take (or omit to take) any action which could reasonably be expected to result in a “good reason,” “constructive termination,” or similar event, for purposes of any Employment Agreement;

(e) except as required by applicable Law or under the terms of any Company Plan, (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan or agreement to any officer, director, employee or Affiliate, other than in the ordinary course of business consistent with past practice, (ii) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, or (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Company Plan, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant;

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(f) (i) incur or assume any long-term or short-term Indebtedness (other than an aggregate net increase of up to Two Million Dollars ($2,000,000.00) in short-term Indebtedness incurred in the ordinary course of business between the date of this Agreement and August 31, 2013; provided, however, that if the Closing has not occurred by August 31, 2013, the Company and Parent will work together to determine a new limit on short-term Indebtedness that may be incurred by the Company in the ordinary course of business during the period beginning on August 31, 2013 and continuing until the Effective Time) (including without limitation drawing down any amounts under the Credit Facility), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person or enter into any material commitment or transaction (including, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

(g) make or authorize any initial capital expenditure, other than capital expenditures contemplated by the Company’s existing capital budget, a copy of which has been attached to Section 5.1(g) of the Company Disclosure Letter;

(h) pay, discharge, waive or satisfy any rights, claims, liabilities or obligations, other than the payment, discharge, waiver, settlement or satisfaction of any such rights, claims, liabilities or obligations, in the ordinary course of business consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes to the Financial Statements);

(i) (i) change any of the accounting methods used by it or any of its methods of reporting income or deductions for Tax purposes unless required by a change in GAAP or Law, (ii) settle any material Tax claim, assessment, audit or investigation, (iii) consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment, (iv) make, revoke or change any Tax election, (v) request a Tax ruling, (vi) amend any Tax Return or (vii) file any Tax Return in a manner that is materially inconsistent with past custom and practice with respect to the Company or any of its Subsidiaries unless required by applicable Law;

(j) (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement) or (ii) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets, other than inventory in the ordinary course of business consistent with past practice;

(k) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets (other than in the ordinary course of business consistent with past practices), securities, properties, interests or businesses;

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(l) sell, lease, license, or otherwise transfer any of its material assets, securities, properties, interests, Governmental Permits or businesses, other than the sale of inventory in the ordinary course of business;

(m) other than in the ordinary course of business consistent with past practices, (i) amend, supplement, or terminate any Material Contract or (ii) enter into any Contract that would have been required to be disclosed in Section 3.9(a) of the Company Disclosure Letter as a Material Contract had it been entered into prior to the date hereof;

(n) place or allow the creation of any material Encumbrance (other than a Permitted Encumbrance) on any of their respective assets and properties;

(o) terminate or cancel any material insurance policy;

(p) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(q) initiate, settle or compromise any material Action;

(r) knowingly take any action or knowingly omit to take any action, which action or omission could reasonably be expected to result in any loss, impairment or adverse modification of any Governmental Permit;

(s) make any bonus payment nor any payment pursuant to the 2013 Short-Term Incentive Plan, except for payments made in the ordinary course to Employees other than James L. Mandel, Steve M. Bell, Mitch Clarke, Kent Whitney, or Alvie Smith, for whom no bonus payments or payments pursuant to the 2013 Short-Term Incentive Plan may be made prior to the Effective Time; or

(t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize or announce an intention to do any of the foregoing.

None of the covenants contained in this Section 5.1 is intended to give Parent or Merger Sub the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, in accordance with the terms and conditions of this Agreement, operational control over their respective businesses, assets and properties.

Section 5.2 Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with Article VIII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action not otherwise permitted by this Agreement that could reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other Transactions.

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Section 5.3 Solicitation.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Minneapolis, Minnesota time) on the forty-fifth (45th) day following the date of this Agreement (the “Solicitation End Time”), the Company and its Subsidiaries and the Company’s and its Subsidiaries’ officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors (“Representatives”) shall have the right to directly or indirectly: (i) initiate, solicit and encourage Acquisition Proposals, including by way of providing access to non-public information to any Third Party pursuant to (but only pursuant to) a confidentiality agreement on customary terms not materially more favorable to such Third Party than those contained in the Non-Disclosure Agreement (an “Acceptable Confidentiality Agreement”) (provided to Parent for informational purposes only), provided that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that the Company provides such Third Party or gives such Third Party access to that was not previously made available to Parent or Merger Sub; and (ii) enter into and maintain discussions or negotiations with respect to potential Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. During the period beginning on the date of this Agreement and continuing until the Solicitation End Time, the Company shall notify Parent, in writing, promptly (and in any event within twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company or any of its Representatives of any Acquisition Proposal, any inquiry that could reasonably be expected to lead to an Acquisition Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party.

(b) At the Solicitation End Time, the Company shall notify Parent in writing of the identity of each Excluded Party and of the material terms and conditions of the Acquisition Proposal then outstanding from such Excluded Party. If any Third Party becomes an Excluded Party after the Solicitation End Time pursuant to Section 5.3(i), the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing of the identity of such Excluded Party and of the material terms and conditions of the Acquisition Proposal received from such Excluded Party.

(c) Except as otherwise expressly set forth in this Section 5.3, at the Solicitation End Time, (i) the Company shall and shall cause each of its Subsidiaries, its Representatives and its Subsidiaries’ Representatives to immediately cease any solicitation, encouragement, discussions or negotiations with any Third Party (other than any Excluded Party) that may be ongoing with respect to any Acquisition Proposal and with any Third Party (other than any Excluded Party) that has made or indicated an intention to make an Acquisition Proposal, and (ii) the Company shall, or shall cause its Representatives to, request that each such Third Party (other than any Excluded Party) promptly return or destroy all non-public information concerning the Company and its Subsidiaries.

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(d) Except as otherwise expressly permitted by this Section 5.3, from the Solicitation End Time until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its or its Subsidiaries’ Representatives to, directly or indirectly: (i) initiate, solicit, facilitate or encourage (including by way of providing information) the making, submission or announcement of any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, any Acquisition Proposal; (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Acquisition Proposal; (iii) terminate, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) approve, endorse or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; (v) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal (each a “Company Acquisition Agreement”); or (vi) enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions or breach the Company’s obligations hereunder or propose or agree to do any of the foregoing. Notwithstanding the foregoing, following the Solicitation End Time and prior to the time, but not after, the Shareholder Approval is obtained, the restrictions set forth in this Section 5.3(d) shall not apply to any Excluded Party, so long as such Third Party remains an Excluded Party.

(e) Notwithstanding anything in this Agreement to the contrary, at any time following the Solicitation End Time and prior to, but not after, the receipt of the Shareholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.3(f) and Section 5.3(g), (i) participate in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide, unsolicited Acquisition Proposal in writing that the Company Board believes in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal, (ii) thereafter furnish to such Third Party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed Acceptable Confidentiality Agreement (notice of which Acceptable Confidentiality Agreement shall be promptly (in all events within twenty-four (24) hours) provided for informational purposes only to Parent), (iii) following receipt of and on account of a Superior Proposal, make an Adverse Recommendation Change, and (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv) of this Section 5.3(e), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law.

(f) During the period beginning at the Solicitation End Time and continuing until the earlier of the termination of this Agreement in accordance with Article VIII and the Shareholder Approval, the Company shall notify Parent, in writing, promptly (and in any event within twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company or any of its Representatives of any Acquisition Proposal, any inquiry that could reasonably be expected to lead to an Acquisition Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party. In such notice, the Company shall identify the Third Party making, and details of the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments as to price and other material terms thereof. The Company shall promptly (and in any event within twenty-four (24) hours) post to an electronic data room to which Parent has access any non-public information concerning the Company Business, present or future performance, financial condition or results of operations, provided to any Third Party.

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(g) Except as set forth in Section 5.3(e) and this Section 5.3(g), neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, fail to make, modify or amend (or publicly propose or resolve to withhold, withdraw, qualify, modify or amend), in a manner adverse to Parent or Merger Sub, the Company Recommendation, or recommend an Acquisition Proposal, fail to recommend against acceptance of any tender offer or exchange offer for Common Shares within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”) or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Shareholder Approval, the Company Board may make an Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Notice Period”) before making an Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received an Acquisition Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make an Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the Third Party making such Superior Proposal; (iii) the Company shall, and shall cause its Subsidiaries to, and shall use all commercially reasonable efforts to cause its and its Subsidiaries' Representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); (iv) the Company Board determines in good faith, after consulting with outside legal counsel and its financial advisor, that such Acquisition Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement; and (v) the Company complies with all other provisions of this Agreement, including those contained in Article VIII.

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(h) For purposes of this Agreement, “Superior Proposal” means a bona fide, written Acquisition Proposal, which does not result from or arise in connection with a breach of this Section 5.3 by the Company Board, the Company or any Company Representative, involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company's consolidated assets or at least two-thirds of the then outstanding Common Shares, that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) is more favorable from a financial point of view to the holders of Company Common Stock than the Transactions, taking into account (i) all financial considerations, (ii) the identity of the Third Party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company Board and (v) any revisions to the terms of this Agreement and the Merger proposed by Parent during the Notice Period set forth in Section 5.3(g).

(i) For purposes of this Agreement, “Excluded Party” means any Third Party, group of Third Parties or group that includes any Third Party from whom the Company has received, prior to the Solicitation End Time, a bona fide written Acquisition Proposal that the Special Committee determines, prior to the Solicitation End Time, in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal, and which Acquisition Proposal has not been rejected or withdrawn as of, or at any time after, the Solicitation End Time; provided, however, that if such an Acquisition Proposal is received by the Company less than two Business Days prior to the Solicitation End Time, the Special Committee will have until 11:59 p.m. (Minneapolis, Minnesota time) on the second Business Day following the date on which the Company received the Acquisition Proposal to determine in good faith, after consultation with independent financial advisors and outside legal counsel, whether such Acquisition Proposal constitutes or would reasonably expected to result in a Superior Proposal.

(j) Nothing contained in this Section 5.3 shall prevent the Company Board from complying with Rule 14d-9 of Regulation M-A or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

Section 5.4 Cooperation.

(a) Debt Financing. The Company agrees to use commercially reasonable efforts to provide such assistance (and to cause its subsidiaries and its and their respective personnel and advisors to provide such assistance) with the Debt Financing as is reasonably requested by Parent. Such assistance shall include, but not be limited to, using commercially reasonable efforts to do the following: (i) cause the senior management of the Company to be reasonably available, on reasonable advance notice, to Parent and the financial institutions providing the Debt Financing to participate in due diligence sessions and drafting sessions related to the Debt Financing, (ii) timely delivery to Parent and its financing sources of the Financing Information; (iii) cause its independent auditors to cooperate with the Debt Financing, including causing the Company’s independent auditors to prepare and deliver audit reports and “comfort letters” dated the date of each offering document with respect to the financial statements of the Company and its subsidiaries included in any offering memorandum used in connection with any transaction in connection with the Debt Financing (with appropriate bring down comfort letters delivered on the Closing Date for each component of the Debt Financing), in compliance with professional standards and otherwise on terms reasonably acceptable to Parent, in each of the foregoing cases as may be customary in connection with a financing substantially similar to the Debt Financing; and (iv) taking such actions as are reasonably requested by Parent or its financing sources to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing. The Company shall provide to Parent and the Lenders such information as may be necessary so that the Financing Information and Marketing Material is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading.

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(b) SEC Filings. The Company agrees to provide such assistance (and to cause its Subsidiaries and its and their respective personnel and advisors to provide such assistance) with the filing of registration statements and other reports to be filed by Parent with the SEC under the Exchange Act as is reasonably requested by Parent, including, but not limited to, Parent’s current Form S-4 on file with the SEC.

(c) Securityholder Litigation. The Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any securityholder litigation against the Company and/or its directors relating to the Transactions, and the right to consult on the settlement with respect to such securityholder litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company shall not be required to provide any notice or information to Parent the provision of which the Company in good faith determines may adversely affect the Company’s or any other Person’s attorney-client or other privilege with respect to such information.

Section 5.5 Company Warrants. The Company shall deliver to Parent a Warrant Termination Agreement for each Company Warrant. Each such Warrant Termination Agreement shall be duly executed by the Company and the holder of such Company Warrant.

Section 5.6 Employee Options. Prior to the Effective Time, the Company shall use commercially reasonable efforts to amend each Employee Option, whether or not then exercisable or vested, which amendment (collectively the “Employee Option Amendments”) shall provide that, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Employee Option shall become fully vested, and shall automatically be canceled, and shall be converted into and thereafter represent only the right to receive, in settlement thereof, the Employee Option Consideration, in accordance with all provisions contained in this Agreement (including, without limitation, Section 2.3). In effecting the Employee Option Amendments, the Company shall, and shall cause all documents related to the Employee Option Amendments that are filed with the SEC or published, sent or given to holders of Employee Options (collectively, the “Employee Option Amendment Documents”) to, comply in all respects with the provisions of applicable federal securities laws (including, without limitation, the provisions of the Exchange Act that relate to issuer tender offers) and state Law. The Company shall provide Parent with copies of all Employee Option Amendment Documents and allow Parent a reasonable opportunity to review and make reasonable changes to any documents which are proposed to be sent to the holders of Employee Options.

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Section 5.7 SEC Filing Covenant. From the date hereof until the Effective Time, the Company shall file all Company SEC Documents required to be filed by the Company. Each such Company SEC Document (a) shall be filed on a timely basis, including any applicable extensions of time to file, and (b) shall comply, when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, each as in effect on the date filed.

Section 5.8 Section 16 Matters. Prior to the Effective Time, the Company shall use all commercially reasonable efforts to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Article VI.

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Proxy Statement.

(a) As promptly as practicable after the date of this Agreement (but in any event, no later than the 45th day thereafter), the Company shall file with the SEC the Proxy Statement in preliminary form. The Company shall use all commercially reasonable efforts to (i) respond to the comments of the SEC (subject to the requirements of Section 6.1(b)) and (ii) cause the Proxy Statement, in definitive form, to be disseminated to the holders of the Common Shares, as and to the extent required by applicable federal securities Laws. Subject to Section 5.3, the Proxy Statement shall contain the Company Recommendation and shall comply in all respects with the relevant provisions of the MBCA.

(b) Parent and Merger Sub shall provide for inclusion, or incorporation by reference, in the Proxy Statement of all required information regarding Parent and Merger Sub. The Company shall provide Parent and its counsel reasonable opportunity (but in any event, no less than twenty-four (24) hours) to review and comment on the Proxy Statement, and any amendment or supplement thereto (other than amendments or supplements thereto in compliance with Section 5.3), before such is filed with the SEC. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto (other than amendments or supplements thereto in compliance with Section 5.3), without providing Parent a reasonable opportunity (but in any event, no less than twenty-four (24) hours) to review and comment thereon (which comments shall be reasonably considered by the Company). In addition, the Company shall provide Parent and its counsel with (i) any comments or communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and (ii) a reasonable opportunity to review and comment on such comments. The Company shall use all commercially reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC.

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(c) Each of the Company, Parent and Merger Sub shall cooperate and consult with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented to be filed with the SEC and to be disseminated to the holders of the Common Shares, in each case as and to the extent required by applicable federal securities Laws.

Section 6.2 Shareholders Meeting. Subject to the terms set forth in this Agreement, the Company shall, as soon as reasonably practicable after the date of this Agreement, in accordance with applicable Law (including the MBCA), the Company Charter Documents and the rules of The NASDAQ Stock Market, take all action necessary to duly call, give notice of, convene and hold a special meeting of the Company’s shareholders (the “Special Meeting”) for the purpose of considering and taking action upon the approval of the Merger and the other Transactions and the adoption of this Agreement and the Merger. Subject to the ability of the Company Board to effect an Adverse Recommendation Change in accordance with Section 5.3, the Company Board shall: (i) recommend approval and adoption of this Agreement, the Merger and the other Transactions by the Company’s shareholders; (ii) use all commercially reasonable efforts to obtain the Shareholder Approval; (iii) take all other action reasonably necessary to secure the vote or consent of such holders required by the MBCA or this Agreement to effect the Merger and the other Transactions; and (iv) otherwise comply with all legal requirements applicable to such meeting. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested by Parent or Merger Sub.

Section 6.3 Commercially Reasonable Efforts.

(a) Except as otherwise set forth in this Agreement (including, but not limited to, Section 5.3), prior to the Closing, Parent, Merger Sub and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable following the execution of this Agreement including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the other parties’ conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and cooperation with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any Third Party, including any Governmental Entity (which actions shall include cooperation in the filing of all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by the Transactions or by this Agreement, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, except as otherwise set forth in this Agreement (including, but not limited to, Section 5.3), each of Parent and the Company shall use all commercially reasonable efforts to fulfill all conditions precedent to the Merger and shall not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

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(b) Prior to the Closing, each party hereto shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to, and provide the other parties hereto (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions; provided, however, that with respect to filings under the HSR Act, the parties hereto shall furnish only such information as is customarily shared with other parties in connection with filings made under the HSR Act. Each party to this Agreement shall promptly inform the other parties to this Agreement of any communication from any Governmental Entity regarding any of the Transactions. If any party to this Agreement or any Affiliate of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties to this Agreement, an appropriate response in compliance with such request. To the extent that transfers of any Governmental Permits are required as a result of the execution of this Agreement or the consummation of the Transactions, the Company, Parent and Merger Sub shall use all commercially reasonable efforts to effect such transfers.

(c) The Company and Parent shall take all reasonable actions necessary to file, as promptly as practicable, but in any event no later than ten (10) Business Days after the date of this Agreement, notifications under the HSR Act and to respond, as promptly as practicable, to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond, as promptly as practicable, to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters.

(d) Each of Parent and the Company shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). In connection therewith, if any Action is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any Antitrust Laws, each of Parent and the Company shall cooperate and use all commercially reasonable efforts to vigorously contest and resist any such Action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other Order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts the consummation of the Merger or any other Transaction, including by vigorously pursuing all available avenues of administrative and judicial appeal unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3(d) shall limit the right of any party hereto to terminate this Agreement pursuant to Section 8.1, so long as such party hereto has, up to the time of termination, complied in all material respects with its obligations under this Section 6.3(d). Each of Parent and the Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws with respect to the Transactions as promptly as possible after the execution of this Agreement.

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(e) As soon as practicable after the date hereof, but in no event more than twenty (20) Business Days following the date hereof, the Company and Parent shall use all commercially reasonable efforts to file or cause to be filed with the FCC an appropriate application for FCC consent to the transfer of control to Parent of the FCC Authorizations (the “FCC Transfer Application”); provided, however, that the failure to file within such twenty (20) Business Day period shall not constitute a breach of this Agreement so long as the filing is made as promptly as reasonably practicable thereafter. The FCC Transfer Application and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules, and shall contain such showings, information and requests for waivers as shall be appropriate. Parent and the Company shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation, filing and prosecution of the FCC Transfer Application. Parent and the Company shall each use all commercially reasonable efforts to prosecute the FCC Transfer Application and shall furnish to the FCC any documents, materials or other information reasonably requested by the FCC.

(f) The parties’ commercially reasonable efforts shall not include (i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of the Company, Parent or their respective Subsidiaries or (ii) otherwise taking or committing to take actions that would limit Parent’s or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of the Company, Parent or their respective Subsidiaries.

Section 6.4 Notification of Certain Matters. Subject to applicable Law, the Company shall give prompt written notice to Merger Sub and Parent, and Merger Sub and Parent shall give prompt written notice to the Company of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence could reasonably be expected to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time if such untruth or inaccuracy could reasonably be expected to cause the conditions set forth in Section 7.2(a) or Section 7.3(a) not to be satisfied or (ii) any condition to the Merger to be unsatisfied at the Effective Time, (b) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or representative of the Company, Merger Sub or Parent as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (c) any Action commenced, or to such party’s Knowledge, threatened, against the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, that are related to the Transactions, and (d) any notice or other communication from (i) any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (ii) any Governmental Entity in connection with the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice.

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Section 6.5 Access; Confidentiality.

(a) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

(b) Subject to the Non-Disclosure Agreement and applicable Law relating to the sharing of information, the Company shall, and shall cause its Subsidiaries to, (i) provide Parent and Parent’s officers, employees, accountants, counsel, financial advisors and other Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement, reasonable access upon prior notice during normal business hours to the officers, employees, accountants, agents, offices, properties, books, contracts and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information (in each case, to the extent in the actual possession of the Company or its Subsidiaries) as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.5 shall be conducted in such manner as not to interfere unreasonably (x) with the conduct of the business of the Company and its Subsidiaries and (y) with the prompt discharge by the Company’s and its Subsidiaries’ employees of their duties. Parent shall, and shall cause Parent’s Affiliates and Representatives to hold any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, in accordance with the Non-Disclosure Agreement. The Company shall be entitled to have a Representative accompany Parent, Merger Sub and their respective Representatives at all times.

(c) Notwithstanding Section 6.5(a), neither the Company nor its Subsidiaries shall be required to provide access to or to disclose any information (i) where such access or disclosure could jeopardize the attorney-client privilege or work product privilege of the Company or any of its Subsidiaries or contravene any Law or (ii) to the extent that outside counsel to the Company advises that such access or disclosure should not be permitted or made in order to ensure compliance with any applicable Law.

(d) Parent shall not (and shall cause Parent’s Representatives not to) use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the Transactions and shall hold confidential all information which it has received or to which it has gained access pursuant to this Section 6.5 in accordance with the Non-Disclosure Agreement. Further, Parent shall cause any representative of Parent or Merger Sub who is not a party to the Non-Disclosure Agreement, upon request by the Company, to execute a joinder to such Non-Disclosure Agreement and agree to be bound by the terms and conditions thereof. The parties hereto acknowledge and agree that the Non-Disclosure Agreement shall remain in full force and effect.

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(e) No investigation shall affect the Company’s representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

Section 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company, except as either party reasonably believes, after receiving the advice of outside counsel and after informing the other party, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other party, except pursuant to Section 5.3 or as such party reasonably believes, after receiving the advice of outside counsel and after informing all other parties to this Agreement, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market.

Section 6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries (collectively, the “Indemnified Parties”) against all costs and expenses reasonably incurred by an Indemnified Party (including attorneys’ and accountants’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, by reason of the fact that such individual is or was serving at the request of the Company or its Subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the Transactions) in accordance with the terms of the Company’s Articles of Incorporation and Bylaws. The Surviving Corporation shall be entitled to assume the defense of any such claim, action, suit, investigation or proceeding with counsel reasonably satisfactory to the Indemnified Party. If the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Party advises that there are issues that raise conflicts of interest with the Surviving Corporation, the Indemnified Party may retain separate counsel reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay the fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its consent (which consent shall not be unreasonably conditioned, withheld or delayed).

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(b) Prior to the Effective Time, the Company, after consultation with Parent, shall cause to be purchased a directors’ and officers’ liability “tail” insurance policy covering the six (6) years following the Effective Time, to be effective as of the Effective Time, that serves to reimburse the present and former officers and directors (determined as of the Effective Time) of the Company and its Subsidiaries (as opposed to reimbursing the Company or such Subsidiaries) with respect to claims against such directors and officers arising from facts or events occurring before, at or after the Effective Time (including as to, or arising out of or pertaining to, the Transactions), which insurance shall contain substantially equivalent scope and amount of coverage as provided in the directors’ and officers’ liability insurance currently provided as of the date of this Agreement by the Company and its Subsidiaries (the “D&O Insurance”); provided, however, that the Company shall not pay a premium for such insurance policy in excess of three hundred percent (300%) of the aggregate premium paid by the Company for its directors’ and officers’ insurance coverage in effect for the year that includes the date of this Agreement (the “D&O Premium”). If the aggregate premium necessary to purchase such insurance coverage exceeds three hundred percent (300%) of the D&O Premium, the Company shall use commercially reasonable efforts to obtain the most advantageous “tail” insurance policy of directors’ and officers’ liability insurance and fiduciary liability insurance reasonably obtainable for an aggregate premium not exceeding three hundred percent (300%) of the D&O Premium.

(c) The articles of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company Charter Documents, and such provisions in the articles of incorporation and bylaws of the Surviving Corporation shall not be amended, modified or otherwise repealed for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of any individual who at the Effective Time is a director, officer, employee or agent of the Company or is or previously was serving at the request of the Company or its Subsidiaries as a director, trustee, officer, member, manager, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, pension or other employee benefit plan or other enterprise, unless such modification is required after the Effective Time by Law and then only to the minimum extent required by such Law.

(d) The rights of each Indemnified Party under this Section 6.7 shall survive consummation of the Merger and are intended to benefit, and shall be independently and directly enforceable by, each Indemnified Party.

(e) In the event that Parent or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or its assets, as the case may be) assume the obligations set forth in this Section 6.7.

Section 6.8 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

Section 6.9 Employee Matters.

(a) From and after the Effective Time and until December 31, 2013, Parent shall, or shall cause the Surviving Corporation or one of its other Subsidiaries to, maintain in effect the Company Plans, which provide the Employees and Former Employees of the Company and its Subsidiaries as of the Effective Time (the “Covered Employees”) benefits and compensation plans (including with respect to salary and bonus but not equity awards) that are substantially comparable to those provided by the Company as of the date hereof; provided, however, that James L. Mandel and Steve M. Bell shall not be covered by the 2013 Short-Term Incentive Plan.

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(b) Eligibility. With respect to any Parent Plan in which any Employee of the Company or any of its Subsidiaries first becomes eligible to participate on or after the Effective Time, to the extent permitted by applicable Law and the terms of the applicable plan documents or agreements, Parent shall, or shall cause its applicable Affiliates to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such Employee and his or her eligible dependents under such Parent Plan, except to the extent such pre-existing conditions, exclusions or waiting periods applied immediately prior thereto under the analogous Company Plan; (ii) provide such Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to becoming eligible to participate in such Parent Plan under the analogous Company Plan (to the same extent that such credit was given under such Company Plan) in satisfying any applicable deductible or annual or lifetime maximum out-of-pocket requirements under such Parent Plan; and (iii) recognize all service of such Employee with the Company and its Subsidiaries and predecessors (including recognition of all prior service with any entity (including any such Subsidiary prior to its becoming a Subsidiary of the Company) that was recognized by the Company (or any such Subsidiary) prior to the date hereof in the ordinary course of administering its (or such Subsidiary’s) employee benefits), for purposes of eligibility to participate in and vesting in benefits under such Parent Plan, to the extent that such service was recognized for such purpose under the analogous Company Plan; provided, however, that in no event shall the recognition of prior service result in a duplication of benefits.

(c) No Third Party Beneficiaries. This Section 6.9 is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding anything to the contrary contain herein, this Section 6.9 does not (i) amend any provisions of any Company Plan or Parent Plan, (ii) except as set forth in Section 6.9(a), require Parent to continue any Company Plan or Parent Plan beyond the time when it otherwise lawfully could be terminated or modified, or (iii) provide any Covered Employee with any rights to continued employment, severance pay or similar benefits following any termination of employment.

Section 6.10 State Takeover Laws. If any “fair price,” “business combination,” “control share acquisition,” “moratorium” or other antitakeover statute or other similar statute or regulation becomes or is deemed to be applicable to the Company, Parent, Merger Sub or any Transaction, then each of the Company, Parent, Merger Sub and their respective boards of directors shall use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such antitakeover Law inapplicable to the foregoing.

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Article VII.

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent and Merger Sub to the extent permitted by applicable Law:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained at the Special Meeting.

(b) Government Approvals. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, the consent of the FCC requested by the FCC Transfer Application shall have been obtained by Final Order, and all other material filings with or material permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any Governmental Entity required to consummate the Merger shall have been obtained or filed or shall have occurred.

(c) No Injunctions or Restraints. No Order or Law shall have been entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other Governmental Entity, or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties to this Agreement shall have used commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

(d) Indebtedness. As of the Closing Date, all Indebtedness of the Company set forth in Section 7.1(d) of the Parent Disclosure Letter shall have been fully paid off by Parent in a manner reasonably acceptable to Parent, and all liens in connection therewith shall have been released contemporaneously with the Closing. For purposes of clarity, the parties acknowledge and agree that this Agreement includes no financing contingency and specifically that the Agreement and Transactions are not contingent on successful completion of the Debt Financing or receipt of any consent set forth in Section 4.3 of the Parent Disclosure Letter.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than those contained in Section 3.1, Section 3.2, the last sentence of Section 3.4(c), Section 3.4(d), Section 3.4(f), Section 3.5(d), Section 3.19, Section 3.20, Section 3.22, Section 3.23, Section 3.25 and Section 3.26) shall have been true and correct in all respects at and as of the date hereof and shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality, Knowledge or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as have not, individually or in the aggregate, resulted in a Company Material Adverse Effect. The representations and warranties of the Company contained in Section 3.1, Section 3.2, the last sentence of Section 3.4(c), Section 3.4(d), Section 3.4(f), Section 3.5(d), Section 3.19, Section 3.20, Section 3.22, Section 3.23, Section 3.25 and Section 3.26 shall have been true and correct in all respects at and as of the date hereof and shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality, Knowledge or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date).

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(b) Performance of Obligations of the Company. The Company shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or Company Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) No Company Material Adverse Effect. Since the date of this Agreement, no event, development, change, circumstance or condition shall have occurred or existed prior to the Effective Time that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) FIRPTA Certificate. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulations Section 1.1445-2(c)(3).

(f) Warrant Termination Agreements. The Company shall have delivered to Parent a Warrant Termination Agreement for each Company Warrant. Each such Warrant Termination Agreement shall be duly executed by the Company and the holder of such Company Warrant.

(g) Employee Stock Option Amendments. The Company shall have amended each Employee Option pursuant to an Employee Option Amendment reflecting the terms described in Section 5.6.

(h) Dissenting Shares. On the Closing Date, (i) no more than five percent (5%) of the outstanding Common Shares shall be Dissenting Shares and (ii) Parent shall have received a certificate to such effect, signed by the chief executive officer and chief financial officer of the Company.

(i) Cooperation. The Company shall have complied with all obligations and agreements set forth in Section 5.4.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

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(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or material adverse effect, in all respects) all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. Neither Parent, nor Merger Sub, nor the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligations hereunder if such failure was caused by such party’s failure to comply with its obligations to consummate the Merger and the other Transactions pursuant to this Agreement, including the obligations of such party pursuant to Section 6.3.

Article VIII.

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any Shareholder Approval):

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Merger has not been consummated by December 31, 2013 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; provided further, however, that, if, on the Outside Date, either of the conditions to the Closing set forth in Section 7.1(b) or  Section 7.1(c) shall not have been fulfilled but all other conditions to the Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to January 31, 2014, and such date shall become the Outside Date for purposes of this Agreement, with available further extension of the Outside Date by mutual written consent of Parent, Merger Sub and the Company; or

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(ii) a final and non-appealable restraining order, permanent injunction or other order issued by a Governmental Entity or other legal restraint or prohibition that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger or any of the other Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used all commercially reasonable efforts to prevent the entry of such restraint, including by satisfying its obligations under Section 6.3; or

(iii) if the Special Meeting (including any adjournments or postponements thereof) shall have been convened and a vote to approve this Agreement shall have been taken thereat and the adoption of this Agreement by the Shareholder Approval shall not have been obtained (and shall not have been obtained at any adjournments or postponements thereof);

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred, regardless of whether it is made in accordance with Section 5.3(g);

(ii) the Company breaches its obligation to hold the Special Meeting as set forth in Section 6.2 other than solely as a result of actions taken or omitted by the SEC;

(iii) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.2(a) or Section 7.2(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the Outside Date; provided, however, that Parent shall have given the Company at least thirty (30) days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c)(iii) (for the avoidance of doubt, failure to satisfy the conditions set forth in Section 7.2 solely due to the failure to satisfy one or more of the conditions set forth in Section 7.2(c)– Section 7.2(i) shall not be deemed a terminable event under this Section 8.1(c)(iii) and no Termination Fee shall be due to Parent as a result thereof); or

(iv) there shall have been a material breach of Section 5.3.

(d) by the Company, if:

(i) prior to receipt of the Shareholder Approval, the Company Board authorizes the Company, subject to complying with the terms of this Agreement (including without limitation Section 5.3), to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a Superior Proposal; provided, however, that the Company simultaneously delivers the Termination Fee to Parent; or

(ii) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 7.3(a) or Section 7.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the Outside Date; provided, however, that the Company shall have given Parent or Merger Sub, as applicable, at least thirty (30) days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(ii).

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Section 8.2 Notice of Termination. The party desiring to terminate this Agreement pursuant to this Article VIII (other than pursuant to Section 8.1(a)) shall deliver written notice of such termination to each other party hereto in accordance with Section 9.4, specifying with particularity the reason for such termination, and any such termination in accordance with this Section 8.2 shall be effective immediately upon delivery of such written notice to the other parties.

Section 8.3 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 8.1, this Agreement shall, to the fullest extent permitted by applicable Law, become void and of no force or effect with no liability on the part of any party hereto (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided, however, that the provisions of Section 6.5, Section 6.6, this Section 8.3, Article IX and Article X hereof and the provisions of the Non-Disclosure Agreement shall survive such termination; and provided further that the parties shall remain liable for any breaches of this Agreement that occur prior to termination.

(b) Company Termination Fee. In recognition of the efforts and expenses expended and incurred by Parent with respect to the Company and the opportunity the Company presents to Parent:

(i) if this Agreement is terminated by the Company (A) pursuant to Section 8.1(d)(i), or (B) pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) at any time after an Adverse Recommendation Change shall have occurred, then, as a condition to and concurrently with such termination, the Company shall pay to Parent the Termination Fee in immediately available funds. If this Agreement is terminated by Parent pursuant to Section 8.1(c), then, within three (3) Business Days of such termination, the Company shall pay to Parent the Termination Fee in immediately available funds; and

(ii) in the event that (A) an Acquisition Proposal shall have been made to the Company (whether or not withdrawn) or shall have been made directly to the shareholders of the Company generally (whether or not withdrawn) or shall otherwise become publicly known or any Third Party shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal whether or not subsequently withdrawn, and (B) this Agreement is terminated by the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) and within twelve (12) months of such termination the Company enters into or consummates a definitive agreement with respect to an Acquisition Proposal, the Company shall pay Parent the Termination Fee in immediately available funds on the date of the consummation of such Acquisition Proposal (it being understood that for all purposes of this Section 8.3(b)(ii), all references in the definition of Acquisition Proposal to “15%” shall be deemed to be references to “50%” instead).

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For purposes of this Agreement, “Termination Fee” means Six Million Dollars ($6,000,000); provided, however, that in the event this Agreement is terminated by the Company pursuant to Section 8.1(d)(i) prior to the Solicitation End Time, the Termination Fee shall be Five Million Dollars ($5,000,000). For purposes of clarity, the Termination Fee includes an amount for reimbursement of expenses, and Parent shall not be entitled to any additional amount for reimbursement of expenses upon termination of this Agreement.

(c) Company Expenses. If this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), Parent shall pay to, or as directed by, the Company by wire transfer of immediately available funds to one or more account(s) specified by the Company in writing, all reasonable and documented out-of-pocket costs and expenses (including, the reasonable and documented fees and expenses of lawyers, accountants, consultants, financial advisors, and investment bankers), not to exceed One Million, Five Hundred Thousand Dollars ($1,500,000) in the aggregate, incurred by the Company in connection with entering into this Agreement and the performance of its obligations hereunder (collectively, the “Company Expenses”), by the later of (i) the day that is three (3) Business Days after the date of termination and (ii) the day that is three (3) Business Days after the delivery of documentation of such Company Expenses.

(d) Sole Remedy. Each of Parent, Merger Sub and the Company agrees that in the event the Termination Fee or the Company Expenses are paid pursuant to Section 8.3(b) or Section 8.3(c), respectively, the payment of such Termination Fee or Company Expenses shall be the sole and exclusive remedy of the party receiving such payment, its Subsidiaries, and any of its shareholders, Affiliates, officers, directors, employees or Representatives (collectively, “Related Persons”), and in no event will the party receiving such payment or any of its Related Persons be entitled to recover any other money damages or any other remedy based on a claim in law or equity with respect to (i) any loss suffered as a result of the failure of the Merger to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any Action arising out of or relating to any breach, termination or failure of or under this Agreement, and upon payment to the Company or Parent, as applicable, such other party shall not have any further liability or obligation to the party that paid such Termination Fee or Company Expenses, as applicable, or any of its Related Persons relating to or arising out of this Agreement or the Transactions.

(e) Other Costs and Expenses. Parent and the Company acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement.

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Article IX.

MISCELLANEOUS

Section 9.1 Amendment and Waivers. Subject to applicable Law, this Agreement may be amended or supplemented in writing by the parties hereto by action taken by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after the receipt of the Shareholder Approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary contained herein, Section 9.10 and Section 9.11 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified without the prior written consent of the Debt Financing Parties

Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement including the Company Disclosure Letter, or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3 Expenses. Except as set forth in Section 8.3, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4 prior to 5:00 p.m. (Dallas, Texas time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Dallas, Texas time) on any date and earlier than 11:59 p.m. (Dallas, Texas time) on such date, (iii) one Business Day after being received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(a)	if to Parent or Merger Sub, to:

Goodman Networks Incorporated
6400 International Parkway, Suite 1000
Plano, TX 75093
Attention: Chief Executive Officer
Telephone No.: (972) 406-9692
Facsimile No.: (972) 406-9291

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with a copy to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Gregory Samuel, Esq.
Telephone No.: (214) 651-5645
Facsimile No.: (214) 200-0467

(b)	if to the Company, to:

Multiband Corporation
5605 Green Circle Drive
Minnetonka, MN 55343
Attention: Chief Executive Officer
Telephone No.: (763) 504-3000
Facsimile No.: (763) 504-3141

with a copy to:

Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402
Attention: Philip T. Colton
Telephone No.: (612) 604-6729
Facsimile No.: (612) 604-6929

Section 9.5 Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission (including electronic “pdf” copies) shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission (including electronic “pdf” copies) shall be deemed to be their original signatures for any purpose whatsoever.

Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Company Disclosure Letter, schedules and exhibits to this Agreement) and the Non-Disclosure Agreement constitute the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous representations, warranties, agreements and understandings, both written and oral, with respect to such subject matter. No oral statement or prior written material not specifically incorporated in this Agreement shall be of any force and effect. The parties hereto represent and acknowledge that in executing this Agreement, the parties did not rely on, have not relied on, and specifically disavow any reliance on any communications, promises, statements, inducements, or representation(s), oral or written, by any other party hereto, except as expressly contained in this Agreement. The parties hereto represent that they relied on their own judgment in entering into this Agreement. Other than as provided in Section 6.7, nothing herein, express or implied, is intended to or shall confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except that the Debt Financing Parties shall be express third party beneficiaries of Section 9.10 and Section 9.11, each of such Sections shall expressly inure to the benefit of the Debt Financing Parties and the Debt Financing Parties shall be entitled to rely on and enforce the provisions of such Sections.

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Section 9.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intentions of the parties hereto relating to the invalid or unenforceable term or provision.

Section 9.8 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal Laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned Subsidiary of Parent. Any attempted assignment in violation of this Section 9.9 shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

Section 9.10 Consent to Jurisdiction.

(a) Except as provided in Section 9.10(b), each of the parties hereto irrevocably submits to the exclusive jurisdiction by the state courts of Collin County, Texas, or, if it has or can obtain jurisdiction, the U.S. District Court for the Eastern District of Texas, over any dispute arising out of or relating to this Agreement or any of the Transactions, and each party hereby irrevocably agrees that all claims in respect of such dispute or any Action related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(b) Each of the parties hereto: (i) agrees that New York State or the United States Federal courts sitting in the borough of Manhattan, New York City, shall have exclusive jurisdiction over any action brought against any Debt Financing Party in connection with the Transactions; (ii) hereby submits for itself and its property with respect to any such action to the exclusive jurisdiction of such court; (iii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court; and (iv) agrees that it will not, and will not permit any of its affiliates to, bring or support anyone else in bringing any such action in any other court.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY PROCEEDING INVOLVING ANY DEBT FINANCING PARTY). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.10(c).

Section 9.11 Exculpation of Debt Financing Parties. Notwithstanding anything herein to the contrary, none of the Company or any of its former, current or future officers, directors, managers, employees, agents and other Representatives and Affiliates shall have any rights or claims against any Debt Financing Party in connection with the Debt Financing or in any way relating to this Agreement or any of the Transactions, whether at law or in equity, in contract, in tort or otherwise; provided that this paragraph shall not be deemed to limit (a) the rights of Parent, any of its direct or indirect equity holders or any of its permitted assigns arising out of or in connection with the Debt Financing or (b) any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

Article X.

DEFINITIONS; INTERPRETATION

Section 10.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings when used herein with capital letters:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.3(a).

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“Acquisition Proposal” means, other than the Transactions, and except as modified by Section 8.3(b)(ii), any offer or proposal from any Third Party relating to (i) any acquisition, purchase, lease or license, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company (other than in the ordinary course of business), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iii) any merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

“Action” means any claim, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Entity.

“Adverse Recommendation Change” has the meaning set forth in Section 5.3(g).

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 6.3(d).

“Articles of Merger” has the meaning set forth in Section 1.3.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of Minneapolis, Minnesota is authorized or obligated by Law or Order to close.

“Certificate” has the meaning set forth in Section 2.1(e).

“Change” has the meaning set forth in the definition of “Company Material Adverse Effect” contained in this Section 10.1.

“Class A Preferred Stock” means that certain class of preferred stock of the Company designated as “8% Class A Cumulative Convertible Preferred Stock.”

“Class C Preferred Stock” means that certain class of preferred stock of the Company designated as “10% Class C Cumulative Convertible Preferred Stock.”

“Class F Preferred Stock” means that certain class of preferred stock of the Company designated as “10% Class F Convertible Preferred Stock.”

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 3.13(a).

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“Commitment Letter” means the letter agreement between Parent and Jefferies Finance pursuant to which Jefferies Finance has agreed to provide, or cause to be provided, the Debt Financing.

“Common Share Merger Consideration” has the meaning set forth in Section 2.1(c).

“Common Shares” means all shares of Company Common Stock.

“Communications Act” means the federal Communications Act of 1934, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.3(d).

“Company Balance Sheet” has the meaning set forth in Section 3.7.

“Company Board” has the meaning set forth in the Recitals.

“Company Business” means the business of the Company as presently conducted and as presently contemplated to be conducted in the future.

“Company Charter Documents” means the Articles of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Data” has the meaning set forth in Section 3.15(f).

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Expenses” has the meaning set forth in Section 8.3(c).

“Company Intellectual Property” has the meaning set forth in Section 3.15(a).

“Company IT Systems” has the meaning set forth in Section 3.15(e).

“Company Material Adverse Effect” means an event, circumstance, change, effect, development, condition, occurrence or state of facts (each a “Change”) that, individually or in the aggregate with any other Change or Changes is or is reasonably expected to be materially adverse to (i) the ability of the Company to perform its obligations under, or to consummate the Transactions on a timely basis or (ii) the condition (financial or otherwise), business, assets, liabilities, results of operations or prospects of the Company and its Subsidiaries taken as a whole; provided, however, that no Change, to the extent resulting from any of the following events, changes, effects, developments, conditions or occurrences, shall constitute or be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, except, in the cases set forth below, to the extent that any such event, change, effect, development, condition or occurrence has a disproportionately adverse effect on the Company or any of its Subsidiaries as compared to other participants in the Company’s or its Subsidiaries’ industry or industries:

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(A) changes in the economy or financial markets generally in the United States including, without limitation, any such changes that are the result of non-domestic acts of war or terrorism (but not including any changes that are the result of domestic acts of war or terrorism);

(B) general changes or developments in any industry in which the Company and its Subsidiaries operate;

(C) any Change caused by or resulting from the announcement or pendency of the Transactions contemplated by this Agreement (other than with respect to the matters set forth in Section 10.1 of the Company Disclosure Letter);

(D) changes in any Law or GAAP or interpretation thereof after the date hereof;

(E) any failure by the Company to meet any estimates of revenues or earnings for any period; or

(F) a decline in the price or trading volume of the Company’s common stock on the NASDAQ Stock Market; it being understood that any Change giving rise to or contributing to such failure by the Company to meet estimates as described in the preceding clause (E), or such decline in the trading price of the Company’s common stock as described in the preceding clause (F), as the case may be, may be the cause of a Company Material Adverse Effect.

For the avoidance of doubt, notwithstanding any other provision of the definition of Company Material Adverse Effect, a Company Material Adverse Effect shall be deemed to include (x) any termination or material reduction in the business relations between (1) the Company and/or any of its Subsidiaries and (2) DirecTV or (y) any oral or written notification received by the Company, any of its Subsidiaries or Parent that DirecTV intends to terminate or materially reduce its business relations with the Company, the Surviving Corporation or any Subsidiary of the Company or the Surviving Corporation.

“Company Plans” has the meaning set forth in Section 3.13(a).

“Company Recommendation” has the meaning set forth in Section 3.2(c).

“Company Restricted Share” has the meaning set forth in Section 2.3(c).

“Company Restricted Share Consideration” has the meaning set forth in Section 2.3(c).

“Company SEC Documents” means all forms, reports, statements, certifications and other documents required to be filed by it with the SEC under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing).

“Company Stock Plans” means the Employee Stock Plan and the Director Stock Plan.

“Company Warrant” means any warrant to purchase Company Common Stock.

“Consent” has the meaning set forth in Section 3.3(b).

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“Contract” means any material written legally binding contract, agreement, instrument, arrangement, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Covered Employees” has the meaning set forth in Section 6.9(a).

“Credit Facility” means the credit agreement by and between the Company (and its Subsidiaries) and Fifth Third Bank, dated March 20, 2013, as the same may be amended from time to time.

“D&O Insurance” has the meaning set forth in Section 6.7(b).

“D&O Premium” has the meaning set forth in Section 6.7(b).

“Debt Financing” means the debt financing for the Transactions to be provided by Jefferies and Jefferies Finance, as applicable, pursuant to and in accordance with the terms and conditions of the Commitment Letter.

“Debt Financing Parties” means (i) Jefferies and any other initial purchasers of the 12.125% Senior Secured Notes, due 2018, offered by the Parent after the date hereof, (ii) Jefferies Finance and any other designees, agents or arrangers of bridge loans to be provided to Parent after the date hereof, and (iii) any former, current or future officers, directors, managers, employees, agents and other Representatives and Affiliates of Jefferies’ or any such other initial purchaser, Jefferies Finance or any other designees, agents or arrangers.

“Director Option” has the meaning set forth in Section 2.3(a).

“Director Option Consideration” has the meaning set forth in Section 2.3(a).

“Director Stock Plan” means the Company’s 2000 Non-Employee Directors Stock Compensation Plan, as amended.

“DirecTV” means DirecTV, Inc., DirecTV, LLC or any Subsidiary or Affiliate of DirecTV, Inc. or DirecTV, LLC.

“Dissenting Shares” has the meaning set forth in Section 2.4(a).

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Effective Time” has the meaning set forth in Section 1.3.

“Employee Option” has the meaning set forth in Section 2.3(b).

“Employee Option Amendment Documents” has the meaning set forth in Section 5.6.

“Employee Option Amendments” has the meaning set forth in Section 5.6.

“Employee Option Consideration” has the meaning set forth in Section 2.3(b).

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“Employee Stock Plan” means the Company’s 1999 Stock Compensation Plan, as amended.

“Employees” means those Persons employed by the Company or any of its Subsidiaries immediately prior to the Closing.

“Employment Agreements” has the meaning set forth in Section 5.1(d).

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

“Environmental Laws” means all Laws, including the common law, relating to the protection of the environment, environmentally sensitive areas or protected species, health and safety (including worker health and safety), and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, investigation, remediation or Release of or exposure to Materials of Environmental Concern including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, consents, registrations, and other authorizations required under applicable Environmental Laws.

“Equity Interests” means all Shares, Company Restricted Shares and Options (whether vested or unvested).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any entity means any other entity (whether or not incorporated) that, together with such the Company, would be treated as a single employer under Section 414 of the Code either currently or within the six (6) year period ending on the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Party” has the meaning set forth in Section 5.3(i).

“Excluded Shares” has the meaning set forth in Section 2.1(b).

“FCC” means the Federal Communications Commission.

“FCC Authorization” means any license, permit, lease or other authorization or consent issued by the FCC.

“FCC Rules” means Title 47 of the Code of Federal Regulations, as amended, FCC policies and published decisions.

“FCC Transfer Application” has the meaning set forth in Section 6.3(e).

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“Final Order” means an Order (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) in relation to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review or reconsideration (collectively, an “Appeal”) is pending or has been granted; and (iii) as to which the prescribed time for filing an Appeal, and for the entry of orders staying, reconsidering, or reviewing on the applicable Governmental Entity’s own motion has expired.

“Financial Statements” has the meaning set forth in Section 3.4(g).

“Financing Information” means, as of any date: (i) such financial statements, financial data and other pertinent information regarding the Company and its Subsidiaries of the type required by Regulation S-X and Regulation S-K under the Securities Act (including pro forma financial information, provided that it is understood that assumptions underlying the pro forma adjustments to be made are the responsibility of Parent) for registered offerings of non-convertible debt securities, to the extent the same is of the type and form required to be or customarily included in private placements under Rule 144A under the Securities Act to consummate the offering of secured or unsecured senior notes and/or senior subordinated notes and of the type and form customarily included in offering documents used to syndicate credit facilities of the type to be included in the Debt Financing, made on any date during the relevant period and specified in writing by Parent to the Company not later than 45 days after the date hereof; (ii) such other information and data as are otherwise necessary in order to receive customary “comfort” letters with respect to the financial statements and data referred to in clause (i) of this definition (including “negative assurance” comfort) from the independent auditors of the Company and its Subsidiaries on any date during the relevant period; (iii) due diligence information (including, subject to the receipt of customary non-reliance letters, reports prepared by third parties) requested by the financing sources in connection with the Marketing Material; (iv) information relating to the compliance by the Company and its subsidiaries with all applicable government laws and regulations; (v) appraisals of the Company; and (vi) such other information relating to the Company as is reasonably requested in connection with the Debt Financing.

“Former Employees” means those Persons previously employed by the Company or any of its Subsidiaries, but no longer employed by the Company or any of its Subsidiaries immediately prior to the Closing.

“GAAP” has the meaning set forth in Section 3.4(g).

“Governmental Entity” has the meaning set forth in Section 3.3(b).

“Governmental Permits” has the meaning set forth in Section 3.8(b).

“Grant Date” has the meaning set forth in Section 3.4(g).

“Hazardous Materials” means: (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is deemed hazardous or toxic under any Law, or that is regulated because of its effect or potential effect on human health (through exposure to such materials in the environment) or the environment; and (ii) any petroleum or petroleum-derived products or any fraction thereof, radon, radioactive materials or wastes, asbestos in any form that is or is capable of becoming friable, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

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“HSR Act” has the meaning set forth in Section 3.3(b).

“Immediate Family” means, with respect to any specified individual, such individual’s spouse, parents, children, and siblings, or any other relative of such individual that shares such individual’s home.

“Indebtedness” shall mean, with respect to the Company and its Subsidiaries, (i) any liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to GAAP, (iv) obligations for amounts drawn and outstanding under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business, (vi) all guaranties and other contingent obligations in respect of liabilities for borrowed money of others and similar commitments relating to any of the foregoing items, (vii) any performance bonds, and (viii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

“Indemnified Parties” has the meaning set forth in Section 6.7(a).

“Independent Contractor” means any individual or consultant who is performing services for the Company or its Subsidiaries, but is not classified as an Employee.

“Intellectual Property” means United States or foreign intellectual property, including (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations thereof, (ii) trademarks, service marks, Internet domain names and trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, and (iv) patentable inventions and discoveries, trade secrets, confidential information and know-how.

“IRS” has the meaning set forth in Section 3.13(b).

“Jefferies” means Jefferies Group LLC.

“Jefferies Finance” means Jefferies Finance LLC.

“Knowledge” means or has reference to, respectively, the actual knowledge after reasonable inquiry of the executive officers (as defined in Rule 3b-7 of the Exchange Act) of the Company or Parent, as the case may be, and, in each case, with regard to matters covered or qualified by knowledge.

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“Law” means any law, statute, code, ordinance, proclamation, regulation or rule of any Governmental Entity.

“Lease” means all leases, subleases and other agreements together with all amendments, extensions and renewals thereof under which the Company or any of its Subsidiary leases, uses or occupies, or has the right to use or occupy, any real or personal property.

“Leased Personal Property” has the meaning set forth in Section 3.14(c).

“Leased Real Property” has the meaning set forth in Section 3.14(b).

“Marketing Material” means each of the following: (a) customary bank books, information memoranda and other information packages regarding the Merger and the Company, including all information relating to the Transactions; (b) a customary “road show presentation” and a preliminary and final prospectus, pricing term sheet, offering memorandum or private placement memorandum that is suitable for use in a customary “high-yield road show,” which prospectus, offering memorandum or private placement memorandum will be in a form that will enable the independent registered public accountants of the Company to render a customary “comfort letter” (including customary “negative assurances”) dated the date of each offering document with respect to the financial statements of the Company and its Subsidiaries included in any Marketing Material used in connection with any transaction in connection with the Debt Financing; and (c) all other marketing material contemplated by the Commitment Letter or reasonably requested by the Parent or Jefferies or Jefferies Finance in connection with the syndication or other marketing of the Debt Financing.

“Material Contract” has the meaning set forth in Section 3.9(a).

“Materials of Environmental Concern” means any material regulated under Law because of its effect or potential effect on human health or the environment, including any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“MBCA” has the meaning set forth in the Recitals.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement, dated as of March 25, 2013, by and among the DIRECTV Group, Inc., the Company and Parent.

“Notice Period” has the meaning set forth in Section 5.3(g).

“Option” has the meaning set forth in Section 2.3(b).

“Option Consideration” has the meaning set forth in Section 2.3(b).

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“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Entity.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” means any real estate owned in fee by the Company or any of its Subsidiaries, together with all buildings, structures, fixtures and improvements thereon and all of the Company’s and its Subsidiaries’ rights thereto, including without limitation, all easements, rights of way and appurtenances relating thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Letter” has the meaning set forth in Section 4.3.

“Parent Material Adverse Effect” means a Change that, individually or in the aggregate with any other Change or Changes is or is reasonably expected to be materially adverse to the ability of Parent or Merger Sub to perform its obligations under, or to consummate the Transactions on a timely basis; provided, however, that no Change, to the extent resulting from any of the following events, changes, effects, developments, conditions or occurrences, shall constitute or be taken into account in determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect, except, in the cases set forth below, to the extent that any such event, change, effect, development, condition or occurrence has a disproportionately adverse effect on Parent or any of its Subsidiaries (including, without limitation, Merger Sub) as compared to other participants in Parent’s or its Subsidiaries’ industry or industries:

(x) changes in the economy or financial markets generally in the United States including, without limitation, any such changes that are the result of non-domestic acts of war or terrorism (but not including any changes that are the result of domestic acts of war or terrorism);

(y) general changes or developments in any industry in which Parent and its Subsidiaries operate; or

(z) changes in any Law or GAAP or interpretation thereof after the date hereof.

“Parent Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA but excluding any “multiemployer plan”) and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by Parent or Merger Sub or, after the Effective Time, the Surviving Corporation.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Payment Fund” has the meaning set forth in Section 2.2(a).

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“Per Share Class A Liquidation Payment” means an amount equal to $10.50 plus any accrued and unpaid dividends accrued through the Closing Date due under that certain Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock of the Company, less applicable Taxes, if any, required to be withheld with respect to such payment, without interest.

“Per Share Class C Liquidation Payment” means an amount equal to $10.00 plus any accrued and unpaid dividends accrued through the Closing Date due under that certain Certificate of Designation of the Relative Rights, Restrictions and Preferences of 10% Class C Cumulative Convertible Stock of the Company, less applicable Taxes, if any, required to be withheld with respect to such payment, without interest.

“Per Share Class F Liquidation Payment” means an amount equal to $10.00 plus any accrued and unpaid dividends accrued through the Closing Date due under that certain Certificate of Designation of the Relative Rights, Restrictions and Preferences of 10% Class F Convertible Preferred Stock of the Company, less applicable Taxes, if any, required to be withheld with respect to such payment, without interest.

“Permitted Encumbrances” means: (i) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which reserves have been established on the most recent financial statements included in the Company SEC Documents; (ii) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business; (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (iv) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances imposed upon the Company arising or incurred in the ordinary course of business; (v) Encumbrances that relate to the purchase price owed on vehicles used by the Company in the ordinary course of Company Business; (vi) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws; (vii) other imperfections or irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property; (viii) utility easements for electricity, gas, water, sanitary sewer, surface water drainage or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site; (ix) any utility company rights, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites; (x) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway; (provided, however, that in the case of clauses (vi) through (x), none of the foregoing, individually or in the aggregate, materially impairs the use, value or operations of the affected property or materially interferes with the conduct of the Company Business); and (x) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof to the extent the underlying obligation to such lessor is not in default or delinquent.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

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“Plan of Merger” has the meaning set forth in the Recitals.

“Preferred Liquidation Consideration” has the meaning set forth in Section 2.1(d).

“Preferred Shares” means all shares of preferred stock of the Company.

“Proxy Statement” has the meaning set forth in Section 3.10.

“Related Persons” has the meaning set forth in Section 8.3(d).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping, or disposing.

“Representatives” has the meaning set forth in Section 5.3(a).

“Restraints” has the meaning set forth in Section 7.1(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Approval” has the meaning set forth in Section 3.2(a).

“Shares” means all Common Shares and Preferred Shares.

“Site” means real properties currently or previously owned, leased, occupied or operated by: (i) the Company or any of its Subsidiaries, (ii) any predecessors of the Company or any of its Subsidiaries, or (iii) any entities previously owned by the Company or any of its Subsidiaries, in each case, including all soil, subsoil, surface waters and groundwater thereat.

“Solicitation End Time” has the meaning set forth in Section 5.3(a).

“Special Committee” has the meaning set forth in the Recitals.

“Special Meeting” has the meaning set forth in Section 6.2.

“Subsidiary” means, with respect to any party, any foreign or domestic corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of such party’s Subsidiaries, or by such party and one or more of its Subsidiaries.

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“Subsidiary Charter Documents” means the articles or certificate of incorporation and bylaws (or comparable governing documents) of the relevant Subsidiary of the Company, in each case, as amended to date.

“Superior Proposal” has the meaning set forth in Section 5.3(h).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” or “Taxes” means any and all (a) federal, state, local and foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, escheat, or any other like assessment or charge in the nature of a tax of any kind whatsoever (whether imposed directly or through withholding), (b) interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity, whether disputed or not, and (c) liability in respect of any items described in clauses (a) or (b) payable under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, assumption, operation of Law or otherwise.

“Tax Return” or “Tax Returns” means any and all reports, returns, or similar statements to be filed with respect to any Tax, including, without limitation, declarations, elections, claims for refund, schedules, forms and information returns, any schedules or attachments thereto, and any amended tax return or declaration of estimated Tax and any affiliated, consolidated, combined, unitary or similar return, related to any Taxes.

“Termination Fee” has the meaning set forth in Section 8.3(b).

“Third Party” means any Person, other than Parent or any of its Affiliates.

“Transactions” has the meaning set forth in the Recitals.

“Uncertificated Shares” has the meaning set forth in Section 2.1(e).

“Valid Transfer” has the meaning set forth in Section 2.2(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant Termination Agreement” has the meaning set forth in Section 2.3(f).

Section 10.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The phrases “the date of this Agreement,” “the date hereof” and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

A-71

Section 10.3 Company Disclosure Letter. Notwithstanding anything to the contrary contained in the Company Disclosure Letter or in this Agreement, the information and disclosures contained in any Section of the Company Disclosure Letter shall be deemed to be disclosed and incorporated by reference in any other Section of the Company Disclosure Letter as though fully set forth in such Company Disclosure Letter for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Section of the Company Disclosure Letter (a) shall not be construed to mean that such information is required to be disclosed by this Agreement, (b) shall not be construed as or constitute an admission, evidence or agreement that a violation, right of termination, default, non-compliance, liability or other obligation of any kind exists with respect to any item, (c) with respect to the enforceability of Contracts with third-parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third-parties, or similar matters or statements, is intended only to allocate rights and risks among the parties to this Agreement and is not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any party by any Person who is not a party, or give rise to any claim or benefit to any entity or person who is not a party; and (d) does not waive any attorney-client privilege associated with such item or information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. Unless the context otherwise requires (for example, a Section of the Company Disclosure Letter corresponds to a representation and warranty that requires disclosure of information that is “material” or that could reasonably be expected to constitute a “Company Material Adverse Effect”), such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Company Material Adverse Effect” or other similar terms in this Agreement. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Letter is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties hereto as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter is or is not material for purposes of this Agreement.

[Remainder of Page Intentionally Left Blank.]

[Signatures on Following Page.]

A-72

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

MULTIBAND CORPORATION,
a Minnesota corporation

By:	/s/ James L. Mandel
Name:	James L. Mandel
Title:	Chief Executive Officer

GOODMAN NETWORKS INCORPORATED,
a Texas corporation

By:	/s/ John A. Goodman
Name:	John A. Goodman
Title:	Executive Chairman

MANATEE MERGER SUB CORPORATION,
a Minnesota corporation

By:	/s/ John A. Goodman
Name:	John A. Goodman
Title:	Executive Chairman

Signature Page to Agreement and Plan of Merger

Annex B

OPINION OF CRAIG-HALLUM CAPITAL GROUP, LLC

B-1

May 21, 2013

Personal and Confidential

Special Committee of the Board of Directors

Multiband Corporation

5605 Green Circle Drive

Minnetonka, MN 55343

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Multiband Corporation (the “Company”) of the Merger Consideration (as defined below) to be received for such holders’ shares of common stock (other than as to Dissenting Shares or Excluded Shares) pursuant to the Agreement and Plan of Merger (the “Agreement”), to be entered into among the Company, Goodman Networks Incorporated (“Parent”), and Manatee Merger Sub Corporation (the “Merger Sub”), a wholly owned subsidiary of Parent.  The Agreement provides for the merger (the “Merger”) of the Merger Sub with and into the Company pursuant to which, among other things, each share of common stock of the Company, other than Dissenting Shares and Excluded Shares, will be converted into the right to receive $3.25 in cash (the “Merger Consideration”).  The terms and conditions of the Merger are more fully set forth in the Agreement.  Capitalized terms not otherwise defined will have the same meaning as in the Agreement.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes.  We were retained to act as financial advisor to the Company with respect to the Merger and we will receive a contingent fee from the Company upon either the consummation of the Merger or receipt by the Company of a break-up fee in association with termination of the Agreement. We will also receive a fee for issuing this opinion, which is not contingent upon consummation of the Merger. Further the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement.  In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.  We also make a market in Company common stock and provide research coverage on Company common stock.  We have performed financial services for the Company in the past and have received customary fees and expense reimbursements for such services. Specifically, during the two years preceding the date of this opinion, we were engaged to serve as the sole book-running manager on the Company’s $39 million underwritten follow-on equity offering in May 2011. In addition, we received a fee in conjunction with Sapphire Financial’s placement of Company debt in March 2013.

B-2

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed the financial terms of the draft of the Agreement dated May 20, 2013; (ii) reviewed certain business, financial and other information and data with respect to the Company publicly available or made available to us from internal records of the Company; (iii) reviewed certain internal financial projections for the Company on a stand-alone basis prepared for financial planning purposes and furnished to us by management of the Company, including but not limited to forecasts prepared by management of future utilization of the Company’s net operating losses; (v) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company; (vi) reviewed the reported prices and trading activity of Company common stock and similar information for certain other companies deemed by us to be comparable to the Company; (vii) compared the financial performance of the Company with that of certain other publicly traded companies deemed by us to be comparable to the Company; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (ix) performed a discounted cash flows analysis for the Company on a stand-alone basis; and (x) reviewed the premiums paid, to the extent publicly available, of selected merger transactions.  In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

In conducting our review and in rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with us, reviewed by us, provided to us or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information.  We have further relied upon the assurances of the Company’s management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.  We have assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us.  Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Company is not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Merger.  With respect to financial forecasts, estimates of net operating loss tax benefits and other estimates and forward-looking information relating to the Company and the Merger reviewed by us, we have assumed that such information reflects the best currently available estimates and judgments of the Company’s management.  We express no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of the Company or the assumptions on which they were based.

We have assumed that the final form of the Agreement will be substantially similar to the draft, dated May 20, 2013, reviewed by us, without modification of material terms or conditions.  We have assumed that the representations and warranties contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder.  In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or alter the terms of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or concerning the solvency or appraised or fair value of the Company, and have not been furnished with any such appraisals or valuations, and we have made no physical inspection of the property or assets of the Company.  We express no opinion regarding the liquidation value of any entity.  The analyses we performed in connection with this opinion were going concern analyses of an entity.  We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of an entity, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses.

B-3

We have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unasserted claims or other contingent liabilities, to which either the Company or its affiliates is a party or may be subject and at the Company’s direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters.  No company or transaction used in any analysis for purposes of comparison is identical to the Company or the Merger.  Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies.

This opinion is necessarily based upon the information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.  We are not expressing any opinion herein as to the price at which shares of common stock of the Company have traded or such stock may trade following announcement of the Merger or at any future time.  We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is furnished pursuant to our engagement letter dated December 26, 2012.  This opinion is directed to the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger.  This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.  Notwithstanding the foregoing, the Board of Directors of the Company is authorized to rely upon this opinion.  Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.  This opinion has been approved by the Craig-Hallum fairness opinion committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of common stock of the Company of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger.  We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, Parent’s ability to fund the Merger Consideration or any solvency or fraudulent conveyance consideration relating to the Merger.  We express no opinion as to whether any alternative transaction might produce consideration for the Company’s shareholders in excess of the amount contemplated in the Merger.  We express no opinion as to the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage.  We express no opinion as to the amount, nature or fairness of the consideration or compensation to be received in or as a result of the Merger by preferred stock holders, warrant holders, option holders, officers, directors or employees of the Company, or any other class of such persons, or relative to or in comparison with the Merger Consideration to be received by the holders of common stock of the Company for their common shares.

B-4

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of common stock of the Company for their shares of common stock (other than as to Dissenting Shares or Excluded Shares) is fair, from a financial point of view, to such holders.

Sincerely,

Craig-Hallum Capital Group, LLC

B-5

Annex C

DISSENTERS’ RIGHTS

Extracts of Minnesota Statutes Regarding Dissenters’ Rights

302A.471 Rights of dissenting shareholders.

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a)                 unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1)                 alters or abolishes a preferential right of the shares;

(2)                 creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3)                 alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4)                 excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5)                 eliminates the right to obtain payment under this subdivision;

(b)                 a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c)                 a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d)                 a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e)                 a plan of conversion adopted by the corporation; or

(f)                  any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

C-1

(b)                 A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b)                 If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.

(c)                 Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

(1)                 The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.

(2)                 The applicability of clause (1) is determined as of:

(i)                   the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii)                 the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3)                 Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 Procedures for asserting dissenters’ rights.

Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

C-2

(b)                 “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c)                 “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d)                 “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

(1)                 the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2)                 any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3)                 a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4)                 a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b)                 In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1)                 the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

C-3

(2)                 an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3)                 a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b)                 The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c)                 If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b)                 If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

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(c)                 The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

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Form of Proxy Card

PRELIMINARY COPY – SUBJECT TO COMPLETION

PROXY

MULTIBAND CORPORATION

5605 Green Circle Drive

Minnetonka, MN 55343

SPECIAL MEETING OF SHAREHOLDERS

[ ], 2013

THIS PROXY IS SOLICITED ON BEHALF OF MULTIBAND CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby appoints James L. Mandel and Steven M. Bell proxies for the undersigned, each with power to appoint his substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of common stock of the undersigned held of record by the undersigned on [ ], at the Special Meeting of Shareholders of the Company to be held on [ ], at 9:00 a.m. local time at the Company’s headquarters, 5605 Green Circle Drive, Minnetonka, MN 55343, or at any adjournments or postponements thereof, with all the power the undersigned would possess if personally present at the Special Meeting of Shareholders, with respect to the matters set forth on the reverse side, as more fully described in the proxy statement received by the undersigned shareholder.

Your shares will be voted as directed on this proxy. If this card is signed and no direction is given for any item, it will be voted in favor of all items.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The following are available for view on the Internet at http://www.multibandusa.com/home/investorRelations.asp

•	Proxy Statement for the Special Meeting of Shareholders, including Form of Proxy	•	Annual Report to Shareholders, including Form 10-K, for the year ended December 31, 2012

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET.

You can vote in one of two ways:

1. Via the Internet at www.vote.corporatestock.com and follow the instructions.

or

2. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

An Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that Internet votes must be made prior to [ ], [Central Time], on [ ]. It is not necessary to return this proxy if you vote by internet.

Please note that the last vote received in accordance with the instructions contained in this proxy card, whether by Internet or mail, will be the vote counted.

☑.	Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in favor of all proposals.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3:

1.	Merger Proposal. To consider and vote upon a proposal to approve the merger and adopt the Agreement and Plan of Merger, dated as of May 21, 2013, by and among the Company, Goodman Networks Incorporated, and Manatee Merger Sub Corporation, a wholly-owned subsidiary of Goodman Networks Incorporated.

☐	FOR

☐	AGAINST

☐	ABSTAIN

_______________________________________________

2.	Advisory Vote on Golden Parachute Compensation. To cast a nonbinding advisory vote to approve the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the merger.

☐	FOR

☐	AGAINST

☐	ABSTAIN

________________________________________________

3.	Adjournment Proposal. To consider and vote upon a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to approve the merger and adopt the Merger Agreement.

☐	FOR

☐	AGAINST

☐	ABSTAIN

Please date and sign your Proxy on the reverse side and return it promptly.

In their discretion, the persons you name as proxies are authorized to vote upon such other matters of which Multiband Corporation does not have advance notice that may properly come before the special meeting and any and all postponements, recesses or adjournments thereof, and upon matters incidental to the conduct of the special meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT, “FOR” THE NON-BINDING ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY MUST BE EXECUTED FOR YOUR VOTE TO BE COUNTED.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND HEREBY REVOKES ALL PRIOR PROXIES WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

Signature of Shareholder

Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.